Exhibit 33

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 10, 2014 (this “Amendment”), is entered into by and among BEAZER HOMES USA, INC., a Delaware corporation (together with its successors and assigns, the “Borrower”), the Lenders and Issuers party hereto, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, acting through one or more of its branches or affiliates, as agent (in such capacity and together with its successors, the “Agent”), and the other parties signatory hereto.
W I T N E S S E T H :
WHEREAS, the Borrower has entered into that certain Second Amended and Restated Credit Agreement, dated as of September 24, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”; the Credit Agreement as amended by this Amendment is hereinafter referred to as the “Amended Credit Agreement”), among the Borrower, the Lenders party thereto, the Agent and the other agents and parties party thereto from time to time;
WHEREAS, pursuant to the Credit Agreement, the Lenders have extended credit to the Borrower on the terms and conditions set forth therein;
WHEREAS, the Borrower has requested certain amendments to the Credit Agreement as set forth below, including, without limitation, changes to certain covenants (and related defined terms) contained therein;
WHEREAS, subject to satisfaction of the conditions set forth in Section 3.1 of this Amendment, each Lender and Issuer that executes and delivers a signature page to this Amendment as an “Extending Lender” (each an “Extending Lender”) and/or “Extending Issuer” (each an “Extending Issuer”) will have agreed, upon the First Amendment Effective Date, to extend the Termination Date with respect to its Commitments to September 24, 2016 and to the other terms of this Amendment, in each case, as further set forth herein;
WHEREAS, certain Lenders and Issuers have agreed with the Borrower to have their respective Commitment reduced or increased (such Lenders, the “Modified Commitment Lenders” and such Issuers, the “Modified Commitment Issuers”), in each case, as further described in Section 2.2 hereof;
WHEREAS, to the extent a Lender and/or Issuer has executed and delivered a signature page to this Amendment as a “Modified Commitment Lender” and/or a “Modified Commitment Issuer” but not also as an “Extending Lender” and/or “Extending Issuer”, as the case may be, such Modified Commitment Lender and/or Modified Commitment Issuer will have agreed, upon the First Amendment Effective Date, solely to the provisions of Section 2.2 hereof and, for the avoidance of doubt, will not have agreed (or be deemed to have agreed) to extend the Termination Date with respect to its Commitment; and
WHEREAS, the Borrower and the Required Lenders have agreed to amend certain provisions of the Credit Agreement on the terms and conditions contained herein.
NOW, THEREFORE, it is agreed as follows:
ARTICLE 1

Definitions

Section 1.1     Defined Terms. Terms defined in the Credit Agreement and used herein shall have the meanings assigned to such terms in the Credit Agreement, unless otherwise defined herein or the context otherwise requires.

ARTICLE 2

Amendments

The Credit Agreement is hereby amended as set forth in this Article 2.

Section 2.1     Amended Credit Agreement. The Credit Agreement is hereby amended and modified in its entirety from and after the First Amendment Effective Date as reflected in the Amended Credit Agreement attached hereto as Annex I. Any provision of the Credit Agreement which is different from that set forth in the Amended Credit Agreement from and after the First Amendment Effective Date shall be superseded in all respects by the provisions of the Amended Credit Agreement.
Section 2.2     Modified Commitments; Credit Agreement Schedule. The Commitment of (i) Credit Suisse AG, Cayman Islands Branch, as a Lender and an Issuer, is hereby increased by $5,000,000, (ii) Goldman Sachs Lending Partners LLC, as a Lender, and Goldman Sachs Bank USA, as an Issuer, is hereby increased by $5,000,000 and (iii) UBS AG, Stamford Branch, as a Lender and an Issuer, is hereby reduced by $10,000,000. The Credit Agreement is hereby amended by amending and restating Schedule I thereto in the form of Schedule II to this Amendment in order to reflect the foregoing reduction and increases in Commitments.
Section 2.3     Credit Agreement Schedule. The Credit Agreement is hereby amended by amending and restating Schedule II thereto in the form of Schedule III to this Amendment.
ARTICLE 3

Miscellaneous

Section 3.1     Conditions to Effectiveness. This Amendment shall become effective as of the date (the “First Amendment Effective Date”) on which:
(a)    Amendment. The Agent shall have received duly executed and delivered counterparts of this Amendment no later than 5:00 p.m. (New York time) on November 10, 2014 that, when taken together, bear the signatures of the Borrower, the Required Lenders and the Modified Commitment Lenders;
(b)    Secretary Certificate of the Borrower. The Agent shall have received a certificate of the Secretary of the Borrower certifying (A) the names and true signatures of each officer of the Borrower who has been authorized to execute and deliver this Amendment and any other Loan Document or other document required to be executed and delivered by or on behalf of the Borrower under this Amendment, (B) that the attached copies of the certificate of incorporation of the Borrower (which has been certified as of a recent date by the Secretary of State of Delaware) and the bylaws of the Borrower, have not been amended except as set forth therein and remain in full force and effect and (C) the attached copy of resolutions of the Board of Directors of the Borrower approving and authorizing the execution, delivery and performance of this Amendment and any other Loan Document or other document required to be executed and delivered on behalf of the Borrower under this Amendment;
(c)    Good Standing Certificates of the Borrower. The Agent shall have received a recently dated certificate of good standing for the Borrower issued by the Secretary of State of Delaware;
(d)    Opinions of Counsel. The Agent shall have received, on behalf of itself, the Lenders and the Issuers, the favorable written opinions of (A) King & Spalding LLP, counsel for the Borrower and for certain of the Guarantors and (B) the local counsel listed on Annex II hereto, in each case (w) dated on the First Amendment Effective Date, (x) addressed to the Agent, the Lenders and the Issuers, (y) in form and substance reasonably satisfactory

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to the Agent, and (z) covering such matters relating to this Amendment and the transactions contemplated hereby as the Agent shall reasonably request, and the Borrower and the applicable Guarantors hereby request such counsel to deliver such opinions;
(e)    No Default. On the date hereof and on the First Amendment Effective Date (both before and after giving effect to this Amendment), no Default or Event of Default shall have occurred and be continuing;
(f)    Accuracy of Representations and Warranties. Each of the representations and warranties set forth in Article IV of the Credit Agreement, each other Loan Document and Section 3.3 of this Amendment shall be correct in all material respects on and as of the First Amendment Effective Date as though made on and as of such date, except to the extent that any such representations and warranties are stated to relate solely to an earlier date, in which case such representations and warranties are correct in all material respects as of such earlier date, provided that in each case, any representations and warranties that are qualified as to “materiality” or “material adverse effect” are true and correct in all respects;
(g)    Acknowledgment and Confirmation. The Agent shall have received the Acknowledgment and Confirmation, substantially in the form of Exhibit A hereto (the “Acknowledgement”), dated as of the First Amendment Effective Date, executed and delivered by an authorized officer or other authorized signatory of each Guarantor; and
(h)    Effectiveness Fee and Expenses. The Borrower shall have paid to the Agent on the First Amendment Effective Date all reasonable and documented fees, out-of-pocket costs and expenses of the Agent incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees, charges and disbursements of Latham & Watkins LLP, counsel for the Agent.
Section 3.2    Conditions Subsequent. The Borrower will, and will cause each other Loan Party to, satisfy the requirements set forth on Schedule I to this Amendment on or before the date specified for such requirement (or such later date as agreed to by the Agent in its sole discretion). The failure by the Borrower to complete, or cause to be completed, any such item within the applicable time period for such item set forth on Schedule I to this Amendment (including any extension of any such time period as contemplated hereby) shall constitute an Event of Default if such failure shall continue for a period of thirty (30) consecutive days after delivery of written notice thereof from the Agent to the Borrower.

Section 3.3    Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to each of the Agent and the Lenders that:

(a)     Each of the representations and warranties set forth in Article IV of the Credit Agreement and in each other Loan Document are correct in all material respects on and as of the First Amendment Effective Date as though made on and as of such date, except to the extent that any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty is correct in all material respects as of such earlier date, provided that in each case, any representation or warranty that is qualified as to “materiality” or “material adverse effect” is true and correct in all respects;

(b)     As of the date hereof, the Borrower has the corporate power and authority, and the legal right, to enter into and perform this Amendment. The execution, delivery and performance of this Amendment have been duly authorized by all necessary corporate action on the part of such party. The execution and delivery by such party of this Amendment, and performance by such party of the Credit Agreement as amended hereby, will not (a) contravene such corporation’s charter or bylaws, (b) violate, in any material respect, any provision of any law, rule, regulation (including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System) order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to such party, (c) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease, or instrument to which such corporation is a party or by which it or its properties may be bound or affected, (d) result in, or require, the creation or imposition of any Lien, upon or with respect to any of the

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properties now owned or hereafter acquired by such corporation, other than Liens securing the Obligations; or (e) cause such corporation, partnership or limited liability company to be in default, in any material respect, under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award or any such indenture, agreement, lease or instrument. This Amendment constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors’ rights generally;

(c)     The Acknowledgement, when executed and delivered by each Guarantor party thereto, will constitute a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors’ rights generally;

(d)    On the date hereof and on the First Amendment Effective Date (both before and after giving effect to this Amendment), no Default or Event of Default has occurred and is continuing; and

Section 3.4    Severability.    In the event any one or more of the provisions contained in this Amendment should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 3.5     Continuing Effect; No Other Waivers or Amendments.
(a)    This Amendment shall not constitute an amendment to or waiver of any provision of the Credit Agreement and the other Loan Documents except as expressly stated herein and shall not be construed as a consent to any action on the part of the Borrower or any other Subsidiary that would require an amendment, waiver or consent of the Agent or the Lenders except as expressly stated herein. Except as expressly amended or waived hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with their terms.
(b)    The parties hereto acknowledge and agree that (i) this Amendment and any other Loan Documents executed and delivered in connection herewith do not constitute a novation, or termination of the “Obligations” (as defined in the Loan Documents) under the Credit Agreement as in effect prior to the First Amendment Effective Date; (ii) such “Obligations” are in all respects continuing (as amended hereby) with only the terms thereof being modified to the extent provided in this Amendment; and (iii) the Liens and security interests as granted under the Loan Documents securing payment of such “Obligations” are in all such respects continuing in full force and effect and secure the payments of the “Obligations”.

(c)    On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, shall mean and be a reference to the Credit Agreement as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument. This Amendment shall be a Loan Document for all purposes under the Credit Agreement.

(d)    For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of this Amendment, the Borrower and the Agent shall treat (and the Lenders hereby authorize the Agent to treat) the Amended Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i) or 1.471‑2T(b)(2)(i).

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Section 3.6    Counterparts. This Amendment may be executed in any number of counterparts and by the different parties to this Amendment in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Amendment. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic image shall be effective as delivery of a manually executed counterpart of this Amendment.
Section 3.7     GOVERNING LAW.    THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

BEAZER HOMES USA, INC.

By:    /s/ Robert L. Salomon
Name: Robert L. Salomon
Title: Executive Vice President and Chief Financial Officer

[Signature page to First Amendment to Second Amended and Restated Credit Agreement (Beazer Homes)]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Agent

By:    /s/ Bill O’Daly
Name: Bill O’Daly
Title: Authorized Signatory

By:    /s/ D. Andrew Maletta
Name: D. Andrew Maletta
Title: Authorized Signatory

[Signature page to First Amendment to Second Amended and Restated Credit Agreement (Beazer Homes)]

LENDER AND ISSUER:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as an Extending Lender, an Extending Issuer, a Modified Commitment Lender and a Modified Commitment Issuer

By:    /s/ Bill O’Daly
Name: Bill O’Daly
Title: Authorized Signatory

By:    /s/ D. Andrew Maletta
Name: D. Andrew Maletta
Title: Authorized Signatory

[Signature page to First Amendment to Second Amended and Restated Credit Agreement (Beazer Homes)]

LENDER AND ISSUER:

DEUTSCHE BANK AG NEW YORK BRANCH, as an Extending Lender and an Extending Issuer

By:    /s/ Lisa Wong____________________________
Name: Lisa Wong
Title: Vice President

By:    /s/ Dusan Lazarov________________________
Name: Dusan Lazarov
Title: Director

[Signature page to First Amendment to Second Amended and Restated Credit Agreement (Beazer Homes)]

LENDER AND ISSUER:

UBS AG, STAMFORD BRANCH, as a Modified Commitment Lender and a Modified Commitment Issuer

By:    /s/ Lana Gifas___________________________
Name: Lana Gifas
Title: Director, Banking Products Services, US

By:    /s/ Jennifer Anderson______________________
Name: Jennifer Anderson
Title: Associate Director, Banking Products Services, US

[Signature page to First Amendment to Second Amended and Restated Credit Agreement (Beazer Homes)]

LENDER AND ISSUER:

GOLDMAN SACHS LENDING PARTNERS LLC, as an Extending Lender and a Modified Commitment Lender

By:    /s/ Rebecca Kratz_________________________
Name: Rebecca Kratz
Title: Authorized Signatory

GOLDMAN SACHS BANK USA, as an Extending Issuer and a Modified Commitment Issuer

By:    /s/ Rebecca Kratz_________________________
Name: Rebecca Kratz
Title: Authorized Signatory

[Signature page to First Amendment to Second Amended and Restated Credit Agreement (Beazer Homes)]

EXHIBIT A
TO AMENDMENT
FORM OF ACKNOWLEDGMENT AND CONFIRMATION
1.    Reference is made to the First Amendment to Second Amended and Restated Credit Agreement, dated as of November 10, 2014 (the “Amendment”), by and among the Borrower, the Agent and the Lenders party thereto. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Amendment or the Credit Agreement referenced in the Amendment, as the case may be.
2.    Each of the undersigned hereby (a) acknowledges receipt of a copy of the Amendment and (b) consents to and approves the execution, delivery and performance of the Amendment and the performance of the Credit Agreement as amended by the Amendment.
3.    After giving effect to the Amendment and the amendments and modifications to the Loan Documents effectuated by the Amendment (collectively, the “Modifications”), each of the undersigned ratifies, reaffirms and agrees (i) that the Amendment and any other Loan Documents executed and delivered in connection therewith do not constitute a novation, or termination of the “Obligations” under and as defined in the Credit Agreement as in effect prior to the First Amendment Effective Date, (ii) that such “Obligations” are in all respects continuing (as amended thereby) with only the terms thereof being modified to the extent provided in the Amendment, (iii) to perform all of its obligations under each Loan Document to which it is a party (whether as original signatory thereto, by supplement thereto, by operation of law or otherwise), and (iv) that all such obligations remain in full force and effect.
4.    After giving effect to the Amendment and the Modifications effectuated thereby, each of the undersigned, with respect to each Loan Document to which it is a party (a) reaffirms and ratifies its unconditional guarantee of the full and punctual payment and performance of the Obligations as further set forth in the Guaranty, (b) reaffirms and ratifies the Liens and security interests granted by the undersigned under such Loan Document and (c) confirms and acknowledges that the Liens and security interests granted by the undersigned under such Loan Document remain in full force and effect and secure the payments of the “Obligations”.
5.    After giving effect to the Amendment and the Modifications effectuated thereby, each of the undersigned agrees that, from and after the First Amendment Effective Date, each reference to “the Credit Agreement” in the Loan Documents shall be deemed to be a reference to the Credit Agreement as amended by the Amendment.
6.    THIS ACKNOWLEDGMENT AND CONFIRMATION SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
7.    This Acknowledgment and Confirmation may be executed in any number of counterparts and by the different parties to this Acknowledgement and Confirmation in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Acknowledgement and Confirmation. Delivery of an executed counterpart of a signature page to this Acknowledgement and Confirmation by facsimile or other electronic image shall be effective as delivery of a manually executed counterpart of this Acknowledgement and Confirmation.

IN WITNESS WHEREOF, the parties hereto have caused this Acknowledgment and Confirmation to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
[_____________]

By:	________________________________________ Name: Title:

[_____________]

By:	________________________________________ Name: Title:

[_____________]

By:	________________________________________ Name: Title:

[_____________]

By:	________________________________________ Name: Title:

SCHEDULE I
TO AMENDMENT

1.    Promptly following the First Amendment Effective Date, and in no event later than thirty (30) days following the First Amendment Effective Date, the Borrower shall deliver a list to the Agent of all Mortgages delivered to the Agent under the Credit Agreement (such list to be substantially in the form of Exhibit A hereto, and to exclude those Mortgages previously released pursuant to provisions of the Credit Agreement), accompanied by an officer’s certificate certifying that such list is true, correct and complete in all material respects. Such certification shall be deemed a representation and warranty under the Credit Agreement for all purposes.

2.    Within ninety (90) days of the First Amendment Effective Date, the Borrower shall satisfy, or cause the satisfaction of, each of the following with respect to each Mortgage in the States of Georgia and South Carolina in each case to reflect the extension of the Termination Date as set forth in such Mortgage as required pursuant to the laws of such states:

(A)    the applicable Loan Party shall have executed and delivered to the Agent a modification to Mortgage in recordable form for the applicable jurisdiction in which the applicable Mortgaged Property is located and otherwise in form and substance reasonably acceptable to the Borrower and the Agent;
(B)    the Agent shall have received evidence that counterparts of the modifications to Mortgages previously recorded in the States of Georgia and South Carolina have been submitted to the appropriate offices of First American Title Insurance Company for recordation in the appropriate offices to ensure that the valid and perfected first priority Liens created by such Mortgages continue in full force and effect and evidence that all other actions that the Agent may reasonably deem necessary or desirable in order to ensure that the valid and perfected first priority Liens created by such Mortgages have been taken, subject only to Liens permitted under Section 6.01 of the Credit Agreement (provided that any Liens required by Section 6.01 of the Credit Agreement to be junior to the Liens securing the Facility are, in fact, junior to such Liens securing the Facility); and
(C)    the Agent shall have received a letter of opinion addressed to the Agent and the Lenders from counsel located in South Carolina and Georgia with respect to the adequacy of the form of the modifications of the Mortgages and such other matters as reasonably requested by the Agent.

SCHEDULE II
TO AMENDMENT

Schedule I

Lenders	Commitment Percentage	Commitment	Facility Letter of Credit Sublimit
Credit Suisse AG, Cayman Islands Branch	33.33333333%	$50,000,000	$50,000,000
Goldman Sachs Lending Partners LLC (with its Affiliate, Goldman Sachs Bank USA acting as Issuer)	33.33333333%	$50,000,000	$50,000,000
Deutsche Bank AG New York Branch	20%	$30,000,000	$30,000,000
UBS AG, Stamford Branch	13.33333334%	$20,000,000	$20,000,000
TOTAL	100%	$150,000,000	$150,000,000

SCHEDULE III
TO AMENDMENT

Schedule II

1.    Promptly following the Final Extension Effective Date, and in no event later than thirty (30) days following the Final Extension Effective Date, the Borrower shall deliver a list to the Agent of all Mortgages delivered to the Agent under this Agreement (such list to be substantially in the form of Exhibit A to Schedule I to the First Amendment, and to exclude those Mortgages previously released pursuant to provisions of this Agreement), accompanied by an officer’s certificate certifying that such list is true, correct and complete in all material respects as of such date. Such certification shall be deemed a representation and warranty under this Agreement for all purposes.

2.    Within ninety (90) days of the Final Extension Effective Date, the Borrower shall satisfy, or cause the satisfaction of, each of the following with respect to each Mortgage in the States of Georgia and South Carolina in each case to reflect the extension of the Termination Date as set forth in such Mortgage as required pursuant to the laws of such states:

(A)    the applicable Loan Party shall have executed and delivered to the Agent a modification to Mortgage in recordable form for the applicable jurisdiction in which the applicable Mortgaged Property is located and otherwise in form and substance reasonably acceptable to the Borrower and the Agent;
(B)    the Agent shall have received evidence that counterparts of the modifications to Mortgages previously recorded in the States of Georgia and South Carolina have been submitted to the appropriate offices of First American Title Insurance Company for recordation in the appropriate offices to ensure that the valid and perfected first priority Liens created by such Mortgages continue in full force and effect and evidence that all other actions that the Agent may reasonably deem necessary or desirable in order to ensure that the valid and perfected first priority Liens created by such Mortgages have been taken, subject only to Liens permitted under Section 6.01 of this Agreement (provided that any Liens required by Section 6.01 of this Agreement to be junior to the Liens securing the Facility are, in fact, junior to such Liens securing the Facility); and
(C)    the Agent shall have received a letter of opinion addressed to the Agent and the Lenders from counsel located in South Carolina and Georgia with respect to the adequacy of the form of the modifications of the Mortgages and such other matters as reasonably requested by the Agent.

ANNEX I
TO AMENDMENT

AMENDED CREDIT AGREEMENT

[see attached]

_______________________________________________

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of September 24, 2012
as amended as of November 10, 2014

BEAZER HOMES USA, INC.,
as Borrower,
THE LENDERS PARTY HERETO,
THE ISSUERS PARTY HERETO,
and
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Agent
_______________________________________________

CREDIT SUISSE SECURITIES (USA) LLC,
as Sole Lead Arranger
CREDIT SUISSE SECURITIES (USA) LLC,
GOLDMAN SACHS LENDING PARTNERS LLC,
DEUTSCHE BANK SECURITIES INC. and
UBS SECURITIES LLC,
as Joint Bookrunners
$150,000,000 SENIOR SECURED REVOLVING CREDIT FACILITY
_______________________________________________

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LIST OF SCHEDULES AND EXHIBITS

Schedule	Description
Schedule I	Commitments
Schedule II	Final Extended Termination Date / Mortgaged Property
Schedule III	Guarantors
Schedule IV	Mortgaged Property Conditions
Schedule 3.01(9)	Local Counsel
Schedule 4.07	Claims
Schedule 4.10	Subsidiaries of Borrower
Schedule 4.14	Environmental Matters
Schedule 6.01	Certain Outstanding Liens
Schedule 6.02	Certain Outstanding Debt

Exhibit	Description
Exhibit A-1	Form of Second Amended and Restated Guaranty
Exhibit A-2	Form of Second Amended and Restated Collateral Agreement
Exhibit B	Form of Note
Exhibit C	Form of Commitment and Acceptance
Exhibit D	Form of Certificate for Borrowings and Facility Letters of Credit
Exhibit E	Assignment Agreement
Exhibit F	Form of Financial Covenant Certificate
Exhibits G-1 to G-4	Form of Tax Compliance Certificates
Exhibit H	Form of Officer’s Certificate
Exhibit I	Form of Authorized Agent’s Letter

SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of September 24, 2012, as amended by the First Amendment to Credit Agreement dated as of November 10, 2014 (the “First Amendment”), among BEAZER HOMES USA, INC., a Delaware corporation (the “Borrower”), the Lenders that are signatories hereto, the Issuers that are signatories hereto and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, acting through one or more of its branches or affiliates, as Agent (the “Agent”) for the Lenders and the Issuers.
PRELIMINARY STATEMENTS
(1)    The Borrower entered into that certain Credit Agreement dated as of July 25, 2007, among the Borrower, the several lenders party thereto as lenders and as issuers, and Wachovia Bank, National Association, as agent (as amended, supplemented or otherwise modified prior to August 5, 2009, being hereinafter referred to as the “Original Credit Agreement”).
(2)    Pursuant to that certain Successor Agency and Amendment Agreement dated as of August 5, 2009 among Wachovia Bank, National Association, Citibank, N.A., the lenders and issuers under the Original Credit Agreement, the Borrower and the Guarantors (as hereinafter defined), Wachovia Bank, National Association resigned as agent under the Original Credit Agreement and Citibank, N.A. was appointed as successor agent (the “First Successor Agent”).
(3)    The Borrower, the lenders party thereto, the issuers party thereto and the First Successor Agent entered into an amendment and restatement of the Original Credit Agreement, dated as of August 5, 2009 (the “Amended and Restated Credit Agreement”), as modified by (i) the Extension and Amendment No. 1 dated as of August 2, 2010, by and between the Borrower and Citibank, N.A. and (ii) the Extension and Amendment No. 2 dated as of July 28, 2011, by and between the Borrower and Citibank, N.A and (iii) the Extension and Amendment No. 3 dated as of August 2, 2012, by and between the Borrower and Citibank, N.A. (the Amended and Restated Credit Agreement, as so modified, and as heretofore otherwise amended, supplemented or modified, being hereinafter referred to as the “Existing Credit Agreement”).
(4)    Pursuant to that certain Second Successor Agency and Amendment Agreement dated as of September 24, 2012 (the “Second Successor Agency and Amendment Agreement”) among Citibank, N.A., Credit Suisse AG, Cayman Islands Branch, the Borrower and the subsidiaries of the Borrower party thereto, the First Successor Agent resigned as agent under the Existing Credit Agreement and Credit Suisse AG, Cayman Islands Branch was appointed as successor agent thereunder.
(5)    The Borrower, the Lenders party thereto, the Issuers and the Agent desire to amend and restate the Existing Credit Agreement in the manner hereinafter set forth.
NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
Section 1.01    Defined Terms. As used in this Agreement, the following terms have the following meanings (terms defined in the singular shall have the same meaning when used in the plural and vice versa):
“ABR Loan” means a Loan which bears interest at the Alternate Base Rate.

“Acquired Debt” means Debt of any Person and its Subsidiaries existing at the time such Person became a Subsidiary of the Borrower (or such Person is merged with or into the Borrower or one of the Borrower’s Subsidiaries) or assumed in connection with the acquisition of assets from any such Person, including, without limitation, Debt Incurred in connection with, or in contemplation of (a) such Person being merged with or into or becoming a Subsidiary of the Borrower or one of its Subsidiaries (but excluding Debt of such Person which is extinguished, retired or repaid in connection with such Person being merged with or into or becoming a Subsidiary of the Borrower or one of its Subsidiaries) or (b) such acquisition of assets from any such Person.
“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement by which the Borrower or any of its Subsidiaries (i) acquires any going concern or all or substantially all of the assets of any Person or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes or by percentage of voting power) of the Common Equity of another Person.
“Adjusted Consolidated Tangible Net Worth” of the Borrower means Consolidated Tangible Net Worth plus the amount of any Mandatory Convertible Notes.
“Adjusted Indebtedness” of the Borrower means the “Indebtedness” (as defined in the Base Indenture 2012 (as in effect on the Closing Date)) of the Borrower and its Restricted Subsidiaries minus the amount of any Mandatory Convertible Notes; provided that solely for purposes of calculating the ratio of Adjusted Indebtedness to Adjusted Consolidated Tangible Net Worth pursuant to Section 6.02(13), Adjusted Indebtedness shall be determined as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered (or were required to be delivered) pursuant to Section 5.08(1) or (2); provided further that (i) with respect to any Debt Incurred, and remaining outstanding, after the last day of the most recently ended fiscal quarter, such Debt will be assumed to have been incurred as of the last day of the most recently ended fiscal quarter; (ii) with respect to Debt repaid (other than a repayment of revolving credit obligations repaid solely out of operating cash flows) after the last day of the most recently ended fiscal quarter, such Debt will be assumed to have been repaid on the last day of the most recently ended fiscal quarter; (iii) with respect to the Incurrence of any Acquired Debt after the last day of the most recently ended fiscal quarter, such Debt and any proceeds therefrom will be assumed to have been Incurred and applied as of the last day of the most recently ended fiscal quarter, and the results of operations of any Person and any Subsidiary of such Person that, in connection with or in contemplation of such Incurrence, becomes a Subsidiary of the Borrower or is merged with or into the Borrower or one of the Borrower’s Subsidiaries or whose assets are acquired, will be included, on a pro forma basis, in the calculation of the ratio of Adjusted Indebtedness to Adjusted Consolidated Tangible Net Worth pursuant to Section 6.02(13) as if such transaction had occurred on the last day of the most recently ended fiscal quarter; and (iv) with respect to any other transaction pursuant to which any Person becomes a Subsidiary of the Borrower or is merged with or into the Borrower or one of the Borrower’s Subsidiaries or pursuant to which any Person’s assets are acquired after the last day of the most recently ended fiscal quarter, such ratio of Adjusted Indebtedness to Adjusted Consolidated Tangible Net Worth pursuant to Section 6.02(13) shall be calculated on a pro forma basis as if such transaction had occurred on the last day of the most recently ended fiscal quarter, but only if such transaction would require a pro forma presentation in financial statements prepared pursuant to Rule 11-02 of Regulation S-X under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
“Adjusted LIBO Rate” means, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Agent.
“Affected Lender” is defined in Section 2.18(a).
“Affiliate” means, with respect to any Person, any other Person (1) which directly or indirectly controls, or is controlled by, or is under common control with, such Person or a Subsidiary of such Person; (2) which directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting equity interests of such Person or any Subsidiary of such Person; or (3) five percent (5%) or more of the voting equity interests of which is directly or indirectly beneficially owned or held by such Person or a Subsidiary of such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Agent” has the meaning assigned to such term in the opening paragraph of this Agreement.
“Agent’s Fee Letter” means that certain fee letter dated July 9, 2012 from the Agent and Arranger to the Borrower and accepted by the Borrower.
“Aggregate Collateral Ratio” is defined in Section 7.01.
“Aggregate Commitment” means the aggregate Commitments of all the Lenders.
“Aggregate Outstanding Extensions of Credit” means, at any time, the sum of the aggregate principal amount of all Loans and the Facility Letter of Credit Obligations, in each case outstanding at such time.
“Agreement” means this Second Amended and Restated Credit Agreement, as amended by the First Amendment and as further amended, supplemented or otherwise modified from time to time; except that any reference to the date of this Agreement shall mean the date of this Second Amended and Restated Credit Agreement.
“Agreement Value” means, for each Hedging Agreement, on any date of determination, the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary party thereto would be required to pay if such Hedging Agreement were terminated on such date.
“Alternate Base Rate” means, for any day, the sum of (a) a rate per annum equal to the greatest of (i) the Base Rate in effect on such day, (ii) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (iii) the one-month Adjusted LIBO Rate plus 1% plus (b) the Applicable Margin. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.
“Applicable Letter of Credit Rate” means, as at any date of determination, a rate per annum equal to the then effective Applicable Margin for Eurodollar Loans.
“Applicable Margin” means, as at any date of determination, 4.50% for Eurodollar Loans and 3.50% for ABR Loans.
“Approved Electronic Communications” means each Communication that the Borrower or any Guarantor is obligated to, or otherwise chooses to, provide to the Agent pursuant to any Loan Document or the transactions contemplated therein, including any financial statement, financial and other report, notice, request, certificate and other information material; provided, however, that, solely with respect to delivery of any such

Communication by the Borrower or any Guarantor to the Agent and without limiting or otherwise affecting either the Agent’s right to effect delivery of such Communication by posting such Communication to the Approved Electronic Platform or the protections afforded hereby to the Agent in connection with any such posting, “Approved Electronic Communication” shall exclude (i) any notice of borrowing, letter of credit request, notice of conversion or continuation, and any other notice, demand, communication, information, document and other material relating to a request for a new, or a conversion of an existing, Borrowing, (ii) any notice of prepayment pursuant to Section 2.10 and any other notice relating to the payment of any principal or other amount due under any Loan Document prior to the scheduled date therefor, (iii) all notices of any Default or Event of Default and (iv) any notice, demand, communication, information, document and other material required to be delivered to satisfy any of the conditions set forth in Article III or any other condition to any Borrowing or other extension of credit hereunder or any condition precedent to the effectiveness of this Agreement.
“Approved Electronic Platform” is defined in Section 10.02(d).
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arranger” means Credit Suisse Securities (USA) LLC.
“Assignment and Assumption” is defined in Section 11.02(b)(iii).
“Authorized Agent” means a Person designated by the Borrower who is significantly involved in effectuating sales that would necessitate an Ordinary Course Release.
“Authorized Agent’s Letter” means a letter from an Authorized Agent in the form of Exhibit I.
“Base Indenture 2002” has the meaning set forth in the definition of the term “Senior Notes”.
“Base Indenture 2004” has the meaning set forth in the definition of the term “Senior Notes”.
“Base Indenture 2012” has the meaning set forth in the definition of the term “Senior Notes”.
“Base Rate” means the fluctuating rate of interest announced by Credit Suisse in New York, New York, from time to time as its base rate.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrowing” means a borrowing consisting of Loans of the same type made, renewed or converted on the same day, and in the case of Eurodollar Loans, as to which a single Interest Period is in effect.
“Business Day” means (i) with respect to any Borrowing, payment or rate selection of Eurodollar Loans, a day (other than a Saturday or Sunday) on which banks generally are open in New York City for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in New York City for the conduct of substantially all of their commercial lending activities.

“Capital Lease” means all leases which have been or should be capitalized on the books of the lessee in accordance with GAAP, provided that the adoption or issuance of any accounting standards after the Closing Date will not cause any lease that would not have been treated as a Capital Lease prior to such adoption or issuance to be deemed a Capital Lease regardless of whether such lease was entered into before or after such adoption or issuance.
“Capital Stock” of any Person means any and all shares, rights to purchase, warrants or options (whether or not currently exercisable), participations, or other equivalents of or interests in (however designated and whether voting or non-voting) the equity (which includes, but is not limited to, common stock, Preferred Stock and partnership and joint venture interests) of such Person (excluding any debt securities that are convertible into, or exchangeable for, such equity).
“Cash Equivalents” means:
(i)    certificates of deposit, time deposits, bankers acceptances, and other obligations placed with commercial banks organized under the laws of the United States of America or any state thereof, or branches or agencies of foreign banks licensed under the laws of the United States of America or any state thereof, having a short-term rating of not less than A- by each of Moody’s and S&P at the time of acquisition, and having a maturities of not more than one year; provided that the aggregate principal Investment at any one time in any one such institution shall not exceed the Borrower’s specified investment limit for such institution under the Borrower’s investment policy as in effect from time to time;
(ii)    direct obligation of the United States or any agency thereof with maturities of one year or less from the date of acquisition;
(iii)    money market funds provided that such funds (A) have total net assets of at least $2 billion, (B) have investment objectives and policies that substantially conform with the Borrower’s investment policy as in effect from time to time, (C) purchase only first-tier or U.S. government obligations as defined by Rule 2a-7 of the Securities and Exchange Commission promulgated under the Investment Company Act of 1940, and (D) otherwise comply with such Rule 2a-7; provided that the aggregate principal Investment at any one time in any one such money market fund shall not exceed $100,000,000, if the Investment is to be for more than three Business Days;
(iv)    commercial paper and other marketable debt obligations having a maturity not longer than one year and rated at least A2, P2 or the equivalent thereof if commercial paper and otherwise BBB+, Baa1 or the equivalent thereof, in each case, by either S&P or Moody’s, respectively; and
(v)    investments in other short-term securities permitted as investments under the Borrower’s investment policy in effect from time to time and consented to by the Agent.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation, policy, or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means any of the following (but excluding any of the following occurring in respect of any Significant Guarantor or Significant Subsidiary as a result of an Internal Reorganization or a transaction permitted by Section 6.03 or 6.06): (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Borrower or of a Significant Guarantor or Significant Subsidiary, as an entirety or substantially as an entirety to any Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) in one or a series of transactions; (ii) the acquisition by any Person or group of forty percent (40%) or more of the aggregate voting power of all classes of Common Equity of the Borrower or of a Significant Guarantor or Significant Subsidiary in one transaction or a series of related transactions; (iii) the liquidation or dissolution of the Borrower or of a Significant Guarantor or Significant Subsidiary; (iv) any transaction or a series of related transactions (as a result of a tender offer, merger, consolidation or otherwise) that results in, or that is in connection with, (a) any Person or group acquiring “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of forty percent (40%) or more of the aggregate voting power of all classes of Common Equity of the Borrower, a Significant Guarantor or a Significant Subsidiary, or of any Person or group that possesses “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of forty percent (40%) or more of the aggregate voting power of all classes of Common Equity of the Borrower, a Significant Guarantor or a Significant Subsidiary, or (b) less than forty percent (40%) (measured by the aggregate voting power of all classes) of the Common Equity of the Borrower being registered under Section 12(b) or 12(g) of the Exchange Act; (v) a majority of the Board of Directors of the Borrower, a Significant Guarantor or a Significant Subsidiary, not being comprised of persons who (a) were members of the Board of Directors of such Borrower, Significant Guarantor or Significant Subsidiary, as of the date of this Agreement (“Original Directors”), or (b) were nominated for election or elected to the Board of Directors of such Borrower, Significant Guarantor, or Significant Subsidiary, with the affirmative vote of at least a majority of the directors who themselves were Original Directors or who were similarly nominated for election or elected; (vi) with respect to any Significant Guarantor or Significant Subsidiary which is not a corporation, any loss by the Borrower of the right or power directly, or indirectly through one or more intermediaries, to control the activities of any such Significant Guarantor or Significant Subsidiary; or (vii) a “Change of Control” or similar event under any of the Senior Notes or any refinancing or replacement thereof or any other Material Debt. Nothing herein contained shall modify or otherwise affect the provisions of Section 6.03 or 6.06.
“Closing Date” is defined in Section 3.01.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and published interpretations thereof.
“Collateral” means all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.
“Collateral Agreement” means the Second Amended and Restated Collateral Agreement dated as of the date hereof among the Borrower, each Guarantor identified on Schedule III and the Agent, substantially in the form of Exhibit A-2.
“Collateral Shortfall Amount” has the meaning assigned to that term in Section 8.01.
“Commitment” means, for each of the Lenders, the obligation of such Lender to make Loans and to purchase participations in Facility Letters of Credit in the aggregate not exceeding the amount set forth in Schedule I hereto as its “Commitment,” as such amount may be decreased from time to time pursuant to the terms of Section 2.02.1 or increased pursuant to Section 2.02.2; provided, however, that the Commitment of a Lender may not be increased without its prior written approval. For the avoidance of doubt, the Facility Letter of Credit Sublimit for each Lender set forth on Schedule I is a part of, and not in addition to, such Lender’s Commitment otherwise set forth on Schedule I.

“Commitment and Acceptance” is defined in Section 2.02.2(a).
“Commitment Fee” is defined in Section 2.08(a).
“Commitment Letter” means the Commitment Letter, dated as of July 9, 2012, by and among the Borrower, Credit Suisse Securities (USA) LLC, Credit Suisse AG, Deutsche Bank Trust Company Americas, Deutsche Bank Securities Inc., Goldman Sachs Lending Partners, LLC, UBS Loan Finance LLC and UBS Securities LLC.
“Common Equity” of any Person means any and all shares, rights to purchase, warrants or options (whether or not currently exercisable), participations, or other equivalents of or interests in (however designated) the equity (which includes, but is not limited to, common stock, preferred stock and partnership and joint venture interests) of such Person (excluding any debt securities convertible into, or exchangeable for, such equity) to the extent that the foregoing is entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or other persons that will control the management and policies of such Person.
“Commonly Controlled Entity” means an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 414(b) or 414(c) of the Code.
“Communications” means each notice, demand, communication, information, document and other material provided for under this Agreement or under any other Loan Document or otherwise transmitted between the parties hereto relating this Agreement, the other Loan Documents, the Borrower or any Guarantor or their respective Affiliates, or the transactions contemplated by this Agreement or the other Loan Documents including, without limitation, all Approved Electronic Communications.
“Consolidated Cash Flow Available for Fixed Charges” of the Borrower and its Restricted Subsidiaries means for any period, the sum of the amounts for such period of:
(a)    Net Income, plus
(b)    Consolidated Income Tax Expense (without regard to income tax expense or credits attributable to extraordinary and nonrecurring gains or losses on the sale, transfer, lease, conveyance or other disposition of assets), plus
(c)    Consolidated Interest Expense, plus
(d)    all depreciation, and, without duplication, amortization (including, without limitation, capitalized interest amortized to cost of sales), plus
(e)    all other non-cash items reducing Net Income during such period, minus all other non-cash items increasing Net Income during such period; all as determined on a consolidated basis for the Borrower and its Restricted Subsidiaries in accordance with GAAP.
“Consolidated Fixed Charge Coverage Ratio” of the Borrower means, with respect to any determination date, the ratio of (i) Consolidated Cash Flow Available for Fixed Charges of the Borrower and its Restricted Subsidiaries for the prior four full fiscal quarter period for which financial results have been reported immediately preceding the determination date, to (ii) the aggregate Consolidated Interest Incurred of the Borrower for the prior four full fiscal quarter period for which financial results have been reported immediately preceding the determination date; provided that:
(i)    with respect to any Debt Incurred during, and remaining outstanding at the end of, such four full fiscal quarter period, such Indebtedness will be assumed to have been incurred as of the first day of such four full fiscal quarter period;
(ii)    with respect to Debt repaid (other than a repayment of revolving credit obligations repaid solely out of operating cash flows) during such four full fiscal quarter period, such Debt will be assumed to have been repaid on the first day of such four full fiscal quarter period;
(iii)    with respect to the Incurrence of any Acquired Debt, such Debt and any proceeds therefrom will be assumed to have been Incurred and applied as of the first day of such four full fiscal quarter period, and the results of operations of any Person and any Subsidiary of such Person that, in connection with or in contemplation of such Incurrence, becomes a Subsidiary of the Borrower or is merged with or into the Borrower or one of the Borrower’s Subsidiaries or whose assets are acquired, will be included, on a pro forma basis, in the calculation of the Consolidated Fixed Charge Coverage Ratio as if such transaction had occurred on the first day of such four full fiscal quarter period; and
(iv)     with respect to any other transaction pursuant to which any Person becomes a Subsidiary of the Borrower or is merged with or into the Borrower or one of the Borrower’s Subsidiaries or pursuant to which any Person’s assets are acquired, such Consolidated Fixed Charge Coverage Ratio shall be calculated on a pro forma basis as if such transaction had occurred on the first day of such four full fiscal quarter period, but only if such transaction would require a pro forma presentation in financial statements prepared pursuant to Rule 11-02 of Regulation S-X under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
“Consolidated Income Tax Expense” of the Borrower for any period means the income tax expense of the Borrower and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
“Consolidated Interest Incurred” of the Borrower for any period means the Interest Incurred of the Borrower and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
“Consolidated Tangible Assets” of the Borrower means, as of any date, the total amount of assets of the Borrower and its Restricted Subsidiaries (less applicable reserves) on a consolidated basis at the end of the fiscal quarter immediately preceding such date (or on such date if such date is the last day of the fiscal quarter), as determined in accordance with GAAP, less (i) Intangible Assets and (ii) appropriate adjustments on account of minority interests of other Persons holding equity Investments in Restricted Subsidiaries, in the case of each of clauses (i) and (ii) above, as would be reflected on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of the end of the fiscal quarter immediately preceding such date (or on such date if such date is the last day of the fiscal quarter), prepared in accordance with GAAP.
“Consolidated Tangible Net Worth” of the Borrower means, at any date, the consolidated stockholders’ equity (including any Preferred Stock that is classified as equity under GAAP, other than Disqualified Stock) of the Borrower and its Restricted Subsidiaries determined in accordance with GAAP, plus any amount of unvested deferred compensation included, in accordance with GAAP, as an offset to stockholders’ equity and, less Intangible Assets, all determined as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered

(or were required to be delivered) pursuant to Section 5.08(1) or (2); provided that solely for purposes of calculating the ratio of Adjusted Indebtedness to Adjusted Consolidated Tangible Net Worth pursuant to Section 6.02(13), Consolidated Tangible Net Worth shall be calculated after giving effect to (i) the issuance of any Capital Stock occurring after the last day of the most recently ended fiscal quarter, on a pro forma basis assuming such Capital Stock had been issued and remains outstanding as of the last day of the most recently ended fiscal quarter; (ii) any redemption or repurchase of any Capital Stock occurring after the last day of the most recently ended fiscal quarter, on a pro forma basis assuming such Capital Stock had been redeemed or repurchased as of the last day of the most recently ended fiscal quarter; and (iii) any other transaction occurring after the last day of the most recently ended fiscal quarter pursuant to which any Person becomes a Subsidiary of the Borrower or is merged with or into the Borrower or one of the Borrower’s Subsidiaries or pursuant to which any Person’s assets are acquired, on a pro forma basis as if such transaction had occurred as of the last day of the most recently ended fiscal quarter, but only if such transaction would require pro forma presentation in financial statements prepared pursuant to Rule 11-02 of Regulation S-X under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
“Debt” means, without duplication, with respect to any Person (1) indebtedness or liability for borrowed money, including, without limitation, subordinated indebtedness (other than trade accounts payable and accruals incurred in the ordinary course of business); (2) obligations evidenced by bonds, debentures, notes, or other similar instruments; (3) obligations for the deferred purchase price of property (including, without limitation, seller financing of any Inventory) or services, provided, however, that Debt shall not include (A) obligations with respect to (x) options to purchase Real Property that have not been exercised, or (y) profit participation arrangements in favor of prior owners of Real Property relating to subsequent sales of such Real Property or (B) trade payables arising in the ordinary course of business that are no more than 90 days overdue; (4) obligations as lessee under Capital Leases to the extent that the same would, in accordance with GAAP, appear as liabilities in the Borrower’s consolidated balance sheet; (5) current liabilities in respect of unfunded vested benefits under Plans and incurred withdrawal liability under any Multiemployer Plan; (6) all fixed obligations of such Person in respect of letters of credit or other similar instruments or reimbursement obligations with respect thereto (including contingent liabilities with respect to letters of credit not yet drawn upon, but excluding standby letters of credit, and surety, performance, completion and payment bonds, and similar instruments issued for the benefit of such Person, and other liabilities and obligations of such Person in respect of earnest money notes or similar purpose undertakings or indemnifications issued in the ordinary course of business (as determined in good faith by the Borrower)); (7) obligations under acceptance facilities; (8) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any other Person or entity, or otherwise to assure a creditor against loss, provided, however, that “Debt” shall not include guaranties of performance obligations or guaranties of obligations of others not otherwise constituting Debt as provided herein; (9) obligations secured by any Liens on any property of such Person, whether or not the obligations have been assumed; (10) net liabilities under interest rate swap, exchange or cap agreements (valued as the termination value thereof, computed in accordance with a method approved by the International Swaps and Derivatives Association and agreed to by such Person in the applicable agreement); and (11) all Disqualified Stock issued by such Person (the amount of Debt represented by any Disqualified Stock will equal the greater of the voluntary or involuntary liquidation preference for such Disqualified Stock plus accrued and unpaid dividends).
“Default” means any of the events specified in Section 8.01, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.
“Defaulting Lender” means, subject to Section 2.19.14(d), any Lender that has (a) failed to fund any portion of its Loans or participations in Facility Letters of Credit within three (3) Business Days of the date required to be funded by it hereunder, which failure has not been cured, unless such Lender notifies the Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) otherwise failed to pay to the Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute, which failure has not been cured, or (c) (i) notified the Agent or a Loan Party in writing that it does not intend to satisfy any obligation set forth in clauses (a) or (b) or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (ii) has failed, within three (3) Business Days after written request by the Agent or the Borrower, to confirm in writing to the Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c)(ii) upon receipt of such written confirmation by the Agent and the Borrower), (iii) become insolvent or has a parent company that has become or is insolvent or (iv) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided that such a Lender shall not be a Defaulting Lender by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (c) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.19.14(d)) upon delivery of written notice of such determination to the Borrower, each Issuer and each Lender.
“Designated Excluded Assets” means assets (including Capital Stock) with a fair market value (measured at the time of receipt) not in excess of $25,000,000 received as non-cash consideration in an asset sale or invested in accordance with Section 4.11(c) of the Base Indenture 2012, in each case which have been designated by the Borrower as Designated Excluded Assets, which will constitute Excluded Property and will not be required to be pledged as Collateral.
“Disqualified Stock” means any equity interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is six months after the latest Termination Date in effect at the time of issuance of such equity interest or, if applicable, of the security into which it is convertible or for which it is exchangeable, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any equity interests referred to in (a) above, in each case at any time on or prior to the date which is six months after the latest Termination Date in effect at the time of issuance of such equity interest or, if applicable, of the security into which it is convertible or for which it is exchangeable, or (c) contains any repurchase obligation which may come into effect prior to payment in full of all Obligations and termination of all Commitments; provided, however, that any equity interests that would not constitute Disqualified Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such equity interests is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such equity interests upon the occurrence of a change in control or an asset sale occurring prior to the latest Termination Date in effect at the time of issuance of such equity interest or, if applicable, of the security into which it is convertible or for which it is exchangeable shall not constitute Disqualified Stock if such equity interests provide that the issuer thereof will not redeem any such equity interests pursuant to such provisions prior to the repayment in full of the Obligations and termination of all Commitments.
“Disqualified Stock Dividend” of any Person means, for any dividend payable with regard to Disqualified Stock issued by such Person, the amount of such dividend multiplied by a fraction, the numerator of which is one and the denominator of which is one minus the maximum statutory combined federal, state and local income tax rate (expressed as a decimal number between 1 and 0) then applicable to such Person.
“Dollars” and the sign “$” mean lawful money of the United States of America.
“EBITDA” means, for any period, on a consolidated basis for the Borrower and its Restricted Subsidiaries, the sum of the amounts for such period of (i) Net Income (but excluding from such Net Income for the applicable period any income derived from any Investment in a Joint Venture referred to in Section 6.07(9) to the extent that such income exceeds the cash distributions thereof received by the Borrower or its Restricted Subsidiaries in such period), plus (ii) charges against income for foreign, federal, state and local taxes, plus (iii) Interest Expense, plus (iv) depreciation, plus (v) amortization expense, including, without limitation, amortization of goodwill and other intangible assets and amortization of deferred compensation expense, plus (vi)  all other non-cash items reducing Net Income (including but not limited to impairment charges for land and other long-lived assets and option deposit forfeitures), minus (vii) interest income, minus (viii)  any non-cash credits arising in or outside of the ordinary course of business that have been included in the determination of such Net Income, all determined in accordance with GAAP; provided that the adjustments to EBITDA described in clauses (ii) through (viii) shall apply only to the extent that they have been excluded (in the case of clauses (ii) through (vi)) or included (in the case of clauses (vii) and (viii)) in the determination of Net Income.
“Equity Interests” mean shares of Capital Stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereof.
“Eurodollar Loan” means any Loan when and to the extent that the interest rate therefor is determined by reference to the Eurodollar Rate.
“Eurodollar Rate” means, with respect to a Eurodollar Loan for the relevant Interest Period, the sum of (a) the Adjusted LIBO Rate applicable to such Interest Period plus (b) the Applicable Margin.
“Event of Default” means any of the events specified in Section 8.01, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
“Exchange Notes” means any notes issued in exchange for the Second Lien Notes pursuant to the Registration Rights Agreement, dated as of July 18, 2012, among the Borrower, certain subsidiaries of the Borrower, Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., Deutsche Bank Securities Inc., UBS Securities LLC and Citigroup Global Markets Inc., or a similar agreement.

“Excluded Property” means:
(a)    Capital Stock in any Subsidiary or Affiliate;
(b)    Real Property where the cost of obtaining a security interest or perfection thereof exceeds its benefits, such determination to be made (a) for Real Property with a book value of less than $50,000,000, by the Borrower in its reasonable discretion and (b) for Real Property with a book value equal to or greater than $50,000,000, by the Borrower and the Agent in their reasonable discretion;
(c)    personal property where the cost of obtaining a security interest or perfection thereof exceeds its benefits, as determined by the Borrower and the Agent in their reasonable discretion;
(d)    Real Property located outside the United States;
(e)    unentitled land;
(f)    Real Property that is leased or held for the purpose of leasing to unaffiliated third parties;
(g)    any property subject to a Lien (a) permitted by clause (7) of Section 6.01, (b) permitted by clause (21) of Section 6.01 or (c) securing Debt incurred for the purpose of financing the acquisition thereof, in each case to the extent that the Debt or acquisition agreements relating thereto prohibit the grant of a security interest in such property to the Agent;
(h)    any Real Property in a community under development with a dollar amount of investment as of the most recent month-end (as determined in accordance with GAAP) of less than $2,000,000 or with less than 10 lots remaining;
(i)    any permit, lease, license, contract or agreement to which any Loan Party is a party or any of its rights or interests thereunder if and only to the extent that the grant of a security interest with respect to such permit, lease, license, contract or agreement is (A) prohibited by any requirements of law of a Governmental Authority or requires a consent not obtained of any Governmental Authority pursuant to such requirement of law or (B) prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, such permit, lease, license, contract or agreement, except to the extent that such requirement of law or the term in such permit, lease, license, contract or agreement (other than (1) any such permit, lease, license, contract or agreement evidencing Debt, guarantee obligations or similar financing arrangements of any Loan Party or (2) any shareholder, joint-venture or similar agreement, in each case to the extent permitted under this Agreement) providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law;
(j)    cash, Cash Equivalents, deposit accounts and securities accounts (except to the extent any of the foregoing constitutes proceeds of Collateral); and
(k)    up to $25,000,000 of Designated Excluded Assets.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Lender, any Issuer or Agent or required to be withheld or deducted from a payment to any such Person: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profit Taxes, in each case, (i) imposed as a result of such Person being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Taxes (or any political subdivision thereof) or (ii) imposed as a result of a present or former connection between such Person and the jurisdiction imposing such Taxes (other than connections arising from such Person having executed, delivered, become a party to, performed its obligations under, received payments under, received a perfected security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document), (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or a Commitment pursuant to a law in effect on the date on which (x) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.18), or (y) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 10.04, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Person’s failure to comply with Section 9.08, and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Facility” means the revolving credit and letter of credit facilities described in Section 2.01.
“Facility Increase” is defined in Section 2.02.2(a).
“Facility Letter of Credit” means any Letter of Credit issued by an Issuer for the account of the Borrower in accordance with Section 2.19.
“Facility Letter of Credit Collateral Account” is defined in Section 2.19.12.
“Facility Letter of Credit Fee” means a fee, payable with respect to each Facility Letter of Credit issued by an Issuer, in an amount per annum equal to the product of (i) the Applicable Letter of Credit Rate and (ii) the undrawn outstanding amount of such Facility Letter of Credit, which fee shall be calculated in the manner provided in Section 2.19.6.
“Facility Letter of Credit Obligations” means, at any date, the sum of (i) the aggregate undrawn face amount of all outstanding Facility Letters of Credit, and (ii) the aggregate amount paid by an Issuer on any Facility Letters of Credit to the extent (if any) not reimbursed by the Borrower or by the Lenders under Section 2.19.5. The Facility Letter of Credit Obligations of any Lender at any time shall mean its Pro Rata Share of the aggregate Facility Letter of Credit Obligations at such time.
“Facility Letter of Credit Sublimit” means, for each of the Issuers, the obligation of such Issuer to issue Facility Letters of Credit in the aggregate not exceeding the amount set forth in Schedule I hereto as its “Facility Letter of Credit Sublimit,” as such amount may be increased or decreased from time to time pursuant to the terms of Section 2.19.9.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof.
“Federal Funds Effective Rate” means, for each day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:00 A.M. New York City time on such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent in its sole discretion.

“Fee Letter” means that certain fee letter dated July 9, 2012 from Credit Suisse Securities (USA) LLC, Credit Suisse AG, Deutsche Bank Trust Company Americas, Deutsche Bank Securities Inc., Goldman Sachs Lending Partners, LLC, UBS Loan Finance LLC and UBS Securities LLC to the Borrower and accepted by the Borrower.
“Final Extended Termination Date” has the meaning provided therefor in Section 2.20(b).
“Final Extending Lenders/Issuers” has the meaning provided therefor in Section 2.20(b).
“Final Extension Effective Date” has the meaning provided therefor in Section 2.20(c).
“Financial Covenant Certificate” means a certificate in the form of Exhibit F.
“Financial Letter of Credit” means any Letter of Credit of the Borrower or a Guarantor that is not a Performance Letter of Credit.
“Financial Officer” of any Person means the chief financial officer, principal accounting officer, treasurer or controller of such Person.
“First Amendment” means that certain First Amendment to Credit Agreement dated as of November 10, 2014 among the Borrower, the financial institutions party thereto, the Agent and the other signatories party thereto.
“First Amendment Effective Date” is defined in the First Amendment.
“Flood Certificate” means a “Standard Flood Hazard Determination Form” of the Federal Emergency Management Agency and any successor Governmental Authority performing a similar function.
“Flood Program” means the National Flood Insurance Program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994 and the Flood Insurance Reform Act of 2004, in each case as amended from time to time, and any successor statutes.
“Flood Zone” means areas having special flood hazards as described in the National Flood Insurance Act of 1968, as amended from time to time, and any successor statute.
“Foreign Lender” means a Lender that is not a U.S. Person.
“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to any Issuer, such Defaulting Lender’s Pro Rata Share of the outstanding Facility Letter of Credit Obligations with respect to Facility Letters of Credit issued by such Issuer other than Facility Letter of Credit Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof.
“Fronting Fee” is defined in Section 2.19.6(b).
“GAAP” means generally accepted accounting principles in the United States in effect from time to time (subject to the provisions of Section 1.02).
“Governmental Authority” means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

“Guarantor” means (a) the Subsidiaries of Borrower identified on Schedule III hereto and (b) any Person that, pursuant to a Supplemental Guaranty, guarantees the Obligations.
“Guaranty” means (a) the Second Amended and Restated Guaranty or (b) a Supplemental Guaranty.
“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.
“Hedging Obligations” of any Person means the obligations of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement relating to interest rates or foreign exchange rates.
“Housing Collateral” means, to the extent included in the Collateral, (i) receivables resulting from a Housing Unit Closing and (ii) Housing Units, including model housing units.
“Housing Collateral Ratio” is defined in Section 7.01.
“Housing Unit” means a dwelling, including the land on which such dwelling is located (including condominiums but excluding mobile homes), which dwelling is either under construction or completed and is (or, upon completion of construction thereof, will be) available for sale.
“Housing Unit Closing” means a closing of the sale of a Housing Unit by the Borrower or a Restricted Subsidiary (including any company or other entity acquired in an Acquisition by the Borrower or a Restricted Subsidiary) to a bona fide purchaser for value that is not an Affiliate.
“Improvements” means for any Real Property owned by any Loan Party, all buildings, fixtures, improvements and facilities located on or attached to such Real Property or owned or leased by any Loan Party and used in, on, or at such Real Property; all heating, ventilating, air conditioning, mechanical, electrical, and other plumbing systems; roof, structure and other facilities serving any such buildings; landscaping and site improvements; construction work in progress; and building materials to be used in such construction work.
“Incur” means to, directly or indirectly, create, incur, assume, guarantee, extend the maturity of or otherwise become liable with respect to any Debt; provided, however, that neither the accrual of interest (whether such interest is payable in cash or kind) nor the accretion of original issue discount shall be considered an Incurrence of Debt. “Incurred” and “Incurrence” shall have correlative meanings.
“Indemnified Taxes” means Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.
“Initial Extended Termination Date” has the meaning provided therefor in Section 2.20(a).
“Initial Extending Lenders/Issuers” has the meaning provided therefor in Section 2.20(a).
“Intangible Assets” means all unamortized debt discount and expense, unamortized deferred charges, good will, patents, trademarks, service marks, trade names, copyrights and all other items which would be treated as intangibles on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries prepared in accordance with GAAP.

“Intellectual Property” is defined in Section 4.24.
“Intercreditor Agreement” means the Intercreditor Agreement, dated as of September 11, 2009, among the Borrower, the subsidiaries of the Borrower party thereto, Citibank, N.A., as Initial First Priority Agent, and Wilmington Trust, FSB, as Initial Second Priority Agent, as such agreement has been, and may hereafter be amended, restated, supplemented or otherwise modified from time to time.
“Interest Coverage Ratio” means the ratio of (a) EBITDA for the most recent four full fiscal quarters to (b) Consolidated Interest Incurred of the Borrower for the most recent four full fiscal quarters; provided that:

(A)
with respect to any Debt Incurred during, and remaining outstanding at the end of, such four full fiscal quarter period, such Indebtedness will be assumed to have been incurred as of the first day of such four full fiscal quarter period; and

(B)
with respect to Debt repaid (other than a repayment of revolving credit obligations repaid solely out of operating cash flows) during such four full fiscal quarter period, such Debt will be assumed to have been repaid on the first day of such four full fiscal quarter period.

“Interest Deficit” is defined in Section 2.07(b).
“Interest Expense” of the Borrower and its Restricted Subsidiaries for any period means, without duplication, the aggregate amount of (i) interest which, in conformity with GAAP, would be set opposite the caption “interest expense” or any like caption on an income statement for such Persons (including, without limitation, imputed interest included on Capital Leases, all commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations and bankers’ acceptance financing, the net costs associated with Hedging Obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense other than interest and other charges amortized to cost of sales) and includes, without duplication (including duplication of the foregoing items), all interest amortized to cost of sales for such period, and (ii) the amount of Disqualified Stock Dividends recognized by the Borrower on any Disqualified Stock whether or not paid during such period. Notwithstanding that GAAP may otherwise provide, the Borrower shall not be required to include in Interest Expense the amount of any premium to prepay Debt.
“Interest Incurred” of any Person for any period means, without duplication, the aggregate amount of (i) interest which, in conformity with GAAP, would be set opposite the caption “interest expense” or any like caption on an income statement for such Person (including, without limitation, imputed interest included on Capital Leases, all commissions, discounts and other fees and charged owed with respect to letters of credit securing financial obligations and bankers’ acceptance financing, the net costs associated with Hedging Obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other noncash interest expense other than interest and other charges amortized to cost of sales) and includes, with respect to the Borrower and its Restricted Subsidiaries, without duplication (including duplication of the foregoing items), all interest capitalized for such period, all interest attributable to discontinued operations for such period to the extent not set forth on the income statement under the caption “interest expense” or any like caption, and all interest actually paid by the Borrower or a Restricted Subsidiary under any guarantee of Debt (including, without limitation, a guarantee of principal, interest or any combination thereof) of any other Person during such period and (ii) the amount of Disqualified Stock Dividends recognized by the Borrower on any Disqualified Stock whether or not declared during such period.

“Interest Period” means, with respect to any Eurodollar Loan, the period commencing on the date of such Eurodollar Loan and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Loan only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Loan that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Eurodollar Loan initially shall be the date on which such Eurodollar Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Eurodollar Loan.
“Internal Reorganization” means any reorganization between or among the Borrower and any Subsidiary or Subsidiaries or between or among any Subsidiary and one or more other Subsidiaries or any combination thereof by way of liquidations, mergers, consolidations, conveyances, assignments, sales, transfers and other dispositions of all or substantially all of the assets of a Subsidiary (whether in one transaction or in a series of transactions); provided that (a) the Borrower shall preserve and maintain its status as a validly existing corporation and (b) all assets, liabilities, obligations and guarantees of any Subsidiary party to such reorganization will continue to be held by such Subsidiary or be assumed by the Borrower or a Wholly-Owned Subsidiary of the Borrower.
“Inventory” means all Housing Units, lots, land, goods, merchandise and other personal property wherever located to be used for or incorporated into any Housing Unit.
“Investment” has the meaning provided therefor in Section 6.07. The amount of any Investment shall include (a) in the case of any loan or advance, the outstanding amount of such loan or advance and (b) in the case of any equity Investment, the amount of the “net equity investment” as determined in accordance with GAAP.
“Issuance Date” means the date on which a Facility Letter of Credit is issued, amended or extended.
“Issuer” means, with respect to each Facility Letter of Credit, any of Credit Suisse AG, Cayman Islands Branch, Deutsche Bank AG New York Branch, Goldman Sachs Bank USA or UBS AG, Stamford Branch, or any Affiliate of a Lender designated by such Lender, any permitted assignee of any Commitment of any of the above, as provided in Section 11.02(b)(v), and any other Lender (with such Lender’s consent) or financial institution selected by the Borrower with the approval of the Agent to issue such Facility Letter of Credit.
“Joint Venture” means any Person (other than a Subsidiary) in which the Borrower or a Subsidiary holds any stock, partnership interest, joint venture interest, limited liability company interest or other equity interest.
“Legal Requirements” means, as to any Person, the organizational documents of such Person, and any treaty, law (including the common law), statute, ordinance, code, rule, regulation, guidelines, license, permit requirement, order or determination of an arbitrator or a court or other Governmental Authority, and the interpretation or administration thereof, in each case applicable to or binding upon such person or any of its property or to which such person or any of its property is subject.
“Lender Party” means any Lender or any Issuer.

“Lenders” means each of the Persons listed on Schedule I and any other Person that shall have become a party hereto pursuant to a Commitment and Acceptance or pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
“Lending Office” means, with respect to any Lender, the Lending Office of such Lender (or of an affiliate of such Lender) heretofore designated in writing by such Lender to the Agent or such other office or branch of such Lender (or of an affiliate of such Lender) as that Lender may from time to time specify to the Borrower and the Agent as the office or branch at which its Loans (or Loans of a type designated in such notice) are to be made and maintained.
“Letter of Credit” of a Person means a letter of credit or similar instrument which is issued by a financial institution upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.
“LIBO Rate” means, with respect to any Eurodollar Loan for any Interest Period, the rate per annum determined, as set forth by Reuters or any other interest rate reporting service of recognized international standing selected by the Agent that has been nominated by the ICE Benchmark Administration (or any successor service or entity that has been authorized by the U.K. Financial Conduct Authority to administer the London Interbank Offered Rate) as an authorized information vendor for the purpose of displaying such rates, at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the settlement rates (as set forth by Reuters or such other interest rate reporting service selected by the Agent) for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, the “LIBO Rate” with respect to such Eurodollar Loan for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.
“Lien” means, with respect to any asset, any mortgage, deed of trust, deed to secure debt, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).
“Loan” means, with respect to a Lender, a Loan made by such Lender pursuant to Section 2.01.1 and any conversion or continuation thereof.
“Loan Documents” means this Agreement, the Notes, the Guaranties, the Security Documents, the Reimbursement Agreements, the Intercreditor Agreement, and any and all documents delivered hereunder or pursuant hereto.
“Loan Party” means the Borrower and each Guarantor.
“Mandatory Convertible Notes” means any Debt of a Person, the principal amount of which is payable at maturity solely in Capital Stock of such Person (provided that a requirement to pay accrued, but unpaid, interest on such Debt in cash at maturity or a requirement to pay cash fees, expenses or premiums as a result of the acceleration of payment, early redemption or otherwise with respect to such Debt shall not disqualify such Debt as Mandatory Convertible Notes).

“Margin Stock” has the meaning assigned to such term in Regulation U.
“Material Adverse Effect” means (i) a material adverse change in, or a material adverse effect upon, the business, assets, liabilities, financial condition or results of operations of the Borrower and its Restricted Subsidiaries, taken as a whole, (ii) a material impairment of the ability of (a) the Borrower or (b) the other Loan Parties, taken as a whole, in each case, to perform their respective Obligations under the Loan Documents, or (iii) a material impairment of the rights and remedies of or benefits available to the Agent or the Lenders under any of the Loan Documents.
“Material Debt” means (a) Debt (other than the Loans and the Facility Letters of Credit) or (b) obligations in respect of one or more Hedging Agreements, in each case, of any one or more of the Borrower or any Subsidiary in an aggregate principal amount exceeding $25,000,000. For purposes of determining Material Debt, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the Agreement Value of such Hedging Agreement at such time.
“Minimum Liquidity” means the sum of (a) Unrestricted Cash of the Borrower and the Restricted Subsidiaries and (b) (i) the Aggregate Commitment minus (ii) the Aggregate Outstanding Extensions of Credit.
“Moody’s” means Moody’s Investors Service, Inc.
“Mortgaged Property” means each of the Real Properties of the Loan Parties listed on the “Beazer Homes Mortgaged Inventory List” included in Exhibit II attached to the Perfection Certificate delivered by the Borrower pursuant to Section 3.01(15), and each other parcel of Real Property and Improvements thereto as to which the Agent for the benefit of the Secured Parties has been granted a Lien pursuant to a Mortgage as provided in Sections 5.17 and 5.18.
“Mortgages” means each of the mortgages, deeds of trust, deeds to secure debt and similar instruments (including any spreader, assignment, amendment, restatement or similar modification of any existing Mortgage) made by any Loan Party in favor of the Agent for the benefit of the Secured Parties, in form and substance reasonably satisfactory to the Agent and the Borrower with respect to the Real Property described therein.
“Multiemployer Plan” means a plan described in Section 4001(a)(3) of ERISA in respect of which the Borrower, a Subsidiary or a Commonly Controlled Entity (i) is an “employer” as defined in Section 3(5) of ERISA or (ii) has made contributions, or been obligated to make contributions, during the preceding six plan years.
“Net Income” means, for any period, the aggregate net income (or loss) of the Borrower and its Restricted Subsidiaries determined on a consolidated basis for such period in accordance with GAAP; provided that there will be excluded from such net income (to the extent otherwise included therein), without duplication:
(i)    the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person (including, without limitation, an Unrestricted Subsidiary) other than the Borrower or any Restricted Subsidiary has an ownership interest, except to the extent that any such income has actually been received by the Borrower or any Restricted Subsidiary in the form of cash dividends or similar cash distributions during such period, or in any other form but converted to cash during such period;
(ii)    except to the extent includable in Net Income pursuant to the foregoing clause (a), the net income (or loss) of any Person that accrued prior to the date that (i) such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Borrower or any of its Restricted Subsidiaries or (ii) the assets of such Person are acquired by the Borrower or any of its Restricted Subsidiaries;

(iii)    the net income of any Restricted Subsidiary to the extent that (but only so long as) the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary during such period;
(iv)    in the case of a successor to the Borrower by consolidation, merger or transfer of its assets, any earnings of the successor prior to such merger, consolidation or transfer of assets; and
(v)    the gains (but not losses) realized during such period by the Borrower or any of its Restricted Subsidiaries resulting from (i) the acquisition of securities issued by the Borrower or extinguishment of Debt of the Borrower or any of its Restricted Subsidiaries, (ii) asset sales by the Borrower or any of its Restricted Subsidiaries and (iii) other extraordinary items realized by the Borrower or any of its Restricted Subsidiaries.
Notwithstanding the foregoing, in calculating Net Income, the Borrower will be entitled to take into consideration the tax benefits associated with any loss described in clause (e) of the preceding sentence, but only to the extent such tax benefits are actually recognized by the Borrower or any of its Restricted Subsidiaries during such period; provided, further, that there will be included in such net income, without duplication, the net income of any Unrestricted Subsidiary to the extent such net income is actually received by the Borrower or any of its Restricted Subsidiaries in the form of cash dividends or similar cash distributions during such period, or in any other form but converted to cash during such period.
“New Lender” means a Lender or other entity (in each case approved by the Agent and each Issuer, which approval shall not be unreasonably withheld or delayed) that elects, upon request by Borrower, to issue a Commitment or, in the case of an existing Lender, to increase its existing Commitment, pursuant to Section 2.02.2.
“Non-Extending Lender” has the meaning provided therefor in Section 2.20(d).
“Non-Recourse Debt” with respect to any Person means Debt of such Person for which (i) the sole legal recourse for collection of principal and interest on such Debt is against the specific property identified in the instruments evidencing or securing such Debt and such property was acquired (directly or indirectly, including through the purchase of Capital Stock of the Person owning such property) with the proceeds of such Debt or such Debt was Incurred within 90 days after the acquisition (directly or indirectly, including through the purchase of Capital Stock of the Person owning such property) of such property and (ii) no other assets of such Person may secure such Debt or may be realized upon in collection of principal or interest on such Debt. Debt which is otherwise Non-Recourse Debt will not lose its character as Non-Recourse Debt because there is recourse to the borrower, any guarantor or any other Person for (a) environmental warranties, covenants and indemnities, (b) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, deposits, insurance and condemnation proceeds and other sums actually received by the borrower from secured assets, waste and mechanics’ liens, breach of separateness covenants, and other customary exceptions or (c) in the case of the borrower thereof only, other obligations in respect of such Debt that are payable solely as a result of a voluntary or collusive non-voluntary bankruptcy filing (or similar filing or action) by such borrower.
“Note” means a promissory note in substantially the form of Exhibit B hereto, executed and delivered by the Borrower payable to a Lender in the amount of its Commitment, including any amendment, modification, restatement, renewal or replacement of such promissory note.
“Obligations” means (a) the due and punctual payment of principal of and interest on the Loans and the Notes, (b) the due and punctual payment of the Facility Letter of Credit Obligations, and (c) the due and punctual payment of fees, expenses, reimbursements, indemnifications and other present and future monetary obligations of the Borrower and each Guarantor to the Lenders or to any Lender, the Agent, any Issuer or any indemnified party, in each case arising under the Loan Documents.
“Officer’s Certificate” means a certificate from a Responsible Officer in the form of Exhibit H.
“Ordinary Course Release” means a release of the Agent’s Liens on any Mortgaged Properties or any portions thereof in order to effect an Ordinary Course Sale.
“Ordinary Course Sale” means the sale or other disposition of such Mortgaged Properties or portions thereof (i) in the applicable Loan Party’s ordinary course of business (as reasonably determined by the Borrower) including sales of Housing Units, sales of lots individually or in bulk, and sales of subdivision properties and other developed and undeveloped land, or (ii) where such Mortgaged Properties or portions thereof are no longer used or useable in the ordinary course of business (as reasonably determined by the Borrower) of the applicable Loan Parties.
“Original Stated Termination Date” has the meaning provided therefor in the definition of “Termination Date”.
“Other Release” means a release of the Agent’s Liens on any Mortgaged Properties or any portions thereof in order to effect any sale or other disposition of such Mortgaged Properties or portions thereof other than any sale or disposition that is an Ordinary Course Sale.
“Participant” is defined in Section 11.03.
“Participant Register” is defined in Section 11.03.
“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
“Perfection Certificate” means the Perfection Certificate delivered by the Borrower to the Agent on the Closing Date.
“Performance Letter of Credit” means any Letter of Credit of the Borrower or a Subsidiary that is issued (a) for the benefit of a municipality, other governmental authority, utility, water or sewer authority, or other similar entity for the purpose of assuring such beneficiary of the Letter of Credit of the proper and timely completion of construction work or (b) with respect to the Borrower or such Subsidiary’s reinsurance obligations.
“Permitted Acquisition” means any Acquisition (other than by means of a hostile takeover, hostile tender offer or other similar hostile transaction) of a domestic business or domestic entity engaged primarily in the business of home building; provided that (a) immediately before and after giving effect to such Acquisition, no Default or Event of Default has occurred and is continuing and (b) for any Acquisition involving the Borrower by way of merger or consolidation, either (x) the Borrower is the surviving entity following such Acquisition, or (y) the surviving entity has assumed or otherwise become liable for all obligations of the Borrower under this Agreement and the other Loan Documents, and the ownership of the Common Equity and the composition of the Board of Directors of the surviving entity resulting from such merger or consolidation does not otherwise constitute a Change of Control in respect of such surviving entity.

“Permitted Secured Debt Conditions” means, with respect to any Secured Debt permitted to be incurred under Section 6.02, the collective reference to the following conditions: (i) no Default or Event of Default shall have occurred and be continuing, (ii) all representations and warranties shall be true and correct in all material respects immediately prior to, and immediately after giving effect to, the incurrence of such Secured Debt and (iii) the Loan Parties shall continue to be in compliance with all covenants in Article VII immediately after giving effect to the incurrence of such Secured Debt and the release of any applicable Collateral.
“Person” means an individual, partnership, corporation, business trust, joint stock company, trust, limited liability company, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.
“Plan” means any pension plan which is covered by Title IV of ERISA and in respect of which the Borrower or a Subsidiary or a Commonly Controlled Entity is an “employer” as defined in Section 3(5) of ERISA or during the preceding six plan years, has made, or been obligated to make, contributions; provided, however, that the term “Plan” shall not include any Multiemployer Plan.
“Preferred Stock” of any Person means all Capital Stock of such Person which has a preference in liquidation or with respect to the payment of dividends.
“Pro Rata Share” means, at any time for any Lender, the ratio that such Lender’s Commitment bears to the Aggregate Commitment; provided, however, that if the Aggregate Commitment has terminated or been terminated in full, the Pro Rata Share shall be the ratio that (x) the sum of such Lender’s outstanding Loans and Facility Letter of Credit Obligations bears to (y) the sum of all outstanding Loans and Facility Letter of Credit Obligations; and provided, further, that this definition is subject to the provisions of Section 2.02.2(c) (if and when applicable).
“Prohibited Transaction” means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code that could subject the Borrower or any Subsidiary to any liability.
“Real Property” means all of those plots, pieces or parcels of land now owned, leased or hereafter acquired or leased by a Loan Party, together with the right, title and interest of such Loan Party in and to the streets, the land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, the air space and development rights pertaining to the land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting the land and all royalties and rights appertaining to the use and enjoyment of the land necessary for the residential development of such land, together with all of the buildings and other Improvements now or hereafter erected on the land, and any fixtures appurtenant thereto. It is understood that any calculation of the book value of Real Property shall be calculated as of the month end last reported in a Financial Covenant Certificate.
“Refinancing Debt” means Debt that refunds, refinances or extends (by way of replacement) any applicable Debt of the Borrower or its Restricted Subsidiaries existing on the Closing Date or other Debt (other than Non-Recourse Debt) permitted to be incurred by the Borrower or its Restricted Subsidiaries by the terms of this Agreement (“Refinanced Debt”) but only to the extent that (i) the Refinancing Debt is subordinated in right of payment to or pari passu in right of payment with the Obligations to the same extent as such Refinanced Debt, if at all, (ii) such Refinancing Debt is in an aggregate amount that is equal to or less than the sum of (A) the aggregate amount then outstanding under the Refinanced Debt, plus (B) accrued and unpaid interest on such Refinanced Debt, plus (C) reasonable fees and expenses incurred in obtaining such Refinancing Debt (including any applicable prepayment premiums and defeasance costs), it being understood that this clause (ii) shall not preclude the Refinancing Debt from being a part of a Debt financing that includes other or additional Debt otherwise permitted herein, (iii) such Refinancing

Debt is Incurred by the same Person that initially Incurred such Refinanced Debt or by another Person of which the Person that initially Incurred such Refinanced Debt is a Subsidiary, (iv) such Refinancing Debt is Incurred within 180 days prior to or 180 days after such Refinanced Debt is so refunded, refinanced or extended; and (v) the Refinancing Debt is scheduled to mature either (x) no earlier than the Refinanced Debt or (y) after the latest Termination Date.
“Register” is defined in Section 10.17.
“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.
“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.
“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by foreign lenders for the purpose of purchasing or carrying margin stock (as defined therein).
“Reimbursement Agreement” means, with respect to a Facility Letter of Credit, such form of application therefor and form of reimbursement agreement therefor (whether in a single or several documents, taken together) as the applicable Issuer may employ in the ordinary course of business for its own account, with the modifications thereto as may be agreed upon by such Issuer and the Borrower and as are not materially adverse (in the reasonable judgment of such Issuer and the Agent) to the interests of the Lenders; provided, however, in the event of any conflict between the terms of any Reimbursement Agreement and this Agreement, the terms of this Agreement shall control.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and such Person’s and such Person’s Affiliates respective managers, administrators, trustees, partners, directors, officers, employees, agents, fund managers and advisors.
“Release Conditions” means, with respect any Ordinary Course Release or Other Release, (i) the Borrower will be in pro forma compliance with Section 7.01 after giving effect to such release, (ii) no Event of Default has occurred and is continuing or would result therefrom as of the effective date of such release of Mortgaged Property or portion thereof, (iii) after giving effect to such release and all other releases of Mortgaged Properties or portions thereof since the date of the most recent Financial Covenant Certificate, the Housing Collateral Ratio and Aggregate Collateral Ratio satisfy the requirements of Section 7.01, (iv) such sale, other disposition or release does not result in the remainder of the Mortgaged Property being an unsubdivided parcel after giving effect to such release, to the extent subdivision of such parcel is legally required at such time, (v) such release does not alter the separate tax lot status of the remainder of such Mortgaged Property, subject to customary procedures and timing for separation of tax lots in the applicable jurisdiction and (vi) either (x) the Mortgaged Property being released does not secure Debt under the Second Lien Notes, any Exchange Notes in respect thereof or any Refinancing Debt in respect of the Second Lien Notes or such Exchange Notes or (y) all Liens on Mortgaged Property securing Debt described in clause (x) are being released substantially simultaneously with the release of the Agent’s Lien on such Mortgaged Property.
“Replacement Lender” is defined in Section 2.18.

“Reportable Event” means any of the events set forth in Section 4043 of ERISA with respect to a Plan (excluding any such event with respect to which the PBGC has waived the 30-day notice requirement).
“Required Lenders” means Lenders whose Pro Rata Shares are equal to or greater than 50%; provided that the Loans, Facility Letter of Credit Obligations, and unused Commitments of any Defaulting Lender shall be disregarded in the determination of the Required Lenders at any time.
“Responsible Officer” of any Person means any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.
“Restricted Debt” means Debt of the Borrower or any Subsidiary, the payment, prepayment, repurchase or defeasance of which is restricted under Section 6.10(b).
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Borrower or any Subsidiary.
“Restricted Subsidiary” means each of the Subsidiaries of the Borrower which is not an Unrestricted Subsidiary.
“S&P” means Standard & Poor’s Rating Services.
“Second Amended and Restated Guaranty” means the Second Amended and Restated Guaranty dated as of the date hereof among each Guarantor identified on Schedule III and the Agent, substantially in the form attached as Exhibit A-1.
“Second Lien Notes” means the 6.625% Senior Secured Notes of the Borrower issued pursuant to the Base Indenture 2012 in the original principal amount of $300,000,000.
“Second Successor Agency and Amendment Agreement” is defined in the recitals.
“Secured Debt” means all Debt of the Borrower or any of its Subsidiaries (excluding the Obligations and Debt owing to the Borrower or any of its Subsidiaries) that is secured by a Lien on assets of the Borrower or any of its Subsidiaries as permitted under Section 6.01 hereof.
“Secured Parties” means the collective reference to the Agent, the Issuers and the Lenders.
“Security Documents” means the collective reference to the Collateral Agreement, the Mortgages and all other security documents hereafter delivered to the Agent granting a Lien on any property of any Person to secure the Obligations of the Loan Parties under any Loan Document.
“Senior Indentures” means the Base Indenture 2002, the Base Indenture 2012, the Supplemental Indentures and any other Indenture hereafter entered into by the Borrower pursuant to which the Borrower Incurs any Refinancing Debt with respect to any of the Senior Notes.
“Senior Notes” means (i) the 6 7/8% Senior Notes due 2015 of the Borrower issued in the original principal amount of $350,000,000 pursuant to the Indenture dated April 17, 2002 (the “Base Indenture 2002”) and Fifth

Supplemental Indenture dated June 8, 2005, (ii) the 8.125% Senior Notes due 2016 of the Borrower issued in the original principal amount of $275,000,000 pursuant to the Base Indenture 2002 and the Eighth Supplemental Indenture dated June 6, 2006, (iii) the 9 1/8% Senior Notes due 2018 of the Borrower issued in the original principal amount of $300,000,000 pursuant to the Base Indenture 2002 and the Thirteenth Supplemental Indenture dated May 20, 2010, (iv) the 9 1/8% Senior Notes due 2019 of the Borrower issued in the original principal amount of $250,000,000 pursuant to the Base Indenture 2002 and the Fourteenth Supplemental Indenture dated November 12, 2010, (v) the 7.00% Senior Amortizing Notes due 2013 of the Borrower issued in the original principal amount of approximately $15,738,000 pursuant to the Base Indenture 2002 and the Twelfth Supplemental Indenture dated May 10, 2010, (vi) the 6.00% Senior Amortizing Notes due 2015 of the Borrower issued in the original principal amount of approximately $23,460,000 pursuant to the Base Indenture 2002 and the Sixteenth Supplemental Indenture dated July 16, 2012, and (vii) the 6.625% Senior Secured Notes of the Borrower issued in the original principal amount of $300,000,000 pursuant to the Indenture dated July 18, 2012 (the “Base Indenture 2012”).
“Servicing Arrangement” is defined in Section 2.01.2(d).
“Significant Guarantor” means, at any date of determination thereof, any Guarantor that (together with its Subsidiaries) accounts for ten percent (10%) or more of the Consolidated Tangible Assets as of the last day of the most recent fiscal quarter then ended and ten percent (10%) or more of the consolidated net revenues for the twelve-month period ending on the last day of the most recent fiscal quarter then ended, in each case of the Borrower and its Subsidiaries taken as a whole. Such percentage shall be determined on the basis of financial reports that shall be available not later than 25 days (or, in the case of the last fiscal quarter of the fiscal year, 35 days) following the end of such fiscal quarter.
“Significant Subsidiary” means, at any date of determination thereof, any Subsidiary that (together with its Subsidiaries) accounts for five percent (5%) or more of the Consolidated Tangible Assets as of the last day of the most recent fiscal quarter then ended and five percent (5%) or more of the consolidated net revenues for the twelve-month period ending on the last day of the most recent fiscal quarter then ended, in each case of the Borrower and its Subsidiaries taken as a whole. Such percentage shall be determined on the basis of financial reports that shall be available not later than 25 days (or, in the case of the last fiscal quarter of the fiscal year, 35 days) following the end of such fiscal quarter.
“Specified Drawing Condition” is defined in Section 3.02(1)(c).
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subsidiary” means, as to the Borrower or a Guarantor, in the case of a corporation, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by the Borrower or such Guarantor, as the case may be, or in the case of an entity which is not a corporation, the activities of which are controlled directly, or indirectly through one or more intermediaries, or both, by the Borrower or such Guarantor, as the case may be.
“Supplemental Guaranty” means a Supplemental Guaranty in the form provided for in, and attached to, the form of Second Amended and Restated Guaranty attached hereto as Exhibit A.
“Supplemental Indentures” means the Supplemental Indentures identified in the definition of the term “Senior Notes”.
“Synthetic Purchase Agreement” means any swap, derivative or other agreement or combination of agreements pursuant to which the Borrower or any Subsidiary is or may become obligated to make (a) any payment in connection with a purchase by any third party from a Person other than the Borrower or any Subsidiary of any Equity Interest or Restricted Debt or (b) any payment (other than on account of a permitted purchase by it of any Equity Interest or Restricted Debt) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness; provided that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of the Borrower or the Subsidiaries (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Termination Date” means (i) with respect to any Lenders and Issuers that are not Initial Extending Lenders/Issuers, September 24, 2015 (the “Original Stated Termination Date”) and (ii) with respect to any Lenders and Issuers that are Initial Extending Lenders/Issuers, September 24, 2016, as such date may be further extended as to any Final Extending Lenders/Issuers at the election of Borrower pursuant to Section 2.20, in each case, subject, however, to earlier termination in whole of the Aggregate Commitment pursuant to the terms of this Agreement.
“Title Companies” means Security Title Insurance Company, a Vermont corporation, Homebuilders Title Services, Inc., a Delaware corporation, and Homebuilders Title Services of Virginia, Inc., a Virginia corporation, each of which is a Wholly-Owned Subsidiary of the Borrower.
“Title Insurance Company” means First American Title Insurance Company, its successors and assigns, or other title insurance company reasonably acceptable to the Agent.
“Transactions” means, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the making of any Borrowings hereunder on the Closing Date, (b) the repayment of all amounts due or outstanding under or in respect of, and the amendment and restatement of, the Existing Credit Agreement and (c) the payment of related fees and expenses.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“UHIC” means United Homes Insurance Corporation, a Vermont corporation and Wholly-Owned Subsidiary of the Borrower.

“Unrestricted Cash” of a Person means the cash and Cash Equivalents of such Person that would not be identified as “restricted” on a balance sheet of such Person prepared in accordance with GAAP, except to the extent such cash is identified as “restricted” solely as a result of the Liens pursuant to the Security Documents.
“Unrestricted Subsidiary” means UHIC, Security Title Insurance Company, Inc., a Vermont corporation, Beazer Homes Capital Trust I, a Delaware business trust (to the extent deemed to be a Subsidiary of the Borrower), and each of the Subsidiaries of the Borrower (including any newly formed or acquired Subsidiary) so designated by a resolution adopted by the Board of Directors of the Borrower as provided below, and provided that:
(i)    neither the Borrower nor any of its other Subsidiaries (other than Unrestricted Subsidiaries) (1) provides any direct or indirect credit support or collateral for any Debt of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt) or (2) is directly or indirectly liable for any Debt of such Subsidiary;
(ii)    the creditors with respect to Debt for borrowed money of such Subsidiary have agreed in writing that they have no recourse, direct or indirect, to the Borrower or any other Subsidiary of the Borrower (other than Unrestricted Subsidiaries) or any of their respective assets, including, without limitation, recourse with respect to the payment of principal or interest on any Debt of such Subsidiary; and
(iii)    no default with respect to any Debt of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Borrower or any of its other Subsidiaries (other than other Unrestricted Subsidiaries), to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity.
The Board of Directors of the Borrower may designate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:
(a)    any such designation will be deemed to be an Incurrence by the Borrower and its Restricted Subsidiaries of the Debt (if any) of such designated Subsidiary for purposes of Section 6.02 as of the date of such designation;
(b)    immediately after giving effect to such designation and the Incurrence of any such additional Debt, the Consolidated Fixed Charge Coverage Ratio of the Borrower would be at least 2.0 to 1.0;
(c)    the Liens on the property and assets of such Unrestricted Subsidiary could then be incurred in accordance with Section 6.01 as of the date of such designation;
(d)    Section 5.15, 5.17 and 5.18 of this Agreement and the provisions of the Security Documents and the Guaranty are complied with, to the extent applicable thereto, with respect to such Subsidiary;
(e)    the Borrower shall be in compliance with the covenants in Article VII of this Agreement immediately after giving effect to such designation; and
(f)    no Default or Event of Default shall have occurred and be continuing.
Subject to the foregoing, the Board of Directors of the Borrower also may designate any Restricted Subsidiary to be an Unrestricted Subsidiary; provided that:
(a)    all previous Investments by the Borrower and its Restricted Subsidiaries in such Restricted Subsidiary (net of any returns previously paid on such Investments) will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under Section 6.13;

(b)    immediately after giving effect to such designation and reduction of amounts available for Restricted Payments under Section 6.13, either (x)  the Consolidated Fixed Charge Coverage Ratio of the Borrower would be at least 2.0 to 1.0 or (y) such Consolidated Fixed Charge Coverage Ratio for the Borrower and its Restricted Subsidiaries would be greater than such ratio immediately prior to such designation, in each case on a pro forma basis taking into account such designation;
(c)    the Borrower shall be in compliance with the covenants in Article VII of this Agreement immediately after giving effect to such designation; and
(d)    no Default or Event of Default shall have occurred and be continuing.
Any such designation by the Board of Directors of the Borrower will be evidenced to the Agent by the delivery to the Agent of a certified copy of the resolution of the Board of Directors of the Borrower giving effect to such designation and an officer’s certificate certifying that such designation complied with the foregoing conditions and setting forth the underlying calculations.
“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).
“Wholly-Owned Subsidiary” of any Person means (i) a Subsidiary, of which one hundred percent (100%) of the outstanding Common Equity (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) is owned directly by such Person or through one or more other Wholly-Owned Subsidiaries of such Person, or (ii) any entity other than a corporation in which such Person, directly or indirectly, owns all of the outstanding Common Equity of such entity.
Section 1.02    Accounting Terms. (a) All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 4.04, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.
(b)    Notwithstanding anything to the contrary contained in this Agreement, in determining the Borrower’s compliance with the provisions of Article VII hereof, GAAP shall not include modifications of generally accepted accounting principles that become effective after the date hereof.
Section 1.03    Rules of Construction. (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.
(b)    Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.
(c)    The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.
(d)    The word “will” shall be construed to have the same meaning and effect as the word “shall”.
(e)    Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any person shall be construed to include such person’s successors and assigns (subject to any restrictions on such assignments set forth herein), (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Schedules and Exhibits shall be construed to refer to Articles and Sections of, and Schedules and Exhibits to, this Agreement, (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, and (vi) any reference to any law, rule or regulation shall be construed to mean that law, rule or regulation as amended and in effect from time to time.
(f)    Each covenant in this Agreement shall be given independent effect, and the fact that any act or omission may be permitted by one covenant and prohibited or restricted by any other covenant (whether or not dealing with the same or similar events) shall not be construed as creating any ambiguity, conflict or other basis to consider any matter other than the express terms hereof in determining the meaning or construction of such covenants and the enforcement thereof in accordance with their respective terms.
(g)    This Agreement is being entered into by and between competent and sophisticated parties who are experienced in business matters and represented by legal counsel and other advisors, and has been reviewed by the parties and their legal counsel and other advisors. Therefore, any ambiguous language in this Agreement will not be construed against any particular party as the drafter of the language.
ARTICLE II
AMOUNTS AND TERMS OF THE LOANS
Section 2.01    The Facility.
Section 2.01.1    Revolving Credit Facility. (a) On and after the Closing Date and prior to the Termination Date applicable to such Lender, upon the terms and conditions set forth in this Agreement and in reliance upon the representations and warranties of the Borrower herein set forth, each Lender severally agrees to make Loans to the Borrower, provided that (i) in no event may the aggregate principal amount of all outstanding Loans and the Facility Letter of Credit Obligations of any Lender exceed its Commitment, and (ii) in no event may the sum of the aggregate principal amount of all outstanding Loans and the Facility Letter of Credit Obligations exceed the Aggregate Commitment.
(b)    On and after the Closing Date and prior to the date that is 30 days prior to the Termination Date applicable to such Lender, each Lender severally agrees, on the terms and conditions set forth in this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, to participate in Facility Letters of Credit issued pursuant to Section 2.19 for the account of the Borrower, provided that (i) in no event may the aggregate principal amount of all outstanding Loans and Facility Letter of Credit Obligations of any Lender exceed its Commitment and (ii) in no event may the aggregate amount of all Facility Letter of Credit Obligations exceed an amount equal to the Aggregate Commitment minus the sum of all outstanding Loans.
(c)    Loans hereunder shall be made ratably by the several Lenders in accordance with their respective Pro Rata Shares. Participations in Facility Letters of Credit hereunder shall be ratable among the several Lenders in accordance with their respective Pro Rata Shares.

(d)    All Obligations with respect to the Commitment, Loans and Facility Letters of Credit of a Lender shall be due and payable by the Borrower on the Termination Date applicable to such Lender unless such Obligations shall sooner become due and payable pursuant to Section 8.01 or as otherwise provided in this Agreement. All other Obligations owing to a Lender (or the Agent) shall be due and payable by the Borrower on the Termination Date applicable to such Lender (or the latest Termination Date in the case of the Agent) unless such other Obligations shall sooner become due and payable pursuant to Section 8.01 or as otherwise provided in this Agreement
(e)    Each Borrowing which shall not utilize the Aggregate Commitment in full shall be in an amount not less than One Million Dollars ($1,000,000) in the case of a Borrowing consisting of Eurodollar Loans and One Million Dollars ($1,000,000) in the case of a Borrowing consisting of ABR Loans. Each Borrowing shall consist of a Loan made by each Lender in the proportion of its Pro Rata Share. Within the limits of the Aggregate Commitment, the Borrower may borrow, repay pursuant to Section 2.10, and reborrow Loans under this Section 2.01. On such terms and conditions, the Loans may be outstanding as ABR Loans or Eurodollar Loans. Each type of Loan shall be made and maintained at the applicable Lender’s Lending Office for such type of Loan. The failure of any Lender to make any requested Loan to be made by it on the date specified for such Loan shall not relieve any other Lender of its obligation (if any) to make such Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make such Loan to be made by such other Lender.
Section 2.01.2    Facility Availability.
(a)    On and after the date that the conditions set forth in Section 3.01 have been satisfied or waived by the Agent and the Lenders, the Borrower may borrow an aggregate principal amount of up to the Aggregate Commitments (reduced by the amount of all then outstanding Facility Letter of Credit Obligations), provided, however, that the Borrower shall satisfy the conditions set forth in Section 3.02 prior to the making of each Borrowing.
(b)    So long as no other Debt is secured by a Lien on such Collateral, or any such Lien is being released substantially simultaneously with the release by the Agent, the Borrower may provide (i) an Authorized Agent’s Letter to the Agent with respect to a request for an Ordinary Course Release, or (ii) an Officer’s Certificate to the Agent with respect to a request for the release of the Agent’s Liens on any Mortgaged Properties or any portions thereof in order to effect the sale or other disposition of such Mortgaged Properties or portions thereof (A)  where such Mortgaged Properties or portions thereof are owned by a Subsidiary being sold, or whose assets are being sold, in a transaction otherwise permitted by this Agreement, (B) where such Mortgaged Properties or portions thereof where any structure is, or becomes, classified as being located in a Flood Zone so long as the Borrower maintains compliance with Section 7.01 after giving pro forma effect to the release of such Mortgaged Property from the Collateral; provided, however, that the Borrower request such release within 45 days of receipt of notification from the Agent that any portion of the structure(s) located on such Mortgaged Property has been reclassified as being located in a Flood Zone or (C) where such Mortgaged Properties or portions thereof are, or are becoming, Excluded Property. The Authorized Agent’s Letter or Officer’s Certificate (as applicable) and related documentation delivered to the Agent under this Section 2.01.2(b) shall be sent to the Agent via electronic mail to william.o’daly@credit-suisse.com, andrew.maletta@credit-suisse.com and agency.loanops@credit-suisse.com or such other employees of the Agent as may hereafter be designated by the Agent in writing to the Borrower. If the Agent receives such Authorized Agent’s Letter or Officer’s Certificate (as applicable) and a copy of the applicable instrument or instruments of such sale or other disposition, where applicable, then the Agent shall, within five (5) Business Days, or shorter time period as may be agreed by the Agent, of its receipt of the Authorized Agent’s Letter or Officer’s Certificate (as applicable), execute and deliver or cause to be executed and delivered such release instruments (so long as such release instruments are in the respective forms approved by the Agent or otherwise are in form and substance reasonably satisfactory to the Agent) in connection with the Authorized Agent’s Letter or Officer’s Certificate (as applicable) to effectuate the release of its Liens on such Mortgaged Property

(or the portions thereof, including any related personal property), provided that (A) with respect to Ordinary Course Releases, no Event of Default shall have occurred and is continuing and (B) with respect to Other Releases, the Release Conditions have been satisfied as evidenced by the Officer’s Certificate delivered in connection therewith; provided further, however, that such release shall not be recorded until the occurrence of the applicable event permitted by the Credit Agreement to which such Authorized Agent’s Letter or Officer’s Certificate (as applicable) and release documentation relates. Such executed release documents shall be delivered by the Agent in accordance with the delivery instructions provided with the applicable Authorized Agent’s Letter or Officer’s Certificate. Upon the recording of the release of the Agent’s Liens on any Mortgaged Properties or portions thereof, such Mortgaged Properties or portions shall no longer be included in the calculation of the Housing Collateral Ratio and Aggregate Collateral Ratio, as the case may be, as reflected in the next Financial Covenant Certificate to be delivered by the Borrower. The Borrower shall be deemed to have represented and warranted to the Agent and the Lenders that as of the effective date of each release of Mortgaged Property or portion thereof, after giving effect to such release and all other releases of Mortgaged Properties or portions thereof since the date of the most recent Financial Covenant Certificate, the Housing Collateral Ratio and Aggregate Collateral Ratio satisfy the requirements of Section 7.01. Notwithstanding the foregoing, if the book value of any Mortgaged Property requested to be released under this Section 2.01.2(b) plus the aggregate book value of all Mortgaged Properties previously released by the Agent under this Section 2.01.2(b) during any period between delivery of the Financial Covenant Certificate then in effect and the next Financial Covenant Certificate scheduled to be delivered by the Borrower exceeds 10% of the book value of the aggregate Collateral used in the calculation of the Financial Covenant Certificate, then the Agent shall have no obligation to deliver the release instruments until the Borrower shall have provided to the Agent an updated Financial Covenant Certificate demonstrating that the Housing Collateral Ratio and Aggregate Collateral Ratio, after giving effect to such additional requested release, would satisfy the requirements of Section 7.01.
(c)    A Loan Party may, without the consent of any Lender, the Agent or any other Person, (A) make immaterial dispositions (including, but not limited to, lot line adjustments) of portions of any Mortgaged Property for dedication or public use to, or permit the creation of Liens to secure the levy of special assessments in favor of, governmental authorities, community development districts and property owners’ associations, (B) make immaterial dispositions of portions of the Mortgaged Property to third parties for the purpose of resolving any encroachment issues, (C) subject to Section 5.14, grant easements, restrictions, covenants, reservations and rights-of-way for resolving minor encroachment issues or for access, water and sewer lines, telephone, cable and internet lines, electric lines or other utilities or for other similar purposes, and (D) subject to Section 5.14, consent to or join in any land use or other development approval documents (including subdivision plats, easements, homeowners’ association and condominium declarations and agreements and the like) provided that, in each case, the Release Conditions shall have been satisfied as evidenced by the Officer’s Certificate delivered in connection therewith and that such disposition, grant or consent is usual and customary in the ordinary course of the Borrower’s development business and otherwise does not materially impair the value, utility or operation of the applicable Mortgaged Property. In connection with any disposition or creation of any Lien or any grant or consent permitted pursuant to this subsection (c), the Agent shall execute and deliver or cause to be executed and delivered any instrument reasonably necessary or appropriate in the case of the dispositions referred to above to release the portion of the Mortgaged Property affected by such disposition from the Lien of the applicable Mortgage, or to subordinate the Lien of the applicable Mortgage, or acknowledge that the Lien of any Mortgage is subordinate, to such Liens or grants of easements, restrictions, covenants, reservations and rights-of-way or other similar grants, or to evidence such consent or joinder, in each case within five (5) Business Days’, or shorter time period as may be agreed by the Agent, of receipt by the Agent of (x) an Officer’s Certificate, and (y) a copy of the applicable instrument or instruments of disposition, consent, joinder or subordination for the Agent’s execution. Such executed instruments shall be delivered by the Agent in accordance with the delivery instructions provided with the applicable Officer’s Certificate. The Officer’s Certificate and related documentation delivered to the Agent under this Section 2.01.2(c) shall be sent to the Agent via electronic mail to william.o’daly@credit-suisse.com,

andrew.maletta@credit-suisse.com and agency.loanops@credit-suisse.com or such other employees of the Agent as may hereafter be designated by the Agent in writing to the Borrower. The provisions of this paragraph shall in no way limit or alter the requirements of Sections 7.01 or 7.02 and nothing in this Agreement or in any other Loan Document is intended to subordinate or postpone, and shall not be interpreted as subordinating or postponing, or as any agreement to subordinate or postpone, any Lien created by any of the Loan Documents to any Lien permitted by Section 6.01 (other than the Liens expressly permitted by this Section 2.01.2(c)).
(d)    Notwithstanding anything to the contrary in this Section 2.01.2, each of the Lenders hereby consents to the release, disposition or subordination of the Collateral as set forth in Sections 2.01.2(b) and 2.01.2(c) and the entering into of a servicing arrangement by the Agent and the Borrower on terms substantially similar to those set forth in the Real Estate Services Agreement dated as of October ___, 2009 between Midland Loan Services, Inc. and Citibank, N.A. or otherwise reasonably acceptable to Agent (a “Servicing Arrangement”), without the necessity of any further action or consent on its part. Subject to the last sentence of this Section 2.01.2(d), each of the parties hereto further acknowledges and agrees that the Agent and the Borrower shall promptly, and in any event prior to the first recording of a Mortgage under this Agreement, enter into arrangements (which may include the granting of powers of attorney) reasonably acceptable to the Agent and the Borrower (and thereafter maintain) with a title company or other third party reasonably acceptable to the Agent and the Borrower. During such time as such Servicing Arrangement is in effect, all Authorized Agent’s Letters and Officer’s Certificates and related documents as described in Sections 2.01.2(b) and 2.01.2(c) shall be submitted by or on behalf of the Borrower to such title company or other third party. Such Servicing Arrangement shall authorize such title company or other third party to (x) receive all such Authorized Agent’s Letters and Officer’s Certificates and related documents, (y) review, execute and return, in accordance with the respective delivery instructions included with such documents, all instruments evidencing the requested release, disposition, subordination, joinder or consent, as applicable, and take all other actions required to be taken by the Agent in connection therewith as provided in Section 2.01.2(b) or Section 2.01.2(c), as the case may be, and (z) take all actions required to be taken by the Agent in respect of any Mortgages or Flood Certificates required to be delivered pursuant to Section 5.17, in each case as provided in the Servicing Arrangement. The entry into and maintenance of such arrangements shall be deemed to satisfy the obligations of the Agent with respect to (i) such releases, subordinations, joinders and consents pursuant to Sections 2.01.2(b) and 2.01.2(c), respectively, (ii) any consent or authorization required to be given pursuant to Section 5.14 and (iii) any Mortgages or Flood Certificates required to be delivered pursuant to Section 5.17. If there is any conflict or inconsistency between any terms or provisions of the Servicing Arrangement and any terms or provisions of Sections 2.10.2(b) – (d), 5.14 or 5.17, then the applicable terms and provisions of the Servicing Arrangement shall govern and control. Notwithstanding anything in this Section 2.01.2 to the contrary, if (x) no reasonably qualified title agent or third party shall be willing to enter into or maintain the Servicing Arrangement or (y) the Agent shall reasonably believe that any title agent or third party is taking actions on behalf of the Agent pursuant to any Servicing Arrangement that is contrary to the terms of the Servicing Arrangement, then the Agent shall have no obligation to enter into or maintain the Servicing Arrangement (with respect to the occurrence of clause (x) above) or to maintain the Servicing Arrangement (with respect to the occurrence of clause (y) above).
(e)    The Agent and the Lenders hereby agree that (A) upon satisfaction of the Permitted Secured Debt Conditions, all of the security interests and Liens shall be deemed to be forever released, discharged and terminated on the applicable Collateral being pledged to the secured party providing the Secured Debt only to the extent such Secured Debt is permitted under Section 6.02 and the Lien securing such Debt is permitted under Section 6.01 (it being understood that, in the case of this clause (A), no Liens shall be released, discharged or terminated on Collateral included in Housing Collateral and the proceeds thereof unless, after giving effect thereto, the Borrower shall be in compliance with Section 7.01) and (B) upon the occurrence of the Termination Date applicable to all Lender Parties and payment in full of the all outstanding Obligations (or, with respect to outstanding Facility Letters of Credit, cash collateralization or other arrangements reasonably satisfactory to Issuer thereof and the Agent) all of the security interests in, and Liens on, the Collateral, shall be deemed to be forever released, discharged and terminated. From and after the date that the Permitted Secured Debt Conditions shall have been satisfied or the Termination Date applicable to all Lender Parties shall have occurred and all outstanding Obligations shall have been paid in full (or, with respect to outstanding Facility Letters of Credit, cash collateralized or provided for pursuant to other arrangements reasonably satisfactory to Issuer thereof and the Agent), the Agent shall (x) execute (as applicable) and file Uniform Commercial Code termination statements, intellectual property release documents and such other instruments of release and discharge pertaining to the security interests and other Liens granted to the Agent pursuant to the Security Documents in any of the Collateral being so released as the Borrower may reasonably request to effectuate, or reflect of public record, the release and discharge of all such security interests and Liens and (y) deliver promptly all Collateral in its possession to the extent that the Liens on such Collateral are being released, discharged or terminated. All of the foregoing deliveries shall be at the expense of the Borrower, with no liability to the Agent or any Lender, and with no representation or warranty by or recourse to the Agent or any Lender.
(f)    Notwithstanding anything to the contrary in this Agreement or any other Loan Document, and in addition to the other conditions to release of Collateral in this Agreement or any other Loan Document, the Agent shall release its Lien on any applicable Collateral only if (i) such Collateral does not secure Debt under the Second Lien Notes, any Exchange Notes in respect thereof or any Refinancing Debt in respect of the Second Lien Notes or such Exchange Notes or (ii) all Liens on such Collateral securing Debt described in clause (i) are being released substantially simultaneously with the release of the Agent’s Lien on such Collateral.
(g)    The Agent or its representatives shall be entitled to inspect the Collateral as follows: (i) at the Agent’s option, but typically no more than once each calendar quarter so long as no Event of Default has occurred and is continuing, such representatives may review the Collateral at site and from the financial records of the Loan Parties, which will include Inventory reports, sales reports, copies of contracts, paid invoices, etc.; and (ii) material negative variances will be discussed with the Borrower and, if not satisfactorily resolved, will be reflected in the current month’s Financial Covenant Certificate. All inspections made by the Agent and its representatives shall be made solely and exclusively for the protection and benefit of the Lenders and neither the Borrower nor any other Person shall be entitled to claim any loss or damage against the Agent or its representatives for failure to properly discharge any alleged duties of the Agent.
(h)    The Borrower shall pay all reasonable and documented fees and expenses associated with any of the actions taken under this Section 2.01.2 including, without limitation, (A) uniform commercial code searches, (B) judgment and tax lien searches, (C) recordation taxes, documentary taxes, transfer taxes and mortgage taxes and (D) filing and recording fees, charges and expenses.

Section 2.02    Reductions of and Increases in Aggregate Commitment.
Section 2.02.1    Reduction of Aggregate Commitment. The Borrower shall have the right, upon at least three (3) Business Days’ prior notice to the Agent, to terminate in whole or reduce in part the unused portion of the Aggregate Commitment, provided that each partial reduction shall be in the amount of at least Two Million Dollars ($2,000,000), and provided further that no reduction shall be permitted if, after giving effect thereto, and to any prepayment made therewith, the sum of (i) the outstanding and unpaid principal amount of the Loans and (ii) the Facility Letter of Credit Obligations shall exceed the Aggregate Commitment. Each reduction in part of the unused portion of each Lender’s Commitment shall be made in the proportion that such Commitment bears to the total amount of the Aggregate Commitment. Any Commitment, once reduced or terminated, may not be reinstated (except as otherwise provided in Section 8.01(v)) and may not be increased (except in accordance with Section 2.02.2).
Section 2.02.2    Increase in Aggregate Commitment.
(a)    Request for Facility Increase. The Borrower may, at any time and from time to time, request, by notice to the Agent, an increase of the Aggregate Commitment (a “Facility Increase”) within the limitations hereafter described, which request shall set forth the amount of each such requested Facility Increase. The Aggregate Commitment may be increased (up to the amount of such requested Facility Increase, in the aggregate) by having one or more New Lenders increase the amount of their then existing Commitments or become Lenders, as the case may be, subject to and in accordance with this provisions of this Section 2.02.2. Any Facility Increase shall be subject to the following limitations and conditions: (i) any increase (in the aggregate) in the Aggregate Commitment, any increase in any Commitment and any new Commitment shall (unless otherwise agreed to by the Borrower and the Agent) not be less than $5,000,000 (and (unless otherwise agreed to by the Borrower and the Agent) shall be in integral multiples of $1,000,000 if in excess thereof); (ii) no Facility Increase pursuant to this Section 2.02.2 shall increase the Aggregate Commitment to an amount in excess of $200,000,000; (iii) each Facility Increase pursuant to this Section 2.02.2 shall be on the same terms (including, without limitation, interest rates, guarantees and security on a pari passu basis) and conditions as this Facility; (iv) the Agent shall have received a certificate signed by a duly authorized Financial Officer of the Borrower dated the Increase Date certifying (A) the conditions set forth in Section 3.02(1) have been satisfied, (B) all covenants in Section 7.01 are satisfied on a pro forma basis, in each case on the date of incurrence and for the most recent determination period, after giving effect to such Facility Increase and other customary and appropriate pro forma adjustment events, including any acquisitions or dispositions after the beginning of the relevant determination period but prior to or simultaneous with the effectiveness of such Facility Increase and (C) all fees and expenses owing in respect of such increase to the Agent and the Lenders shall have been paid; (v) the Borrower and each New Lender shall have executed and delivered a commitment and acceptance (the “Commitment and Acceptance”) substantially in the form of Exhibit C hereto, and the Agent shall have accepted and executed the same; (vi) the Borrower shall have executed and delivered to the Agent such Note or Notes as the Agent shall require to reflect such Facility Increase; (vii) the Borrower shall have delivered to the Agent an opinion of counsel (substantially similar to the form of opinion provided for in Section 3.01(9)(A), modified to apply to the Facility Increase and each Note and Commitment and Acceptance executed and delivered in connection therewith); (viii) the Guarantors shall have consented in writing to the Facility Increase and shall have agreed that their Guaranties continue in full force and effect; and (ix) the Borrower and each New Lender shall otherwise have executed and delivered such other instruments and documents as the Agent shall have reasonably requested in connection with such Facility Increase. The form and substance of the documents required under clauses (iv) through (ix) above shall be reasonably acceptable to the Agent. The Agent shall provide written notice to all of the Lenders hereunder of any Facility Increase.
(b)    New Lenders’ Loans and Participation in Facility Letters of Credit. Upon the effective date of any increase in the Aggregate Commitment pursuant to the provisions hereof (the “Increase Date”), which

Increase Date shall be mutually agreed upon by the Borrower, each New Lender and the Agent, (i) such New Lender shall be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty from the Lenders, an undivided interest and participation in any Facility Letter of Credit then outstanding, ratably, such that each Lender (including each New Lender) holds a participation interest in each such Facility Letter of Credit in the amount of its then Pro Rata Share thereof; (ii) on such Increase Date, the Borrower shall repay all outstanding ABR Loans and reborrow an ABR Loan in a like amount from the Lenders (including the New Lender); (iii) such New Lender shall not participate in any then outstanding Loan that is a Eurodollar Loan; (iv) if the Borrower shall at any time on or after such Increase Date convert or continue any Loan that is a Eurodollar Loan that was outstanding on such Increase Date, the Borrower shall be deemed to repay such Loan on the date of the conversion or continuation thereof and then to re-borrow as a Loan a like amount on such date so that the New Lender shall make a Loan on such date in the amount of its Pro Rata Share of such Borrowing; and (v) such New Lender shall make its Pro Rata Share of all Loans made on or after such Increase Date (including those referred to in clauses (ii) and (iv) above) and shall otherwise have all of the rights and obligations of a Lender hereunder on and after such Increase Date. Notwithstanding the foregoing, upon the occurrence of a Default prior to the date on which such New Lender is holding its Pro Rata Share of all Loans hereunder, such New Lender shall, upon notice from the Agent given on or after the date on which the Obligations are accelerated or become due following such Default, pay to the Agent (for the account of the other Lenders, to which the Agent shall pay their ratable shares thereof upon receipt) a sum equal to such New Lender’s Pro Rata Share of each Loan that is a Eurodollar Loan then outstanding with respect to which such New Lender does not then hold an interest; such payment by such New Lender shall constitute an ABR Loan hereunder.
(c)    Required Lenders. Solely for purposes of the calculation of Pro Rata Shares as used in the definition of “Required Lenders,” until such time as a New Lender holds its Pro Rata Share of all outstanding Loans (if any), the amount of such New Lender’s new Commitment or the increased amount of its Commitment shall be excluded from the amount of the Commitments and Aggregate Commitment and there shall be included in lieu thereof at any time an amount equal to the sum of the outstanding Loans and the participation interests in Facility Letters of Credit held by such New Lender with respect to its new Commitment or the increased amount of its Commitment.
(d)    No Obligation to Increase Commitment. Nothing contained herein shall constitute, or otherwise be deemed to be, a commitment or agreement on the part of the Borrower or the Agent to give or grant any Lender the right to increase its Commitment hereunder at any time or a commitment or agreement on the part of any Lender to increase its Commitment hereunder at any time, and no Commitment of a Lender shall be increased without its prior written approval.
Section 2.03    Notice and Manner of Borrowing. The Borrower shall give the Agent notice of any Loans under this Agreement, on the Business Day of each ABR Loan, and at least three (3) Business Days before each Eurodollar Loan, specifying: (1) the date of such Loan (which shall be a Business Day); (2) the amount of such Loan; (3) the type of Loan (whether an ABR Loan or a Eurodollar Loan); and (4) in the case of a Eurodollar Loan, the duration of the Interest Period applicable thereto, provided, however, that (a) no Interest Period may extend beyond the earliest Termination Date to occur following such notice and (b) not more than eight (8) Interest Periods for Eurodollar Loans may be outstanding at any one time. All notices given by the Borrower under this Section 2.03 shall be irrevocable and shall be given not later than 11:00 A.M. New York City time on the day specified above for such notice. The Agent shall notify each Lender of each such notice not later than noon New York City time on the date it receives such notice from the Borrower if such notice is received by the Agent at or before 11:00 A.M. New York City time. In the event such notice from the Borrower is received after 11:00 A.M. New York City time, it shall be treated as if received on the next succeeding Business Day, and the Agent shall notify each Lender of such notice as soon as practicable but not later than noon New York City time on the next succeeding Business Day. Not later than 1:00 P.M. New York City time on the date of such Loans, each Lender will make available to the Agent in immediately available funds, such Lender’s Pro Rata Share of such Loans. After the Agent’s receipt of such funds, on the date of such Loans and upon fulfillment of the applicable conditions set forth in Article III, the Agent shall promptly credit the amounts so received to the Borrower’s account with the Agent.
Section 2.04    Non-Receipt of Funds by Agent. (a) Unless the Agent shall have received notice from a Lender prior to the date (in the case of a Eurodollar Loan), or by 1:00 P.M. New York City time on the date (in the case of an ABR Loan), on which such Lender is to provide funds to the Agent for a Loan to be made by such Lender that such Lender will not make available to the Agent such funds, the Agent may assume that such Lender has made such funds available to the Agent on the date of such Loan in accordance with Section 2.03 and the Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent such Lender shall not have given the notice provided for above and shall not have made such funds available to the Agent, such Lender agrees to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at the Federal Funds Effective Rate for three (3) Business Days and thereafter at the Alternate Base Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender’s applicable Loan for purposes of this Agreement. If such Lender does not pay such corresponding amount forthwith upon Agent’s demand therefor, the Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at the rate of interest applicable at the time to such proposed Loan. Nothing set forth in this Section shall affect the rights of the Borrower with respect to any Lender that defaults in the performance of its obligation to make a Loan hereunder.
(b)    Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Effective Rate for three Business Days and thereafter at the Alternate Base Rate.
Section 2.05    Conversions and Renewals. The Borrower may elect from time to time to convert all or a part of one type of Loan into another type of Loan or to renew all or part of a Loan by giving the Agent notice at least one (1) Business Day before conversion into an ABR Loan, and at least three (3) Business Days before the conversion into or renewal of a Eurodollar Loan, specifying: (1) the renewal or conversion date; (2) the amount of the Loan to be converted or renewed; (3) in the case of conversions, the type of Loan to be converted into; and (4) in the case of renewals of or a conversion into a Eurodollar Loan, the duration of the Interest Period applicable thereto; provided that (a) the minimum principal amount of each Eurodollar Loan outstanding after a renewal or conversion shall be One Million Dollars ($1,000,000) and the minimum amount of each ABR Loan outstanding after a renewal or conversion shall be Two Hundred Fifty Thousand Dollars ($250,000) and in each case in integral multiples of $100,000 if in excess of such minimum amounts; (b) Eurodollar Loans may be converted on a Business Day that is not the last day of the Interest Period for such Loan only if the Borrower pays on the date of conversion all amounts due pursuant to Section 2.16; (c) the Borrower may not renew a Eurodollar Loan or convert an ABR Loan into a Eurodollar Loan at any time that a Default has occurred that is continuing; (d) no Interest Period may extend beyond the earliest Termination Date to occur following such notice; and (e) not more than eight (8) Interest Periods for Eurodollar Loans may be outstanding at any one time. All conversions and renewals shall be made in the proportion of the Lenders’ respective Pro Rata Shares. All notices given by the Borrower under this Section 2.05 shall be irrevocable and shall be given not later than 11:00 A.M. New York City time on the day which is not less than the number of Business Days specified above for such notice. The Agent shall notify each Lender of each such notice not later than noon New York City time on the date it receives such notice from the Borrower if such notice is received by the Agent at or before 11:00 A.M. New York City time. In the event such notice from the Borrower is received after 11:00 A.M. New York City time, it shall be treated as if received on the next succeeding Business Day, and the Agent shall notify each Lender of such notice as soon as practicable but not later than noon New York time on the next succeeding Business Day. Notwithstanding the foregoing, if the Borrower shall fail to give the Agent the notice as specified above for the renewal or conversion of a Eurodollar Loan prior to the end of the Interest Period with respect thereto, such Eurodollar Loan shall automatically be converted into an ABR Loan on the last day of the Interest Period for such Loan.
Section 2.06    Interest. (a) The Borrower shall pay interest to the Agent, for the account of the applicable Lender or Lenders on the outstanding and unpaid principal amount of the Loans at the following rates:
(i)    If an ABR Loan, then at a rate per annum equal to the Alternate Base Rate in effect from time to time as interest accrues; and
(ii)    If a Eurodollar Loan, then at a rate per annum for the Interest Period applicable to such Eurodollar Loan equal to the Eurodollar Rate for such Interest Period.
(b)    Any change in the interest rate based on the Alternate Base Rate resulting from a change in the Alternate Base Rate shall be effective (without notice) as of the opening of business on the day on which such change in the Alternate Base Rate becomes effective. Interest on each Eurodollar Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Interest on each ABR Loan calculated on the basis of the Base Rate shall be calculated on the basis of a year of 365 or 366 days (as appropriate) for the actual number of days elapsed and interest on each ABR Loan calculated based on the Federal Funds Effective Rate shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.
(c)    Interest on the Loans shall be paid (in an amount set forth in a statement delivered by the Agent to the Borrower, provided, however, that the failure of the Agent to deliver such statement shall not limit or otherwise affect the obligations of the Borrower hereunder) in immediately available funds to the Agent at the office of Agent from time to time designated by it in writing for the account of the applicable Lending Office of each applicable Lender as follows:
(1)    For each ABR Loan, on the first day of each calendar month commencing on the first such date after such Loan is made;

(2)    For each Eurodollar Loan, on the last day of the Interest Period with respect thereto, except that, if such Interest Period is longer than three months, interest shall also be paid on the last day of the third month of such Interest Period; and
(3)    If not sooner paid, then on the applicable Termination Date or such earlier date as the Loans may be due or declared due hereunder.
(d)    Any principal amount of any Loan not paid when due (at maturity, by acceleration, or otherwise) and any other overdue amounts (including, without limitation, interest and fees) shall bear interest thereafter until paid in full, payable on demand, at a rate per annum equal to the Alternate Base Rate or the applicable Eurodollar Rate, as the case may be, for such Loan in effect from time to time as interest accrues, plus two percent (2%) per annum.
Section 2.07    Interest Rate Determination. (a) The Agent shall determine each Adjusted LIBO Rate. The Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Agent pursuant to the terms of this Agreement.
(b)    If the provisions of this Agreement or any Note would at any time require payment by the Borrower to a Lender of any amount of interest in excess of the maximum amount then permitted by the law applicable to any Loan, the interest payments to such Lender shall be reduced to the extent necessary so that such Lender shall not receive interest in excess of such maximum amount. If, as a result of the foregoing a Lender shall receive interest payments hereunder or under a Note in an amount less than the amount otherwise provided hereunder, such deficit (hereinafter called “Interest Deficit”) will cumulate and will be carried forward (without interest) until the termination of this Agreement. Interest otherwise payable to a Lender hereunder and under a Note for any subsequent period shall be increased by the maximum amount of the Interest Deficit that may be so added without causing such Lender to receive interest in excess of the maximum amount then permitted by the law on the applicable Loans. The amount of the Interest Deficit relating to the Loans shall be treated as a prepayment premium (to the extent permitted by law) and paid in full at the time of any optional prepayment by the Borrower to the applicable Lenders of all the applicable Loans at that time outstanding pursuant to Section 2.10. The amount of the Interest Deficit relating to the applicable Loans at the time of any complete payment of the Loans at that time outstanding (other than an optional prepayment thereof pursuant to Section 2.10) shall be canceled and not paid.
Section 2.08    Fees. (a) The Borrower agrees to pay to each Lender, through the Agent, on the last Business Day of March, June, September and December of each year and on each date on which any Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a “Commitment Fee”) equal to 0.75% per annum on the daily unused amount of the Commitment of such Lender during the preceding calendar quarter (or other period commencing with the date hereof or ending with the Termination Date applicable to such Lender’s Commitment or the date on which the Commitment of such Lender shall expire or be terminated); provided that no Commitment Fee shall be payable by the Borrower to a Lender which is a Defaulting Lender for such period as such Lender remains a Defaulting Lender. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.
(b)    The Borrower shall pay to each Issuer of a Facility Letter of Credit the Fronting Fee to be paid by the Borrower to such Issuer pursuant to Section 2.19.6(b). The Borrower agrees to pay to the Agent for the account of each Lender the Facility Letter of Credit Fees pursuant to Section 2.19.6(a).
(c)    The Borrower shall pay to the Agent such additional fees as are specified in the Agent’s Fee Letter.

Section 2.09    Notes. If so requested by any Lender, all Loans made by such Lender under this Agreement shall be evidenced by, and repaid with interest in accordance with, a single Note of the Borrower in substantially the form of Exhibit B hereto, in each case duly completed, dated the date of this Agreement and payable to such Lender for the account of its applicable Lending Office, such Note to represent the obligation of the Borrower to repay the Loans made by such Lender. Each Lender is hereby authorized by the Borrower, but no Lender shall be required, to endorse on the schedule attached to such Note or Notes held by it the amount and type of such applicable Loan and each renewal, conversion, and payment of principal amount received by such applicable Lender for the account of its applicable Lending Office on account of its applicable Loans, which endorsement shall, in the absence of manifest error, be conclusive as to the outstanding balance of such Loans made by such Lender; provided, however, that the failure to make such notation with respect to any Loan or renewal, conversion, or payment shall not limit or otherwise affect the obligations of the Borrower under this Agreement or the Note or Notes held by such Lender. All Loans of a Lender shall be repaid on the Termination Date applicable to such Lender’s Commitment.
Section 2.10    Prepayments. (a) The Borrower may, upon notice to the Agent not later than noon New York City time on the date of prepayment in the case of ABR Loans and at least three (3) Business Days’ prior notice to the Agent in the case of Eurodollar Loans, prepay (including, without limitation, all amounts payable pursuant to the terms of Section 2.16) the Loans in whole or in part with accrued interest to the date of such prepayment on the amount prepaid, provided that (1) each partial payment shall be in a principal amount of not less than One Million Dollars ($1,000,000) in the case of a Eurodollar Loan and Two Hundred Fifty Thousand Dollars ($250,000) in the case of an ABR Loan; and (2) Eurodollar Loans may be prepaid only on the last day of the Interest Period for such Loans; provided, however, that such prepayment of Eurodollar Loans may be made on any other Business Day if the Borrower pays at the time of such prepayment all amounts due pursuant to Section 2.16. Upon receipt of any such prepayments, the Agent will promptly thereafter cause to be distributed the Pro Rata Share of such prepayment to each Lender for the account of its applicable Lending Office.
(b)    The Borrower shall immediately upon a Change of Control prepay the Loans in full and all accrued interest to the date of such prepayment, and in the case of Eurodollar Loans all amounts due pursuant to Section 2.16.
(c)    If, after giving effect to any partial reduction of the Commitments or at any other time, the aggregate principal amount of Loans plus the aggregate Facility Letter of Credit Obligations would exceed the Aggregate Commitment, then the Borrower shall, on the date of such reduction or at such other time, repay or prepay the Borrowings and, after the Borrowings shall have been repaid or prepaid in full, replace or cause to be canceled (or make other arrangements satisfactory to the Agent and each Issuer with respect to) Facility Letters of Credit in an amount sufficient to eliminate such excess.
Section 2.11    Method of Payment. The Borrower shall make each payment under this Agreement and under any of the Notes not later than noon New York City time on the date when due in lawful money of the United States to the Agent for the account of the applicable Lending Office of each Lender in immediately available funds. The Agent will promptly thereafter cause to be distributed (1) the Pro Rata Share of such payments of principal and interest with respect to Loans in like funds to each Lender for the account of its applicable Lending Office and (2) other fees payable to any Lender to be applied in accordance with the terms of this Agreement. If any such payment is not received by a Lender on the Business Day on which the Agent received such payment (or the following Business Day if the Agent’s receipt thereof occurs after 3:00 P.M. New York City time), such Lender shall be entitled to receive from the Agent interest on such payment at the Federal Funds Effective Rate for three Business Days and thereafter at the Alternate Base Rate (which interest payment shall not be an obligation for the Borrower’s account, including under Section 10.04 or Section 10.06). The Borrower hereby authorizes each Lender, if and to the extent payment is not made when due under this Agreement or under any of the Notes, to charge from time to time against any account of the Borrower with such Lender any amount as due. Whenever any payment to be made under this Agreement or under any of the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of the payment of interest and the commitment fee, as the case may be, except, in the case of a Eurodollar Loan, if the result of such extension would be to extend such payment into another calendar month, such payment shall be made on the immediately preceding Business Day.
Section 2.12    Use of Proceeds. The proceeds of the Loans hereunder shall be used by the Borrower for working capital and general business purposes of the Borrower and the Subsidiaries to the extent permitted in this Agreement. The Borrower will not (i) directly or indirectly, use any part of such proceeds for the purpose of repaying the Senior Notes or for purchasing or carrying any margin stock within the meaning of Regulation U or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock, or for any purpose which violates, or is inconsistent with, Regulation X or (ii) directly or, to its knowledge, indirectly, use any part of such proceeds or otherwise make available such proceeds (x) to any Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC or (y) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the U.S. Foreign Corrupt Practices Act of 1977.
Section 2.13    Yield Protection. If any Change in Law, or the compliance of any Lender or Issuer therewith,
(i)    subjects any Lender or Issuer or any applicable Lending Office to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding federal taxation of the overall net income of any Lender or Issuer or applicable Lending Office), or changes the basis of taxation of payments to any Lender or Issuer in respect of its Loans or Facility Letters of Credit or other amounts due it hereunder, or
(ii)    imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or Issuer or any applicable Lending Office (other than reserves and assessments taken into account in determining the interest rate applicable to Loans), or
(iii)    imposes any other condition the result of which is to increase the cost to any Lender or Issuer or any applicable Lending Office of making, funding or maintaining loans or issuing or participating in letters of credit or reduces any amount receivable by any Lender or Issuer or any applicable Lending Office in connection with loans, or requires any Lender or Issuer or any applicable Lending Office to make any payment calculated by reference to the amount of loans held, letters of credit issued or interest received by it, by an amount deemed material by such Lender or Issuer, then, within fifteen (15) days of demand by such Lender or Issuer, the Borrower shall pay such Lender or Issuer that portion of such increased expense incurred or reduction in an amount received which such Lender or Issuer reasonably determines is attributable to making, funding and maintaining its Loans and its Commitment and issuing or participating in Letters of Credit. Failure or delay on the part of any Lender or Issuer to demand compensation pursuant to this Section 2.13 shall not constitute a waiver of such Lender’s or Issuer’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuer for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuer’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to indicate the period of retroactive effect thereof.
Section 2.14    Changes in Capital Adequacy Regulations. If a Lender or Issuer determines the amount of capital or liquidity required to be maintained by such Lender or Issuer, any Lending Office of such Lender or Issuer or any corporation controlling such Lender or Issuer is increased as a result of a Change in Law, then, within 10 days of demand by such Lender or Issuer, the Borrower shall pay such Lender or Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or Issuer determines is attributable to this Agreement, its Loans or its obligation to make Loans hereunder (after taking into account such Lender’s or Issuer’s policies as to capital adequacy); provided, however, that a Lender or Issuer shall impose such cost upon the Borrower only if such Lender or Issuer is generally imposing such cost on its other borrowers having similar credit arrangements. Failure or delay on the part of any Lender or Issuer to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Lender’s or Issuer’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuer for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuer’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to indicate the period of retroactive effect thereof.

Section 2.15    Availability of Eurodollar Loans. If any Lender determines that maintenance of its Eurodollar Loans at the Lending Office selected by the Lender would violate any applicable law, rule, regulation, or directive, whether or not having the force of law (and it is not reasonably possible for the Lender to designate an alternate Lending Office without being adversely affected thereby), or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Loans are not available or (ii) the interest rate applicable to Eurodollar Loans does not accurately reflect the cost of making or maintaining such Eurodollar Loans, then the Agent shall suspend the availability of Eurodollar Loans and require any Eurodollar Loans to be repaid.
Section 2.16    Funding Indemnification. If any payment of a Eurodollar Loan occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Loan is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits required to fund or maintain the Eurodollar Loan.
Section 2.17    Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Office with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 2.13 and 2.14 or to avoid the unavailability of

Eurodollar Loans. Each Lender shall deliver a written statement of such Lender as to the amount due, if any, under Sections 2.13, 2.14 or 2.16. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by the Borrower of the written statement. The obligations of the Borrower under Sections 2.13, 2.14 and 2.16 shall survive payment of the Obligations and termination of this Agreement.
Section 2.18    Replacement of Certain Lenders. (a) In the event a Lender (“Affected Lender”): (i) shall have requested compensation from the Borrower under Sections 2.13 or 2.14 to recover additional costs incurred by such Lender that are not being incurred generally by the other Lenders, (ii) shall have delivered a notice pursuant to Section 2.15 claiming that such Lender is unable to extend Eurodollar Loans to the Borrower for reasons not generally applicable to the other Lenders, (iii) shall have invoked Section 10.13, (iv) shall become a Defaulting Lender or a Non-Extending Lender, or (v) shall fail to consent to any proposed amendment, modification, waiver or consent hereunder requiring the unanimous approval of all Lenders or the approval of such Lender as being affected thereby, so long as such proposed amendment, modification, waiver or consent has otherwise been approved by the Required Lenders, then, in any such case, the Borrower may effect the replacement of such Affected Lender in accordance with the provisions of this Section 2.18. The Borrower may elect to replace an Affected Lender and make written demand on such Affected Lender (with a copy to the Agent) for the Affected Lender to assign, and, if a Replacement Lender (as hereinafter defined) notifies the Affected Lender of its willingness to purchase the Affected Lender’s interests in the Facility and the Agent and the Borrower consent thereto in writing, then such Affected Lender shall assign pursuant to one or more duly executed Assignments and Assumptions in substantially and in all material respects in the form and substance of Exhibit E five (5) Business Days after the date of such demand, to one or more financial institutions that comply with the provisions of Section 11.02 that the Borrower shall have engaged for such purpose (each a “Replacement Lender”), all of such Affected Lender’s rights and obligations (from and after the date of such assignment), including rights and obligations with respect to Facility Letters of Credit and its Facility Letter of Credit Sublimit, under this Agreement and the other Loan Documents in accordance with Section 11.02 (with the Borrower or the Replacement Lender paying any applicable processing or recording fee). The Agent agrees, upon the occurrence of such events with respect to an Affected Lender and upon the written request of the Borrower, to use its reasonable efforts to obtain commitments from one or more financial institutions to act as a Replacement Lender. As conditions to any such assignment, (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction and (y) the Affected Lender shall have concurrently received, in cash, all amounts due and owing to the Affected Lender hereunder or under any other Loan Document, including, without limitation, the aggregate outstanding principal amount of the Loans owed to such Lender, together with accrued interest thereon through the date of such assignment, amounts payable under Sections 2.13 and 2.14 with respect to such Affected Lender and the fees payable to such Affected Lender under Section 2.08(b); provided that upon such Affected Lender’s replacement, such Affected Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.16, 10.04 and 10.06, as well as to any fees accrued for its account hereunder and not yet paid, and shall continue to be obligated under Section 9.05 with respect to obligations and liabilities accruing prior to the replacement of such Affected Lender. A Lender shall not be required to make any such assignment if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment cease to apply.
(b)    Notwithstanding anything to the contrary contained in this Agreement, each Replacement Lender must be approved by the Agent (such approval not to be unreasonably withheld or delayed) and must comply with the conditions set forth in Section 11.02.
Section 2.19    Facility Letters of Credit.
Section 2.19.1    Issuance of Facility Letters of Credit. (a) Each Issuer agrees, on the terms and conditions set forth in this Agreement, to issue from time to time for the account of the Borrower, through such offices, branches or affiliates as it and the Borrower may jointly agree, one or more Facility Letters of Credit in accordance with this Section 2.19, during the period commencing on the date hereof and ending on the thirtieth (30th) day prior to the Termination Date. Each Facility Letter of Credit shall be in form reasonably satisfactory to the Issuers.
(b)    Notwithstanding anything in this Section 2.19 to the contrary, neither Credit Suisse AG, Cayman Islands Branch or Goldman Sachs Bank USA nor their respective affiliates shall be obligated to issue any commercial or trade (as opposed to standby) Facility Letter of Credit.
Section 2.19.2    Limitations. An Issuer shall not issue, amend or extend, at any time, any Facility Letter of Credit:
(i)    if the aggregate maximum amount then available for drawing under Letters of Credit issued by such Issuer, after giving effect to the Facility Letter of Credit or amendment or extension thereof requested hereunder, shall exceed any limit imposed by law or regulation upon such Issuer;
(ii)    if, after giving effect to the issuance, amendment or extension of the Facility Letter of Credit requested hereunder, the Aggregate Outstanding Extensions of Credit would exceed the Aggregate Commitment;
(iii)    if, after giving effect to the issuance, amendment or extension of the Facility Letter of Credit requested hereunder, the Aggregate Outstanding Extensions of Credit of such Issuer would exceed such Issuer’s Facility Letter of Credit Sublimit;
(iv)    unless such Issuer receives written notice from the Agent on or before the proposed Issuance Date of such Facility Letter of Credit that the issuance, amendment or extension of such Facility Letter of Credit is within the limitations specified in clause  (ii) of this Section 2.19.2;
(v)    that has an expiration date later than the earlier of the date one year after the proposed Issuance Date of such Facility Letter of Credit and the date that is five Business Days prior to the scheduled Termination Date; provided, however, that a Facility Letter of Credit may, upon the request of the Borrower, include a provision whereby such Facility Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is five Business Days prior to the scheduled Termination Date) unless the Issuer notifies the beneficiary thereof at least 30 days (or such longer period as may be specified in such

Facility Letter of Credit) prior to the then-applicable expiration date that such Facility Letter of Credit will not be renewed;
(vi)    that is in a currency other than U.S. Dollars or that provides for drawings other than by sight draft or by a demand for payment in the form attached to such Facility Letter of Credit; or
(vii)    to a beneficiary where such issuance, amendment or extension would be in violation of any applicable law or regulation, as determined by such Issuer after its customary diligence.
Section 2.19.3    Procedure for Issuance of Facility Letters of Credit. (a) The Borrower shall give the applicable Issuer and the Agent not less than three (3) Business Days’ prior written notice of any requested issuance of a Facility Letter of Credit under this Agreement. Such notice shall specify (i) the stated amount of the Facility Letter of Credit requested, which amount shall be in compliance with the requirements of Section 2.19.2, (ii) the requested Issuance Date, which shall be a Business Day, (iii) the date on which such requested Facility Letter of Credit is to expire, which date shall be in compliance with the requirements of Section 2.19.2(v), (iv) the purpose for which such Facility Letter of Credit is to be issued and (v) the Person for whose benefit the requested Facility Letter of Credit is to be issued. At the time such request is made, the Borrower shall also provide the Agent with a copy of the form of the Facility Letter of Credit it is requesting be issued. Such notice, to be effective, must be received by the Issuer and the Agent not later than 3:00 p.m. New York City time on the last Business Day on which notice can be given under this Section 2.19.3. Promptly after receipt of such notice, the Issuer shall confirm with the Agent in writing that the Agent has received a copy of such notice from the Borrower and, if not, the Issuer shall promptly provide the Agent with a copy thereof.
(b)    Subject to the terms and conditions of this Section 2.19 and the conditions precedent set forth in Section 3.02, the applicable Issuer shall, on the Issuance Date, issue the requested Facility Letter of Credit in accordance with such Issuer’s usual and customary business practices unless such Issuer has actually received written or telephonic notice from the Borrower specifically revoking the request to issue such Facility Letter of Credit. Such Issuer shall promptly give the Agent written notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance, amendment, extension or cancellation of a Facility Letter of Credit, and the Agent shall promptly thereafter so notify all Lenders.
(c)    No Issuer shall extend or amend any Facility Letter of Credit unless the requirements of this Section 2.19.3 are met as though a new Facility Letter of Credit were being requested and issued.
(d)    Any Lender may, but shall not be obligated to, issue to the Borrower or any of its Subsidiaries Letters of Credit (that are not Facility Letters of Credit) for its own account, and at its own risk. None of the provisions of this Section 2.19 shall apply to any Letter of Credit that is not a Facility Letter of Credit.
Section 2.19.4    Duties of Issuer. Any action taken or omitted to be taken by an Issuer under or in connection with any Facility Letter of Credit, if taken or omitted in the absence of willful misconduct or gross negligence, shall not put such Issuer under any resulting liability to any Lender or, assuming that such Issuer has complied in all material respects with the procedures specified in Section 2.19.3, relieve any Lender of its obligations hereunder to such Issuer. In determining whether to pay under any Facility Letter of Credit, such Issuer shall have no obligation to the Lenders other than to confirm that any documents required to be delivered under such Facility Letter of Credit appear to have been delivered in compliance and that they appear to comply on their face with the requirements of such Facility Letter of Credit. Each Issuer shall not have any duty to ascertain or to inquire as to the purpose of a Facility Letter of Credit and may rely on the Borrower’s representations with respect thereto in its request for issuance.
Section 2.19.5    Participation. (a) Immediately upon the issuance by an Issuer of any Facility Letter of Credit in accordance with Section 2.19.3, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from such Issuer, without recourse or warranty, an undivided interest and participation ratably (in the proportion of such Lender’s Pro Rata Share) in such Facility Letter of Credit (including, without limitation, all obligations of the Borrower with respect thereto other than amounts owing to such Issuer under Section 2.14).
(b)    In the event that an Issuer makes any payment under any Facility Letter of Credit and the Borrower shall not have repaid such amount to such Issuer on or before the date of such payment by such Issuer, such Issuer shall promptly so notify the Agent, which shall promptly so notify each Lender. Upon receipt of such notice, each Lender shall promptly and unconditionally pay to the Agent for the account of such Issuer the amount of such Lender’s Pro Rata Share of such payment in same day funds, and the Agent shall promptly pay such amount, and any other amounts received by the Agent for such Issuer’s account pursuant to this Section 2.19.5, to such Issuer. If the Agent so notifies such Lender prior to noon New York City time on any Business Day, such Lender shall make available to the Agent for the account of such Issuer such Lender’s ratable share of the amount of such payment on such Business Day in same day funds. If and to the extent such Lender shall not have so made its ratable share of the amount of such payment available to the Agent for the account of the Issuer, such Lender agrees to pay to the Agent for the account of the Issuer forthwith on demand such amount, together with interest thereon, for each day from the date such payment was first due until the date such amount is paid to the Agent for the account of the Issuer, at the Federal Funds Effective Rate. The failure of any Lender to make available to the Agent for the account of an Issuer such Lender’s ratable share of any such payment shall not relieve any other Lender of its obligation hereunder to make available to the Agent for the account of such Issuer its ratable share of any payment on the date such payment is to be made.
(c)    If any draft or demand is paid under any Facility Letter of Credit, the Borrower shall reimburse the Issuer for the amount of (A) the draft or demand so paid and (B) any taxes, fees, charges or other costs or expenses incurred by the Issuer in connection with such payment, not later than 12:00 Noon, New York City time, on (i) the Business Day immediately following the day that the Borrower receives notice of such draft or demand, if such notice is received on such day prior to 10:00 A.M. New York City time, or (ii) if clause (i) above does not apply, the second Business Day following the day that the Borrower receives such notice. Each such payment shall be made to the Issuer at its address for notices referred to herein in Dollars and in immediately available funds or at the request of the Issuer by wire transfer of immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant draft or demand is paid until payment in full at the rate set forth in (x) until the Business Day next succeeding the date when such payment is required as set forth above, Section 2.06(a) and (y) thereafter, Section 2.06(d).
(d)    Upon the request of the Agent or any Lender, each Issuer shall furnish to the requesting Agent or Lender copies of any Facility Letter of Credit or Reimbursement Agreement to which such Issuer is party.
(e)    The obligations of the Lenders to make payments to the Agent for the account of an Issuer with respect to a Facility Letter of Credit shall be irrevocable, not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, the following:
(i)    any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

(ii)    the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Facility Letter of Credit or any transferee of any Facility Letter of Credit (or any Person for whom any such transferee may be acting), the Issuer, the Agent, any Lender, or any other Person, whether in connection with this Agreement, any Facility Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or any Subsidiary and the beneficiary named in any Facility Letter of Credit);
(iii)    any draft, certificate or any other document presented under the Facility Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
(iv)    the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;
(v)    any failure by the Agent or an Issuer to make any reports required pursuant to Section 2.19.7; or
(vi)    the occurrence of any Default or Event of Default.
(f)    For purposes of determining the unused portion of the Aggregate Commitment and the unused portion of a Lender’s Commitment under Sections 2.02.1 and 2.08(a), the Aggregate Commitment shall be deemed used to the extent of the aggregate undrawn face amount of the outstanding Facility Letters of Credit and the Lender’s Commitment shall be deemed used to the extent of such Lender’s Pro Rata Share of the aggregate undrawn face amount of the outstanding Facility Letters of Credit.
Section 2.19.6    Compensation for Facility Letters of Credit. (a) The Borrower agrees to pay to the Agent, in the case of each Facility Letter of Credit, the Facility Letter of Credit Fee therefor, payable on the last Business Day of March, June, September and December of each year and on the Termination Date (which payment shall be in the amount of all accrued and unpaid Facility Letter of Credit Fees). Facility Letter of Credit Fees shall be calculated, on a pro rata basis for the period to which such payment applies, for actual days on which such Facility Letter of Credit was outstanding during such period, on the basis of a 360-day year. The Agent shall promptly remit such Facility Letter of Credit Fees, when received by the Agent, ratably to all Lenders.
(b)    The Borrower agrees to pay the applicable Issuer of each Facility Letter of Credit an issuance fee with respect to such Facility Letter of Credit equal to an amount to be agreed with such Issuer (each such issuance fee, a “Fronting Fee”), properly due and payable hereunder with respect to the preceding calendar quarter and on the Termination Date. Each Fronting Fee shall be calculated on a pro rata basis for the period to which such payment applies, for actual days on which the applicable Facility Letter of Credit was outstanding during such period, on the basis of a 360-day year.
(c)    An Issuer shall also have the right to receive, solely for its own account, customary issuance and administration fees and its out-of-pocket costs of issuing and servicing Facility Letters of Credit, as the Borrower may agree in writing.
Section 2.19.7    Issuer Reporting Requirements. Each Issuer shall, no later than the third (3rd) Business Day following the last day of each month, provide to the Agent a schedule of the Facility Letters of Credit issued by it showing the Issuance Date, account party, original face amount, amount (if any) paid thereunder, expiration date and the reference number of each Facility Letter of Credit outstanding at any time during such month (and indicating, with respect to each Facility Letter of Credit, whether it is a Financial Letter of Credit or Performance Letter of Credit) and the aggregate amount (if any) payable by the Borrower to such Issuer during the month pursuant to Section 2.14. Copies of such reports shall be provided promptly to each Lender by the Agent. The reporting requirements hereunder are in addition to those set forth in Section 2.19.3.
Section 2.19.8    Indemnification; Nature of Issuer’s Duties. (a) In addition to amounts payable as elsewhere provided in this Section 2.19, the Borrower hereby agrees to protect, indemnify, pay and save the Agent, each Issuer and each Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees) arising from the claims of third parties against the Agent, any Issuer or any Lender as a consequence, direct or indirect, of (i) the issuance of any Facility Letter of Credit other than, in the case of an Issuer, as a result of its willful misconduct or gross negligence, or (ii) the failure of an Issuer to honor a drawing under a Facility Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any government, court or other governmental agency or authority.
(b)    As among the Borrower, the Lenders, the Agent and each Issuer, the Borrower assumes all risks of the acts and omissions of or misuse of Facility Letters of Credit by, the respective beneficiaries of such Facility Letters of Credit. In furtherance and not in limitation of the foregoing, neither an Issuer nor the Agent nor any Lender shall be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Facility Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Facility Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Facility Letter of Credit to comply fully with conditions required in order to draw upon such Facility Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, facsimile transmission or otherwise; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Facility Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of a Facility Letter of Credit of the proceeds of any drawing under such Facility Letter of Credit; or (viii) for any consequences arising from causes beyond the control of the Agent, such Issuer and the Lenders including, without limitation, any act or omission, whether rightful or wrongful, of any government, court or other governmental agency or authority. None of the above shall affect, impair, or prevent the vesting of any of such Issuer’s rights or powers under this Section 2.19 or relieve the Borrower of any of its obligations under this Section 2.19.
(c)    In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by an Issuer under or in connection with the Facility Letters of Credit or any related certificates, if taken or omitted in good faith, shall not put such Issuer, the Agent or any Lender under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person, but the foregoing shall not relieve such Issuer of its obligation to confirm that any documents required to be delivered under a Facility Letter of Credit appear to have been delivered in compliance and that they appear to comply on their face with the requirements of such Facility Letter of Credit.
(d)    Notwithstanding anything to the contrary contained in this Section 2.19.8, the Borrower shall have no obligation to indemnify an Issuer under this Section 2.19.8 in respect of any liability incurred by an Issuer arising primarily out of the willful misconduct or gross negligence of such Issuer, as determined in a final non-appealable judgment by a court of competent jurisdiction, or out of the wrongful dishonor by such Issuer of a proper demand for payment made under the Facility Letters of Credit issued by such Issuer, unless such dishonor was made at the request of the Borrower.
Section 2.19.9    Resignation of Issuer. An Issuer shall continue to be an Issuer hereunder unless and until (i) it shall have given the Borrower and the Agent notice that it has elected to resign as Issuer and (ii) there are, at the time of such notice and resignation, one or more other Issuers that have agreed to increase their respective Facility Letter of Credit Sublimits by amounts equal to such resigning Issuer’s Facility Letter of Credit Sublimit (or such lesser amount as the Borrower may agree), and each such Issuer increasing such Facility Letter of Credit Sublimit shall have been approved by the Agent and, as long as no Event of Default shall have occurred and be continuing, the Borrower (such approval not to be unreasonably withheld or delayed). A resigning Issuer shall continue to have the rights and obligations of the Issuer hereunder solely with respect to Facility Letters of Credit theretofore issued by it notwithstanding the designation of a replacement Issuer hereunder, but upon its notice of resignation (or, if at the time of such notice, there is not at least one other Issuer, then upon such designation of a replacement Issuer), the resigning Issuer shall not thereafter issue any Facility Letters of Credit (unless it shall again thereafter be designated as an Issuer in accordance with the provisions of this Section 2.19.9). The assignment of, or grant of a participation interest in, or termination pursuant to Section 2.19 of, all or any part of its Commitment or Loans by a Lender that is also the Issuer shall not constitute an assignment or transfer of any of its rights or obligations as an Issuer.
Section 2.19.10    Termination of Issuer’s Obligation. In the event that the Lenders’ obligations to make Loans terminate or are terminated as provided in Section 8.01, each Issuer’s obligation to issue Facility Letters of Credit shall also terminate.
Section 2.19.11    Obligations of Issuer and Other Lenders. Except to the extent that a Lender has a specified Facility Letter of Credit Sublimit applicable to it as shown on Schedule I hereto or shall otherwise have agreed to be designated as an Issuer, no Lender shall have any obligation to accept or approve any request for, or to issue, amend or extend, any Letter of Credit, and the obligations of an Issuer to issue, amend or extend any Facility Letter of Credit are expressly limited by and subject to the provisions of this Section 2.19.
Section 2.19.12    Facility Letter of Credit Collateral Account. The Borrower agrees that it will (i) upon the occurrence and during the continuation of any Event of Default as may be required pursuant to Section 8.01 or (ii) upon notice from the Agent pursuant to Section 2.19.14(a), maintain a special collateral account pursuant to arrangements satisfactory to the Agent (the “Facility Letter of Credit Collateral Account”) at the Agent’s office at the address specified pursuant to Section 10.02, in the name of the Borrower but under the sole dominion and control of the Agent, for the benefit of the Lenders and in which such Borrower shall have no interest therein other than as set forth in Section 8.01 or Section 2.19.14(a), as the case may be. The Borrower hereby pledges, assigns and grants to the Agent, on behalf of and for the ratable benefit of the Lenders and the Issuer, a security interest in all of the Borrower’s right, title and interest in and to all funds which may from time to time be on deposit in the Facility Letter of Credit Collateral Account to secure the prompt and complete payment and performance of (a) the obligations of the Borrower to reimburse the Issuer and (if applicable) the Lenders for amounts (if any) from time to time drawn on Facility Letters of Credit and interest thereon and other sums from time to time payable under Reimbursement Agreements, and (b) if and when all such obligations of the Borrower have been paid in full and no Facility Letters of Credit remain outstanding, all other Obligations. The Agent will invest any funds on deposit from time to time in the Facility Letter of Credit Collateral Account in Cash Equivalents reasonably acceptable the agent having a maturity not exceeding 30 days. Nothing in this Section 2.19.12 shall either obligate the Agent to require the Borrower to deposit any funds in the Facility Letter of Credit Collateral Account or limit the right of the Agent to release any funds held in the Facility Letter of Credit Collateral Account in each case other than as required by Section 2.19.14.

Section 2.19.13    Issuer’s Rights. All of the representations, warranties, covenants and agreements of the Borrower to the Lenders under this Agreement and of the Borrower under any other Loan Document shall inure to the benefit of each Issuer (unless the context otherwise indicates).
Section 2.19.14     Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    Subject to the provisions of Section 2.19.14(c), if any Facility Letter of Credit Obligations are outstanding at the time a Lender is a Defaulting Lender, then: (i) all or any part of such Defaulting Lender’s Facility Letter of Credit Obligations shall be reallocated among the Lenders that are not Defaulting Lenders in accordance with their respective Commitments but, in any case, only to the extent that (x) the conditions set forth in Section 3.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time) and (y) the sum of (1) the aggregate principal amount of such Lenders’ outstanding Loans and (2) the aggregate amount such Lenders’ Facility Letter of Credit Obligations does not exceed the total of the Commitments of all Lenders that are not Defaulting Lenders, provided that such reallocation shall not cause any Lender’s Facility Letter of Credit Obligations to exceed its Facility Letter of Credit Sublimit; (ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected (as reasonably determined by the Agent), the Borrower shall within two (2) Business Days following notice by the Agent cash collateralize such Defaulting Lender’s Facility Letter of Credit Obligations (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.19.12 for so long as such Facility Letter of Credit Obligations are outstanding; (iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s Facility Letter of Credit Obligations pursuant to this clause (a), the Borrower shall not be required to pay any Facility Letter of Credit Fees to such Defaulting Lender pursuant to Section 2.19.6 with respect to such Defaulting Lender’s Facility Letter of Credit Obligations during the period such Defaulting Lender’s Facility Letter of Credit Obligations are cash collateralized; (iv) if the Facility Letter of Credit Obligations of the non-Defaulting Lenders is reallocated pursuant to this Section 2.19.14(a), then the fees payable to the Lenders pursuant to Section 2.19.6 shall be adjusted in accordance with such non-Defaulting Lenders’ reallocated Facility Letter of Credit Obligations; and (v) if any Defaulting Lender’s Facility Letter of Credit Obligations are neither cash collateralized nor reallocated pursuant to this Section 2.19.14(a), then, without prejudice to any rights or remedies of the Issuers or any Lender hereunder, all Facility Letter of Credit Fees payable under Section 2.19.6 with respect to such Defaulting Lender’s Facility Letter of Credit Obligations shall be payable to the applicable Issuer until such Facility Letter of Credit Obligations are cash collateralized and/or reallocated.
(b)    Subject to the provisions of Section 2.19.14(c), no Issuer shall be required to issue, amend (other than to reduce) or increase any Facility Letter of Credit unless it is satisfied that the related exposure will be 100% covered by the Commitments of non-Defaulting Lenders and/or cash collateral has been provided by the Borrower in accordance with Section 2.19.14(a).
(c)    Notwithstanding the provisions of Sections 2.19.14(a) and (b), if within three (3) Business Days following the Agent’s notice under Section 2.19.14(a) the Borrower shall by notice to the Agent advise the Agent that the Borrower intends to effect the assignment by such Defaulting Lender of all of its right, title and interest under this Agreement to a Person that is not a Defaulting Lender (subject to and in accordance with the provisions of Sections 2.18 and 11.02), the date by which the Borrower shall be required to comply with the provisions of Section 2.19.14(a) shall be extended to the 14th day after the date of the Agent’s notice; provided, however, that such extension shall not extend the date by which the Borrower is obligated to cash collateralize Facility Letters of Credit pursuant to any other provisions of this Agreement. A Defaulting Lender shall not be obligated to assign its interest under this Agreement except to the extent that the provisions of Section 2.18 require an assignment.
(d)    If the Borrower, the Agent and each Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Facility Letters of Credit to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to Section 2.19.14(a)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(e)    Any payment of principal, interest, fees or other amounts received by the Agent for the account of a Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Agent from a Defaulting Lender pursuant to Section 8.02 shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuer hereunder; third, to cash collateralize the Issuers’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.1914(a); fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; fifth, if so determined by the Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Facility Letters of Credit issued under this Agreement, in accordance with Section 2.19.14(a); sixth, to the payment of any amounts owing to the Lenders or the Issuers as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Facility Letters of Credit were issued at a time when the conditions set forth in Section 3.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Facility Letter of Credit disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Facility Letter of Credit disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Facility Letter of Credit Obligations are held by the Lenders pro rata in accordance with the Commitments under the Facility without giving effect to Section 2.19.14(a). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.19.14(e) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
Section 2.20    Extensions of Loans and Commitments.

(a)Upon the effectiveness of the First Amendment, the Termination Date, as to the Initial Extending Lenders and the Initial Extending Issuers only, shall be extended to September 24, 2016 (the “Initial Extended Termination Date”). The Lenders and Issuers that have executed the First Amendment on the First Amendment Effective Date in their respective capacities as “Extending Lenders” and/or “Extending Issuers” (each as defined in the First Amendment) and thereby consented to the extension of the Termination Date to the Initial Extended Termination Date are hereinafter referred to as the “Initial Extending Lenders/Issuers”. For the avoidance of doubt, any Lender or Issuer that has either not executed the First Amendment or executed the First Amendment solely as a “Modified Commitment Lender” and/or a “Modified Commitment Issuer” (each as defined in the First Amendment) and not also as an “Extending Lender” and/or “Extending Issuer” (each as defined in the First Amendment), as the case may be, shall be deemed not to have consented to the extension of its Commitment from the Original Stated Termination Date to the Initial Extended Termination Date.

(b)The Borrower may, upon written notice to the Agent not later than sixty (60) days prior to the Initial Extended Termination Date (which shall promptly notify the Lenders), request a one-year extension of the Initial Extended Termination Date to September 24, 2017 (the “Final Extended Termination Date”). Within thirty (30) days of delivery to the Lenders of such notice, each Lender shall notify the Agent whether or not it consents to such extension (which consent may be given or withheld in such Lender’s sole and absolute discretion). The Agent shall promptly notify the Borrower and the Lenders of the Lenders’ responses. The Lenders that have so consented to the extension of the Initial Extended Termination Date to the Final Extended Termination Date are hereinafter referred to as the “Final Extending Lenders/Issuers”. For the avoidance of doubt, any Lender not responding within the above time period shall be deemed not to have consented to such extension of its Commitment from the Initial Extended Termination Date to the Final Extended Termination Date.

(c)The Initial Extended Termination Date, as to the Final Extending Lenders only, shall be extended to the Final Extended Termination Date upon satisfaction of the following conditions (the “Final Extension Effective Date”):

(i)on the Final Extension Effective Date, no Default or Event of Default shall have occurred and be continuing, and no Default or Event of Default shall occur, as a result of such extension (in each case, unless waived by the Required Lenders, all Lenders or all affected Lenders, as the case may be);

(ii)each of the representations and warranties set forth in Article IV of this Agreement and each other Loan Document shall be correct in all material respects on and as of the Final Extension Effective Date as though made on and as of such date, except to the extent that any such representations and warranties are stated to relate solely to an earlier date, in which case such representations and warranties are correct in all material respects as of such earlier date, provided that in each case, any representations and warranties that are qualified as to “materiality” or “material adverse effect” are true and correct in all respects;

(iii)the Agent shall have received a certificate of the Secretary of the Borrower certifying (A) the names and true signatures of each officer of the Borrower who has been authorized to execute and deliver any Loan Documents or other documents required to be executed and delivered by or on behalf of the Borrower under this Section 2.20, (B) that the attached copies of the certificate of incorporation of the Borrower (which have been certified as of a recent date by the Secretary of State of Delaware) and the bylaws of the Borrower, have not been amended except as set forth therein and remain in full force and effect and (C) the attached copy of resolutions of the Board of Directors of the Borrower approving and authorizing the execution, delivery and performance of any Loan Documents or other documents required to be executed by or on behalf of the Borrower under this Section 2.20;

(iv)the Agent shall have received, on behalf of itself, the Lenders and the Issuers, the favorable written opinions of (A) King & Spalding LLP (or other counsel reasonably acceptable to the Agent), counsel for the Borrower and for certain of the Guarantors and (B) the local counsel listed on Annex II to the First Amendment (or other counsel reasonably acceptable to the Agent), with such changes thereto as may be agreed to by the Borrower and the Final Extending Lenders, in each case (w) dated on the Final Extension Effective Date, (x) addressed to the Agent, the Lenders and the Issuers, (y) in form and substance reasonably satisfactory to the Agent, and (z) covering such matters relating to the extension of the Initial Extended Termination Date and the transactions contemplated by this Section 2.20 as the Agent shall reasonably request, and the Borrower and the applicable Guarantors hereby request such counsel to deliver such opinions;

(v)the Agent shall have received an Acknowledgment and Confirmation, substantially in the form of Exhibit A to the First Amendment dated as of the Final Extension Effective Date, executed and delivered by an authorized officer of each Guarantor; and

(vi)Lenders constituting at least the Required Lenders (calculated prior to giving effect to any replacements of Lenders permitted herein) shall have consented to the extension of their respective Commitments to the Final Extended Termination Date.

(d)Notwithstanding the foregoing, the extension of the Termination Date pursuant to this Section shall not be effective with respect to any Lender unless:

(i)    the Borrower shall pay any Loans outstanding on the Original Stated Termination Date or the Initial Extended Termination Date, as the case may be (prior to giving effect to any extension), as to any non-extending Lenders (the “Non-Extending Lenders”) (and pay any additional amounts to such Non-Extending Lenders to the extent required pursuant to this Agreement) to the extent necessary to keep outstanding Loans ratable with any revised and new Pro Rata Shares of all the Lenders effective as of the Original Termination Date or the Initial Extended Termination Date, as the case may be;

(ii)    on the Termination Date applicable to each Non-Extending Lender, all or any part of such Non-Extending Lenders’ Pro Rata Shares of the Facility Letter of Credit Obligations shall be reallocated among the Initial Extending Lenders (in the case of the Original Stated Termination Date) and the Final Extending Lenders (in the case of the Initial Stated Termination Date) and any new Lenders that become Replacement Lenders pursuant to Section 2.18 in accordance with their respective Pro Rata Shares (calculated without regard to the Non-Extending Lender’s Commitments) but only to the extent that such reallocation does not cause, with respect to any Extending Lender or Replacement Lender, the aggregate outstanding principal amount of the Loans of such Lender, plus such Lender’s applicable Pro Rata Share of the Facility Letter of Credit Obligations, to exceed such Lender’s Commitment as in effect at such time; and

(iii)    if the reallocation described in the preceding clause (ii) cannot, or can only partially, be effected, the Borrower shall Cash Collateralize the Facility Letter of Credit Obligations to the extent that, after giving effect to the reallocation pursuant to the preceding clause (ii) and the payment required by the preceding clause (i), the Aggregate Outstanding Extensions of Credit exceed the Commitments of the Extending Lenders and any Replacement Lenders. The amount of Cash Collateral provided by the Borrower pursuant to this clause (iii) shall reduce the Non-Extending Lenders’ applicable Pro Rata Shares of the Facility Letter of Credit Obligations (after giving effect to any partial reallocation pursuant to the preceding clause (ii)) on a pro rata basis; and each Non-Extending Lender’s Commitment to make Loans and purchase participations in Facility Letter of Credit Obligations with respect to Letters of Credit issued after the Termination Date applicable to such Non-Extending Lender shall terminate.

(e)The Borrower shall have the right to replace each Non-Extending Lender with one or more Replacement Lenders in accordance with Section 2.18.

(f)To the extent the Termination Date is extended from the Initial Extended Effective Date to the Final Extended Termination Date, the Borrower will, and will cause each other Loan Party to, satisfy the requirements set forth on Schedule II to this Agreement on or before the date specified for such requirement (or such later date as agreed to by the Agent in its sole discretion). The failure by the Borrower to complete, or cause to be completed, any such item within the applicable time period for such item set forth on Schedule II (including any extension of any such time period as contemplated hereby) shall constitute an Event of Default if such failure shall continue for a period of thirty (30) consecutive days after delivery of written notice thereof from the Agent to the Borrower.

(g)As used in this Section 2.20, the term “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuers and the Lenders, as collateral for the Facility Letter of Credit Obligations or obligations of the Lenders to fund participations in respect thereof (as the context may require), cash or deposit account balances or, if the respective Issuers shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (i) the Administrative Agent, and (ii) the respective Issuers. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

(h)Notwithstanding anything in this Agreement, including, without limitation, Section 2.20 to the contrary, (i) if an Initial Extending Lender/Issuer is an Issuer under this Agreement, the Termination Date with respect to the Facility Letters of Credit issued by such Issuer shall be the Initial Extended Termination Date (unless such Initial Extending Lender/Issuer also becomes a Final Extending Lender/Issuer, in which case, the Termination Date with respect to the Facility Letters of Credit issued by such Issuer shall be the Final Extended Termination Date) and (ii) if a Non-Extending Lender is also an Issuer under this Agreement, the Termination Date with respect to the Facility Letters of Credit issued by such Issuer shall be the Original Stated Termination Date (in the case of an election by such Lender not to extend to the Initial Extended Termination Date) or the Initial Extended Termination Date (in the case of an election by such Lender not to extend to the Final Extended Termination Date). All references in Section 2.19 to Termination Date shall be deemed to refer to the Termination Date for the Issuer of the related Facility Letter of Credit.

ARTICLE III
CONDITIONS PRECEDENT
Section 3.01    Conditions Precedent to Closing Date. This Agreement and the Commitments of each Lender shall be effective on the date (the “Closing Date”) on which each of the following conditions precedent shall have been satisfied or waived by the Agent and each Lender:
(1)    Second Successor Agency and Amendment Agreement. The “Effective Date” shall have occurred under the Second Successor Agency and Amendment Agreement in accordance with its terms.
(2)    Credit Agreement. The Agent shall have received this Agreement duly executed by each of the parties hereto.

(3)    Notes. Each Lender that so requests shall have received a Note payable to such Lender duly executed by the Borrower, and the promissory notes issued to lenders under the Existing Credit Agreement shall have been delivered to the Borrower for cancellation upon the Closing Date.
(4)    Second Amended and Restated Guaranty. The Agent shall have received the Amended and Restated Guaranty, duly executed by each Guarantor listed in Schedule III, and each such Guaranty shall be in full force and effect.
(5)    Second Amended and Restated Collateral Agreement. The Agent shall have received the Second Amended and Restated Collateral Agreement, duly executed by each party thereto (provided that the Borrower may designate one or more schedules as to be updated as required pursuant to Section 3.02).
(6)    No Default or Event of Default; Representations and Warranties. The following statements shall be true and the Agent shall have received a certificate, substantially in the form of the certificate attached hereto as Exhibit D, signed by a duly authorized Financial Officer of the Borrower dated the Closing Date, stating that:
(a)    The representations and warranties contained in Article IV of this Agreement are correct in all material respects on and as of such date except to the extent that any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty is correct in all material respects as of such earlier date, provided that in each case, any representation or warranty that is qualified as to “materiality” or “material adverse effect” shall be true and correct in all respects; and
(b)    At the time of and immediately after such date, no Default or Event of Default has occurred and is continuing.
(7)    Secretary’s Certificates of the Loan Parties. The Agent shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower, each corporate Guarantor, or the general partner of each limited partnership Guarantor or managing member of each limited liability company Guarantor, as the case may be, certifying (A) the names and true signatures of each officer, partner, member or other representative of the Borrower and such Guarantor who has been authorized to execute and deliver this Agreement, the Notes, the Second Amended and Restated Guaranty, and any other Loan Document or other document required to be executed and delivered by or on behalf of the Borrower and such Guarantor under this Agreement, (B) that the attached copies of the certificate of incorporation and by-laws of the Borrower and such corporate Guarantor, or certificate of limited partnership and limited partnership agreement of such limited partnership Guarantor, or certificate of formation and limited liability company or operating agreement of each limited liability company guarantor, or equivalent applicable constituent documents of such Guarantor, which have each been certified as of a recent date by the Secretary of State in which the Borrower and such Guarantor was formed or organized, have not been amended except as set forth therein and remain in full force and effect and (C) the attached copy of resolutions of the Board of Directors of the Borrower and such corporate Guarantor, or the consents of such limited partnership or limited liability company Guarantor, approving and authorizing the execution, delivery and performance of this Agreement, the Notes, the Second Amended and Restated Guaranty and the other Loan Documents to which it is a party.
(8)    Good Standing Certificates of the Loan Parties. The Agent shall have received a recently dated certificate of good standing for each Loan Party issued by the secretary of state or other appropriate governmental officer in each such Loan Party’s jurisdiction of incorporation or formation.
(9)    Opinions of Counsel. The Agent shall have received, on behalf of itself, the Lenders and the Issuers, the favorable written opinions of (A) King & Spalding LLP, counsel for the Borrower and for certain of the Guarantors and (B) each local counsel listed on Schedule 3.01(9), in each case (w) dated on the Closing Date, (x) addressed to the Agent, the Lenders and the Issuers, (y) in form and substance reasonably satisfactory to the Agent, and (z) covering such matters relating to the Loan Documents and the Transactions as the Agent shall reasonably request, and the Borrower and the applicable Guarantors hereby request such counsel to deliver such opinions.
(10)    Other Legal Matters. All legal matters incident to this Agreement, the Borrowings and other extensions of credit hereunder and the other Loan Documents shall be reasonably satisfactory to the Lenders, to the Issuer and to the Agent.
(11)    Financial Statements. The Lenders shall have received the financial statements referred to in Section 4.04, none of which shall demonstrate a material adverse change in the business, assets, liabilities, financial condition or results of operations of the Borrower and its Subsidiaries, taken as a whole, since September 30, 2011;
(12)    Debt. All principal, premium, if any, interest, fees and other amounts due or outstanding under the Existing Credit Agreement shall have been paid in full and the Agent shall have received reasonably satisfactory evidence thereof. Immediately after giving effect to the Transactions and the other transactions contemplated hereby, the Borrower and its Subsidiaries shall have outstanding no Debt or Preferred Stock other than Debt or Preferred Stock outstanding under this Agreement or permitted by this Agreement.
(13)    Solvency Certificate. The Agent shall have received a certificate from the chief financial officer of the Borrower certifying that the Loan Parties, taken as a whole, after giving effect to the Transactions to occur on the Closing Date, are solvent.
(14)    Security Documents. Except with respect to Mortgaged Properties, the Security Documents shall have been duly executed by each Loan Party that is to be a party thereto and shall be in full force and effect on the Closing Date. Except with respect to Mortgaged Properties, the Agent on behalf of the Secured Parties shall have a first-priority perfected security interest (subject to Liens permitted by Section 6.01, provided that Liens required by Section 6.01 to be junior to the Liens securing the Facility are, in fact, junior to the Liens securing the Facility) in the Collateral described in each Security Document.
(15)    Perfection Certificate and Lien Searches. The Agent shall have received a Perfection Certificate with respect to the Loan Parties dated the Closing Date and duly executed by a Responsible Officer of the Borrower, and shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Loan Parties in the states (or other jurisdictions) of formation of such Persons, in which the chief executive office of each such Person is located and in the other jurisdictions in which such Persons maintain property, in each case as indicated on such Perfection Certificate, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence reasonably satisfactory to the Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.01 or have been or will be contemporaneously released or terminated.
(16)    Insurance. The Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.05 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a customary lender’s loss payable endorsement and to name each of the Secured Parties as additional insureds as their interests may appear, in form and substance satisfactory to the Agent.
(17)    Intercreditor Documents. The Agent shall have received: (a) satisfactory evidence that the Borrower has delivered the Permitted Refinancing Notice, as defined and specified in the Intercreditor Agreement, to the agents party to the Intercreditor Agreement, (b) a copy of the Intercreditor Agreement (including any amendments, joinders and notices previously delivered thereunder), certified by a Responsible Officer of the Borrower as true, complete and correct, and (c) the Borrower’s countersignature to the Additional Joinder Agreement, as defined and specified in the Intercreditor Agreement, for delivery by the Agent to the agents party to the Intercreditor Agreement.
(18)    Approvals and Consents. All requisite Governmental Authorities and third parties shall have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required, all applicable appeal periods shall have expired and there shall not be any pending or threatened litigation, governmental, administrative or judicial action that could reasonably be expected to restrain, prevent or impose burdensome conditions on the Transactions or the other transactions contemplated hereby.
(19)    KYC Documentation. The Lenders shall have received, to the extent requested, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(20)    Closing Fee. The Borrower shall have paid (a) a cash fee to the Agent in accordance with the terms of the Agent’s Fee Letter and (b) cash fees in accordance with the terms of the Fee Letter.
(21)    Costs and Expenses. The Agent shall have received all fees and other amounts due and payable on the Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.
(22)    Other Documents. The Agent shall have received such other and further documents as any Lender, any Issuer or the Agent or its counsel may have reasonably requested.
Section 3.02    Conditions Precedent to All Loans and Facility Letters of Credit. The obligation of each Lender to make each Loan and of each Issuer to issue, extend or amend to increase the face amount of each Facility Letter of Credit shall be subject to the further conditions precedent that on the date of such Loan or such Issuance Date:
(1)    The following statements shall be true and the Agent shall have received a certificate, substantially in the form of the certificate attached hereto as Exhibit D, signed by a duly authorized Financial Officer of the Borrower dated the date of such Loan or such Issuance Date, as applicable, stating that:
(a)    The representations and warranties contained in Article IV of this Agreement are correct in all material respects on and as of the date of such Loan or such Issuance Date, as applicable, as though made on and as of such date except to the extent that any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty is correct in all material respects as of such earlier date, provided that in each case, any representation or warranty that is qualified as to “materiality” or “material adverse effect” shall be true and correct in all respects;
(b)    No Default or Event of Default has occurred and is continuing, or would result from such Loan or such issuance, extension or amendment, as applicable; and
(c)    The applicable conditions set forth in Schedule IV Mortgaged Property Conditions have been (and shall currently be) satisfied with respect to not less than $750,000,000 (based on current book values), in the aggregate, of Real Properties of the Loan Parties (the “Specified Drawing Condition”).
(2)    The Agent shall have received a notice of such Borrowing as required by Section 2.03 or, in the case of the issuance, amendment, extension or renewal of a Facility Letter of Credit, the applicable Issuer and the Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Facility Letter of Credit as required by Section 2.19.3.

(3)    With respect to the issuance, amendment or extension of any Facility Letter of Credit:
(a)    the Borrower shall have delivered to the Issuer of such Facility Letter of Credit at such times and in such manner as such Issuer may reasonably prescribe a Reimbursement Agreement and such other documents and materials as may be reasonably required pursuant to the terms thereof, and the proposed Facility Letter of Credit shall be reasonably satisfactory to such Issuer in form and content, provided, however, in the event of any conflict between the terms of this Agreement and the terms of the Reimbursement Agreement, the terms of this Agreement shall control; and
(b)    as of the Issuance Date no order, judgment or decree of any court, arbitrator or governmental authority shall enjoin or restrain such Issuer from issuing the Facility Letter of Credit and no law, rule or regulation applicable to the Issuer and no directive from any governmental authority with jurisdiction over the Issuer shall prohibit such Issuer from issuing Letters of Credit generally or from issuing that Facility Letter of Credit; and
(4)    The Agent shall have received such other approvals, opinions, or documents as any Lender or any Issuer through the Agent may reasonably request.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants that:
Section 4.01    Incorporation, Formation, Good Standing, and Due Qualification. The Borrower, each Subsidiary, and each of the Guarantors is (in the case of a corporation) a corporation duly incorporated or (in the case of a limited partnership) a limited partnership duly formed or (in the case of a limited liability company) a limited liability company duly formed, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or formation; has the power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged; and is duly qualified and in good standing under the laws of each other jurisdiction in which such qualification is required, except where the failure to be so qualified would not reasonably be expected, in any one case or in the aggregate, to have a Material Adverse Effect.
Section 4.02    Power and Authority. The execution, delivery and performance by the Borrower and the Guarantors of the Loan Documents to which each is a party have been duly authorized by all necessary corporate, partnership or limited liability company action, as the case may be, and do not and will not (1) require any consent or approval of the stockholders of such corporation, partners of such partnership or members of such limited liability company (except such consents as have been obtained as of the date hereof); (2) contravene such corporation’s charter or bylaws, such partnership’s partnership agreement or such limited liability company’s articles or certificate of formation or operating agreement; (3) violate, in any material respect, any provision of any law, rule, regulation (including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to such corporation, partnership or limited liability company; (4) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease, or instrument to which such corporation, partnership or limited liability company is a party or by which it or its properties may be bound or affected; (5) result in, or require, the creation or imposition of any Lien, upon or with respect to any of the properties now owned or hereafter acquired by such corporation, partnership or limited liability company, other than Liens securing the Obligations; and (6) cause such corporation, partnership or limited liability company to be in default, in any material respect, under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award or any such indenture, agreement, lease or instrument.
Section 4.03    Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents previously delivered or when delivered under this Agreement are or will be legal, valid, and binding obligations of the Borrower or each Guarantor, as the case may be, enforceable against the Borrower or each Guarantor, as the case may be, in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors’ rights generally.
Section 4.04    Financial Statements. The consolidated balance sheet of the Borrower and its Subsidiaries as at September 30, 2011, and the consolidated statements of operations, cash flow and changes to stockholders’ equity of the Borrower and its Subsidiaries for the period of two fiscal quarters ended September 30, 2011, are complete and correct and fairly present as at such date the financial condition of the Borrower and its Subsidiaries and the results of their operations for the periods covered by such statements, all in accordance with GAAP consistently applied (subject to the absence of footnotes and year-end adjustments), and since September 30, 2011, there has been no change or occurrence that has had a Material Adverse Effect. As of the Closing Date, there are no liabilities of the Borrower or any Subsidiary, fixed or contingent, which are material but are not reflected in the financial statements or in the notes thereto, other than (i) liabilities arising in the ordinary course of business since September 30, 2011, and (ii) the Senior Notes described in clauses (vi) and (vii) of the definition of the term “Senior Notes.” No information, exhibit, or report furnished by the Borrower to any Lender in connection with the negotiation of this Agreement, taken together, contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading.
Section 4.05    Labor Disputes and Acts of God. Neither the business nor the properties of the Borrower or any Subsidiary or any Guarantor are affected by any fire, explosion, accident, strike, lockout, or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance) having, in any one case or in the aggregate, a Material Adverse Effect. Except to the extent any of the following would not reasonably be expected to, in any one case or in the aggregate, have a Material Adverse Effect, (i) the hours worked by and payments made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, (ii) all payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary and (iii) the consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.

Section 4.06    Other Agreements. Neither the Borrower nor any Significant Subsidiary nor any Significant Guarantor is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument or subject to any charter, corporate or other restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Significant Subsidiary nor any Significant Guarantor is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument to which it is a party, in any case where such default could reasonably be expected to have a Material Adverse Effect.
Section 4.07    Litigation. Except as disclosed in Schedule 4.07 or Schedule 4.14, or reflected in or reserved for in the financial statements referred to in Section 4.04, there is no pending or, to the knowledge of the Borrower or any Guarantor, threatened action, suit or proceeding at law or in equity against or affecting the Borrower or any Significant Subsidiary or any Significant Guarantor or any business, property or rights of any such Person before any court, governmental agency, or arbitrator, which would reasonably be expected to have a Material Adverse Effect.
Section 4.08    No Defaults on Outstanding Judgments or Orders. Except for judgments with respect to which the uninsured liability of the Borrower, each Significant Subsidiary and each Significant Guarantor does not exceed $10,000,000 in the aggregate for all such judgments, the Borrower, each Significant Subsidiary and each Significant Guarantor have satisfied all final, non-appealable judgments. None of the Borrower, any Significant Subsidiary or any Significant Guarantor is in default with respect to any judgment, writ, injunction, decree, ruling or order of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign, except for defaults with respect to (a) any monetary judgment, writ, inunction, decree, ruling or order with respect to which the uninsured liability of the Borrower, each Significant Subsidiary and each Significant Guarantor does not exceed $10,000,000 in the aggregate for all such defaults or (b) any non-monetary judgment, writ, injunction, decree, ruling or order which would not reasonably be expected, in any one case or in the aggregate, to have a Material Adverse Effect and which would not constitute an Event of Default hereunder.
Section 4.09    Properties and Liens.
(a)    As of the Closing Date and of as the date of the granting of a Lien on any Mortgaged Property as required pursuant to Sections 5.17 and 5.18 hereof, the Borrower, each Guarantor and each other Subsidiary have good and marketable title to, or valid leasehold interests in, all of their respective properties and assets, real and personal, including all of the Mortgaged Properties and the properties and assets and leasehold interests reflected in the financial statements referred to in Section 4.04 (other than any properties or assets disposed of in the ordinary course of business or as otherwise expressly permitted by this Agreement). None of the properties and assets owned by the Borrower, any Guarantor or any other Restricted Subsidiary and none of their leasehold interests is subject to any Lien, except such as may be permitted pursuant to Section 6.01 (provided that any Liens required by Section 6.01 to be junior to the Liens securing the Facility are, in fact, junior to such Liens securing the Facility).
(b)    The Borrower, each Guarantor and each other Subsidiary (i) have complied with all obligations under all leases to which it is a party and all such leases are in full force and effect, and (ii) enjoy peaceful and undisturbed possession under all such leases, in each case except where failure to so comply or to have such possession would not reasonably be expected to have a Material Adverse Effect.
(c)    No Responsible Officer of the Borrower, any Subsidiary or any Guarantor has received any notice of, nor has any actual knowledge of, any pending, contemplated, or threatened condemnation proceeding affecting any material portion of the Mortgaged Properties or any sale or disposition thereof in lieu of such condemnation that has not been reported in writing to the Agent.
(d)    None of the Borrower, any Subsidiary or any Guarantor is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any material portion of any Mortgaged Property or any interest therein, other than any such rights granted or created in the ordinary course of business.
(e)    No structures (within the meaning of the Flood Program) located on any Mortgaged Property are situated in Flood Zones unless flood insurance has been obtained if, and to the extent, required by Section 5.05.
Section 4.10    Subsidiaries and Ownership of Stock. Set forth in Schedule 4.10 hereto is a complete and accurate list, as of the Closing Date, of the Subsidiaries of the Borrower, showing the jurisdiction of incorporation or formation of each and showing the percentage of the Borrower’s ownership of the outstanding stock or partnership interest or membership interest of each Subsidiary. All of the outstanding Capital Stock of each such corporate Subsidiary has been validly issued, is fully paid and nonassessable, and, except as a result of an Internal Reorganization or a transaction permitted by Sections 6.03 or 6.06, is owned, directly or indirectly, by the Borrower free and clear of all Liens. The limited partnership agreement of each such limited partnership Subsidiary is in full force and effect and has not been amended or modified, except for such amendments or modifications as are delivered to the Agent under Section 3.01. As of the Closing Date, each of the Guarantors is a Wholly-Owned Subsidiary of the Borrower.
Section 4.11    ERISA. The Borrower and each Subsidiary and each Guarantor are in compliance in all material respects with all applicable provisions of ERISA and the Code. Except to the extent the occurrence of any of the following, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (i) neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; (ii) no notice of intent to terminate a Plan has been filed, nor has any Plan been terminated; (iii) no circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; (iv) neither the Borrower nor any Commonly Controlled Entity has completely or partially withdrawn from a Multiemployer Plan under circumstances that could subject the Borrower or any Subsidiary to withdrawal liabilities; (v) the Borrower and each Commonly Controlled Entity have met their minimum funding requirements under ERISA with respect to all of their Plans and the present value of all vested benefits under each Plan does not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA; and (vi) neither the Borrower nor any Commonly Controlled Entity has incurred any liability to the PBGC under ERISA.
Section 4.12    Operation of Business. The Borrower, each Subsidiary and each Guarantor possess all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted and the Borrower and each of its Subsidiaries and each Guarantor are not in violation of any valid rights of others with respect to any of the foregoing, in each case where the failure to possess such licenses, permits, franchises, patents, copyrights, trademarks, trade names or rights thereto or the violation of the valid rights of others with respect thereto could reasonably be expected to, in any one case or in the aggregate, have a Material Adverse Effect.

Section 4.13    Taxes. All federal and state income tax liabilities or income tax obligations, and all other material income tax liabilities or material income tax obligations, of the Borrower, each Subsidiary and each Guarantor have been timely paid or have been accrued by or reserved for by the Borrower, except to the extent being contested as provided in Section 5.13. All federal and state income tax returns and other material tax returns required to be filed by the Borrower, each Subsidiary and each Guarantor have been timely filed, and such tax returns, taken as a whole, are complete and correct in all material respects. The Borrower constitutes the parent of an affiliated group of corporations for purposes of filing a consolidated United States federal income tax return.
Section 4.14    Laws; Environment. Except as disclosed in Schedule 4.14 hereto or except where failure to comply with or satisfy any of the following would not reasonably be expected to, in any one case or in the aggregate, have a Material Adverse Effect: (a) the Borrower, each Subsidiary and each Guarantor have duly complied, and their businesses, operations, assets, equipment, property, leaseholds, or other facilities are in compliance, in all respects, with the provisions of all federal, state, and local statutes, laws, codes, and ordinances and all rules and regulations promulgated thereunder (including without limitation those relating to the environment, health and safety); (b) the Borrower, each Subsidiary and each Guarantor have been issued and will maintain all required federal, state, and local permits, licenses, certificates, and approvals relating to (1) air emissions; (2) discharges to surface water or groundwater; (3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation, or disposal of toxic or hazardous substances or hazardous wastes (intended hereby and hereafter to include any and all such materials listed in any federal, state, or local law, code, or ordinance and all rules and regulations promulgated thereunder as hazardous); or (6) other environmental, health or safety matters; (c) no Responsible Officer of the Borrower, any Subsidiary or any Guarantor has received notice of, or has knowledge of any violations of any federal, state, or local environmental, health, or safety laws, codes or ordinances or any rules or regulations promulgated thereunder with respect to its businesses, operations, assets, equipment, property, leaseholds, or other facilities; (d) except in accordance with a valid governmental permit, license, certificate or approval, there has been no emission, spill, release, or discharge into or upon (1) the air; (2) soils, or any improvements located thereon; (3) surface water or groundwater; or (4) the sewer, septic system or waste treatment, storage or disposal system servicing the premises, of any toxic or hazardous substances or hazardous wastes at or from the premises, in each case related to the premises of the Borrower, each Subsidiary and each Guarantor; and accordingly the premises of the Borrower, each Subsidiary and each Guarantor have not been adversely affected, in any respect, by any toxic or hazardous substances or wastes; (e) there has been no complaint, order, directive, claim, citation, or notice by any governmental authority or any person or entity and, to the knowledge of the Borrower, any Subsidiary or any Guarantor, none is threatened, with respect to violations of law or damages by reason of Borrower’s or any Subsidiary’s (1) air emissions; (2) spills, releases, or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the premises; (3) noise emissions; (4) solid or liquid waste disposal at any location; (5) use, generation, storage, transportation, or disposal of toxic or hazardous substances or hazardous waste at any location; or (6) other environmental, health or safety matters affecting the Borrower, any Subsidiary or any Guarantor or its business, operations, assets, equipment, property, leaseholds, or other facilities; and (f) neither the Borrower nor any Subsidiary nor any Guarantor has any indebtedness, obligation, or liability, absolute or contingent, matured or not matured, with respect to the storage, treatment, cleanup, or disposal of any solid wastes, hazardous wastes, or other toxic or hazardous substances (including without limitation any such indebtedness, obligation, or liability with respect to any current regulation, law, or statute regarding such storage, treatment, cleanup, or disposal).

Section 4.15    Investment Company Act. Neither the Borrower nor any Subsidiary thereof is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.
Section 4.16    OFAC; Foreign Corrupt Practices Act; USA Patriot Act. (a) None of the Borrower, the Guarantors or their respective directors or officers nor, to the knowledge of any Responsible Officer of any Loan Party, any agent, employee or other person acting, directly or indirectly, on behalf of any of the foregoing, is (or will be) a person with whom, to the knowledge of such Responsible Officer, any Lender is restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury of the United States of America (including, those Persons named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and, to the knowledge of such Responsible Officer, is not and shall not engage in any dealings or transactions or otherwise be associated with such persons. In addition, Borrower hereby agrees to provide to any Lender with any additional information that such Lender deems necessary from time to time in order to ensure compliance with all applicable Laws concerning money laundering and similar activities.
(b)    None of the Borrower, the Guarantors or their respective directors or officers nor, to the knowledge of any Responsible Officer of any Loan Party, any of their respective Affiliates or any agent, employee or other person acting, directly or indirectly, on behalf of any of the foregoing, is in violation of any Legal Requirements relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”) and the USA Patriot Act.
(c)    None of the Borrower, the Guarantors or their respective directors or officers nor, to the knowledge of any Responsible Officer of any Loan Party, any agent, broker, employee or other person acting, directly or indirectly, on behalf of any of the foregoing, in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in Section 4.16(a), (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.
(d)    None of the Borrower, the Guarantors or their respective directors or officers, nor, to the knowledge of any Responsible Officer of any Loan Party, any agent, employee or other person acting, directly or indirectly, on behalf of any of the foregoing, has, in the course of its actions for, or on behalf of, the Loan Parties, directly or indirectly, offered, paid, authorized, or ratified any bribe, kickback, or other similar payment in violation of any applicable law, including, without limitation, the U.S. Foreign Corrupt Practices Act of 1977, any federal or state law prohibiting bribery of public officials, any laws prohibiting commercial bribery, or any other anti-corruption law in any jurisdiction where the Borrower or any of its Subsidiaries do business.
Section 4.17    Accuracy of Information. The representations and warranties by the Borrower or any Guarantor contained herein or in any other Loan Document or made hereunder or in any other Loan Document and the certificates, schedules, exhibits, reports or other documents provided or to be provided by the Borrower or any Guarantor in connection with the transactions contemplated hereby or thereby (including, without limitation, the negotiation of and compliance with the Loan Documents), when taken as a whole, do not contain and will not contain a misstatement of a material fact or omit to state a material fact required to be stated therein in order to make the statements contained therein, in the light of the circumstances under which made, not materially misleading at the time such statements were made or are deemed made.
Section 4.18    Security Documents.
(a)    The Collateral Agreement is effective until release thereof permitted under this Agreement to create in favor of the Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Collateral described in the Collateral Agreement, the Collateral Agreement constitutes a fully perfected Lien on all right, title and interest of the Borrower and the Guarantors in such Collateral (other than such Collateral in which a security interest cannot be perfected by filing of a financing statement under the Uniform Commercial Code as in effect at the relevant time in the relevant jurisdiction) and the proceeds thereof, as security for the Obligations (as defined in the Collateral Agreement), in each case prior and superior in right to any other Person except Liens expressly permitted under Section 6.01, provided that Liens required by Section 6.01 to be junior to the Liens securing the Facility are, in fact, junior to the Liens securing the Facility.
(b)    The Mortgages, upon execution and delivery thereof, are effective to create in favor of the Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the appropriate recording offices, each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of Borrower and the Guarantors in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person except Liens expressly permitted under Sections 6.01, provided that Liens required by Section 6.01 to be junior to the Liens securing the Facility are, in fact, junior to the Liens securing the Facility.
(c)    The Borrower has granted, or pursuant to Section 5.18(a), shall grant, or has caused the Guarantors to grant or, pursuant to Section 5.18(a), shall cause the Guarantors to grant, Mortgages in favor of the Agent for the benefit of the Secured Parties, effective to create legal, valid and enforceable first priority Liens (subject only to Liens expressly permitted under Sections 6.01, provided that Liens required by Section 6.01 to be junior to the Liens securing the Facility are, in fact, junior to the Liens securing the Facility) on (i) all of the Real Property owned by the Borrower or any Guarantor other than Excluded Property and Real Property for which the Borrower or the applicable Guarantor is not required to deliver a Mortgage as expressly provided in this Agreement and (ii) substantially all of the Real Property owned by the Borrower, the Guarantors and/or the Restricted Subsidiaries of the Borrower which are necessary to operate the businesses of the Borrower, the Guarantors and/or the Restricted Subsidiaries of the Borrower in the ordinary course.
Section 4.19    Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for (a) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office, (b) recordation of the Mortgages and (c) such as have been made or obtained and are in full force and effect.
Section 4.20    Insurance. The insurance information furnished to the Agent pursuant to Section 3.01(16) includes a true, complete and correct description of all insurance maintained by the Borrower or by the Borrower for its Subsidiaries as of the Closing Date. As of such date, such insurance is in full force and effect and all premiums then due and payable have been duly paid. The Borrower and its Subsidiaries have insurance in such amounts and covering such risks and liabilities as are customary under industry practice.

Section 4.21    Location of Real Property and Leased Premises. Exhibit II to the Perfection Certificate delivered by the Borrower pursuant to Section 3.01(15) lists completely and correctly, as of the Closing Date, all Real Property (other than Excluded Property) owned in fee by the Borrower and the Loan Parties and all material Real Property leased by the Borrower and the other Loan Parties.
Section 4.22    First Priority Obligations. The Obligations constitute “First Priority Obligations” under and as defined in the Intercreditor Agreement. The Obligations constitute “First Priority Obligations” under and as defined in the Base Indenture 2012.
Section 4.23    Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan, (a) the fair value of the assets of the Loan Parties, taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the properties of the Loan Parties, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Loan Parties, taken as a whole, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Loan Parties, taken as a whole, will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are now proposed to be conducted following the Closing Date.
Section 4.24    Intellectual Property. The Borrower, each Subsidiary and each Guarantor owns or is licensed to use, free and clear of all Liens (other than Liens permitted by Section 6.01, provided that the Liens required by Section 6.01 to be junior to the Liens securing the Facility are, in fact, junior to the Liens securing the Facility), all patents and patent applications, trademarks, trade names, service marks, copyrights, domain names and applications for registration thereof, and technology, trade secrets, proprietary information, inventions, know-how and processes, in each case necessary for the conduct of its business as currently conducted (the “Intellectual Property”), except for those the failure to own or license which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
Section 4.25    Margin Stock. None of the Borrower or its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing, buying or carrying Margin Stock.

ARTICLE V
AFFIRMATIVE COVENANTS
So long as any Loan shall remain unpaid or any Facility Letter of Credit Obligations shall remain outstanding or any Lender shall have any Commitment under this Agreement, the Borrower will (unless otherwise agreed to by the Required Lenders in writing):
Section 5.01    Maintenance of Existence. Preserve and maintain, and cause each Subsidiary to preserve and maintain (except for a Subsidiary that ceases to maintain its existence solely as a result of an Internal Reorganization), its corporate, limited partnership or limited liability company existence and good standing in the jurisdiction of its incorporation or formation and qualify and remain qualified to transact business in each jurisdiction in which such qualification is required except where the failure to so qualify to transact business would not reasonably be expected to have a Material Adverse Effect.
Section 5.02    Maintenance of Records. Keep and cause each Subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Borrower and its Subsidiaries.
Section 5.03    Maintenance of Properties. Maintain, keep, and preserve, and cause each Subsidiary to maintain, keep, and preserve, all of its material properties (tangible and intangible, real and personal, and including, without limitation, the Mortgaged Properties) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear and casualty excepted.
Section 5.04    Conduct of Business. Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of the business of the Borrower or any Subsidiary.
Section 5.05    Maintenance of Insurance. Maintain, and cause each Subsidiary to maintain, insurance with financially sound reputable insurance companies or associations (or, in the case of insurance for construction warranties and builder default protection for buyers of Housing Units from the Borrower or any of its Subsidiaries or UHIC) in such amounts and covering such risks as are customarily carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof. In addition, subject to Section 2.01.2(b) and the last sentence of Section 5.18(a), if any structure on any Mortgaged Property is located in a Flood Zone, then the Borrower shall maintain or cause its applicable Subsidiary to maintain, a policy of flood insurance as described in item (3) of Schedule IV Mortgaged Property Conditions.
Section 5.06    Compliance with Laws. Comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, rules, regulations, and orders, the noncompliance with which would reasonably be expected to, in any one case or in the aggregate, have a Material Adverse Effect, and such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property, other than any such taxes, assessments and charges being contested by the Borrower or such Subsidiary, as applicable, in good faith; and with respect to the matters disclosed in Schedule 4.14, implement prudent measures to achieve compliance with all relevant laws and regulations within a reasonable time and in accordance with requirements negotiated with applicable regulatory agencies.
Section 5.07    Right of Inspection. At any reasonable time and from time to time, permit the Agent, any Lender or any of their respective agents, representatives or independent contractors to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any Subsidiary, and to discuss the affairs, finances, and accounts of the Borrower and any Subsidiary with any of their respective officers and directors and the Borrower’s independent accountants.
Section 5.08    Reporting Requirements. Furnish to the Agent for delivery to each Lender and Issuer, as applicable:

(1)    Quarterly financial statements. As soon as available and in any event within fifty (50) days after the end of each of the first three quarters of each fiscal year of the Borrower, an unaudited condensed consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter, unaudited condensed consolidated statements of operations and cash flow of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, and unaudited condensed consolidated statements of changes in stockholders’ equity of the Borrower and its Subsidiaries for the portion of the fiscal year ended with the last day of such quarter along with management’s discussion and analysis of the financial condition and results of operations for such fiscal quarter, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the previous fiscal year and all prepared in accordance with GAAP consistently applied and certified by the chief financial officer of the Borrower (subject to year-end adjustments); the timely filing by the Borrower of the Borrower’s quarterly 10-Q report with the Securities and Exchange Commission shall satisfy the foregoing requirements.
(2)    Annual financial statements. As soon as available and in any event within ninety-five (95) days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year, consolidated statements of operations and cash flow of the Borrower and its Subsidiaries for such fiscal year, and consolidated statements of changes in stockholders’ equity of the Borrower and its Subsidiaries for such fiscal year along with management’s discussion and analysis of the financial condition and results of operations for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP consistently applied and accompanied by an opinion thereon acceptable to the Agent by Deloitte & Touche or other independent accountants selected by the Borrower and acceptable to the Agent; the timely filing by the Borrower of the Borrower’s annual 10-K report with the Securities and Exchange Commission shall satisfy the foregoing requirements.
(3)    Budget. Within fifty (50) days after the beginning of each fiscal year of the Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) broken down by quarter and, promptly when available, any significant revisions of such budget.
(4)    Financial Covenant Certificate and Officer’s Certificate. Not later than the 30th calendar day following the last calendar day of each calendar month, deliver to the Agent (i) a duly completed and executed Financial Covenant Certificate of a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the Housing Collateral Ratio and Aggregate Collateral Ratio and (ii) an Officer’s Certificate certifying that (A) all of the Ordinary Course Releases that have occurred during such calendar month were in compliance with all of the terms of this Agreement and (B) the Release Conditions were satisfied with respect to the same.

(5)    Management letters. Promptly upon receipt thereof, copies of any reports or “management letters” submitted to the Borrower or any Subsidiary by independent certified public accountants in connection with examination of the financial statements of the Borrower or any Subsidiary made by such accountants and the management’s response thereto (subject to any applicable privileges with respect to such documents).
(6)    Quarterly compliance certificate. Within fifty (50) days after the end of each of the first three quarters, and within ninety-five (95) days after the end of each fourth quarter, of each fiscal year of the Borrower, a compliance certificate of the President or a Financial Officer of the Borrower (a) certifying the Borrower’s compliance with, and setting forth in reasonable detail the computation of, the covenants set forth in Sections 6.02(13), 7.01 and 7.02, and (b) certifying that, to the best of such officer’s knowledge, no Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto.
(7)    Notice of litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting the Borrower or any Subsidiary which could reasonably be expected to result in a judgment against the Borrower or such Subsidiary in excess of $10,000,000 (to the extent not covered by insurance) or could reasonably be expected to have a Material Adverse Effect.
(8)    Notice of Defaults and Events of Default. As soon as possible and in any event within ten (10) days after the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto.
(9)    ERISA reports. As soon as possible, and in any event within thirty (30) days after any Responsible Officer of the Borrower or any Subsidiary knows or has reason to know that any circumstances exist that constitute grounds entitling the PBGC to institute proceedings to terminate a Plan subject to ERISA with respect to the Borrower or any Commonly Controlled Entity, and promptly but in any event within two (2) Business Days of receipt by the Borrower or any Commonly Controlled Entity of notice that the PBGC intends to terminate a Plan or appoint a trustee to administer the same, and promptly but in any event within five (5) Business Days of the receipt of notice concerning the imposition of withdrawal liability in excess of $500,000 with respect to the Borrower or any Commonly Controlled Entity, the Borrower will deliver to each Lender a certificate of the chief financial officer of the Borrower setting forth all relevant details and the action which the Borrower proposes to take with respect thereto.
(10)    Proxy statements, etc. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements, and reports which the Borrower or any Subsidiary sends to its stockholders, and copies of all regular, periodic, and special reports, and all registration statements which the Borrower or any Subsidiary files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange; the timely filing by the Borrower of any of the foregoing items with the Securities and Exchange Commission shall satisfy the foregoing requirements.
(11)    Materially adverse developments. Prompt written notice of any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.
(12)    Information Regarding Collateral. Furnish to the Agent prompt written notice of any (a) change (i) in any Loan Party’s corporate name, (ii) in the jurisdiction of organization or formation of any Loan Party, (iii) in any Loan Party’s identity or corporate structure or (iv) in any Loan Party’s Federal Taxpayer Identification Number (the Borrower agreeing not to effect or permit any such change unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Agent to continue at all times following such change to have a valid, legal and perfected security interest in the Collateral owned by such Loan Party) and (b) any material portion of the Collateral being damaged, destroyed or condemned or if the Borrower or any Subsidiary receives notice, or becomes aware of, any threatened condemnation of any material portion of the Collateral. In the case of the Borrower, each year, at the time of delivery of the annual financial statements with respect to the preceding fiscal year pursuant to Section 5.08(2), deliver to the Agent a certificate of a Financial Officer of the Borrower setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section 5.08.
(13)    KYC Documentation. Promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.
(14)    General information. Such other information respecting the condition or operations, financial or otherwise, of the Borrower or any Subsidiary as any Lender may from time to time reasonably request.
Section 5.09    [Intentionally Omitted].
Section 5.10    Environment. Be and remain, and cause each Subsidiary to be and remain, in compliance with the provisions of all federal, state, and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations issued thereunder, except where the failure to so comply would not reasonably be expected to, in any one case or in the aggregate, have a Material Adverse Effect; with respect to matters disclosed in Schedule 4.14, implement prudent measures to achieve compliance with all relevant laws and regulations within a reasonable time and in accordance with requirements negotiated with applicable regulatory agencies; notify the Agent promptly of any notice of a hazardous discharge or environmental complaint received from any governmental agency or any other party (and the Agent shall notify the Lenders promptly following its receipt of any such notice from the Borrower); notify the Agent promptly of any hazardous discharge from or affecting its premises if (i) the storage, treatment or cleanup of such hazardous discharge (all in accordance with applicable laws and regulations) or (ii) the diminution in the value of the assets affected by such hazardous discharge, is reasonably expected to exceed $500,000 (and the Agent shall notify the Lenders promptly following its receipt of any such notice from the Borrower); promptly use its commercially reasonable efforts to contain and remove the same, in compliance with all applicable laws; promptly pay any fine or penalty assessed in connection therewith; permit the Agent to inspect the premises, to conduct tests thereon, and to inspect all books, correspondence, and records pertaining thereto; and at the Agent’s request, and at the Borrower’s expense, provide a report of a qualified environmental engineer, reasonably satisfactory in scope, form, and content to the Agent, and such other and further assurances reasonably satisfactory to the Agent that the condition has been corrected.
Section 5.11    Use of Proceeds. Use the proceeds of the Loans solely as provided in Section 2.12.
Section 5.12    Ranking of Obligations. Ensure that at all times its Obligations under the Loan Documents shall be and constitute (i) unconditional general obligations of the Borrower ranking at least pari passu with all its other unsecured Debt and (ii) First Priority Obligations under and as defined in the Intercreditor Agreement.
Section 5.13    Taxes. Pay and cause each Subsidiary to pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.
Section 5.14    Condominium Regime or Subdivision Plan. In the event a condominium regime or subdivision plan is hereafter imposed upon any of the Collateral or any portion thereof, Borrower shall modify the applicable Mortgage(s) if reasonably determined to be necessary by the Agent in order to preserve the first lien status of such Mortgage (but subject to any actions taken as provided in clause (C) or (D) of Section 2.01.2(c)). Borrower shall pay all reasonable fees (including reasonable attorney’s fees) and costs and expenses associated with any of the actions taken under this Section 5.14 including, without limitation, (A) uniform commercial code searches, (B) judgment and tax lien searches, (C) recordation taxes, documentary taxes, transfer taxes and mortgage taxes, and (D) filing and recording fees, charges and expenses. In connection with such modification, each of the Lenders and the Agent hereby agrees that, in the event the consent or acknowledgment of the Agent, as the holder of a Mortgage or as beneficiary of a deed of trust encumbering such Mortgaged Property, is required under applicable law, then the Agent shall deliver its written consent or acknowledgment thereto or any other instrument reasonably necessary or appropriate to consummate the actions contemplated above (and in recordable form, if so requested) as soon as reasonably practicable after receipt of the notice from the Borrower or any Guarantor. Each of the Lenders hereby consents to the execution and delivery of such consent as set forth above without the necessity of further action or consent on its part. Notwithstanding anything in this Section 5.14 to the contrary, the entry into and maintenance of the Servicing Arrangement shall be deemed to satisfy the obligations of the Agent with respect to any consent or authorization required to be given pursuant to this Section 5.14. If there is any conflict or inconsistency between any terms or provisions of the Servicing Arrangement and any terms or provisions of this Section 5.14, then the applicable terms and provisions of the Servicing Arrangement shall govern and control.

Section 5.15    New Restricted Subsidiaries. Within fifty (50) days after any Person becoming (or being designated) a Restricted Subsidiary, cause such Restricted Subsidiary to (i) execute and deliver to the Agent, for the benefit of the Lenders, a Supplemental Guaranty, (ii) become a Grantor under the Collateral Agreement by executing and delivering an assumption agreement to the Collateral Agreement substantially in the form of Annex I thereto, (iii) execute any other applicable Security Documents in favor of the Agent and (iv) deliver or cause to be delivered an opinion of counsel, certified copies of resolutions, articles of incorporation or other formation documents, incumbency certificates and other documents with respect to such Subsidiary and its Guaranty substantially similar to the documents delivered pursuant to Section 3.01 with respect to the Guarantors, all of which shall be reasonably satisfactory to the Agent in form and substance; provided that if and so long as any such Subsidiary has total assets the book value of which is not more than $5,000,000, the Borrower shall not be required to comply with this Section. Ridings Development LLC shall not be required to deliver a Guaranty or any Security Document so long as the book value of its total assets is less than $5,000,000.
Section 5.16    Maintenance of Ratings. Use commercially reasonable efforts to maintain a public corporate family rating from Moody’s with respect to the Borrower.
Section 5.17    After-Acquired Property. If (a) property (other than Excluded Property) is acquired by the Borrower or any Guarantor that is not automatically subject to a perfected security interest under the Security Documents, (b) a Subsidiary becomes a Guarantor or (c) property that was Excluded Property ceases to be Excluded Property, then the Borrower or such Guarantor shall, as soon as practical (but in any event within sixty (60) days or such longer period as the Agent may agree in its discretion) after such property’s acquisition or it no longer being Excluded Property, provide a Mortgage and satisfy each of the other conditions set forth in Schedule IV-Mortgaged Property Conditions, to the extent applicable, and the other related Security Documents, to the extent applicable, with respect to such property (or, in the case of a new Guarantor, all of its assets except Excluded Property); provided that the failure to deliver such Mortgage (and satisfy the other applicable conditions set forth in Schedule IV-Mortgaged Properties Conditions) with respect to any Real Property within any such sixty (60)-day or longer period (as the Agent may agree in its discretion) shall not constitute a Default under this Agreement until such time as the aggregate book value of Real Properties for which Mortgages (and related documents) have not been delivered within such sixty (60)-day or longer periods (as the Agent may agree in its discretion) (and remain undelivered at the time of determination) exceeds $25,000,000. In furtherance of the foregoing, the Borrower will give prompt notice to the Agent of the acquisition by it or any of the Subsidiaries of a fee interest in any Real Property with a book value equal to or greater than $75,000,000 that is not Excluded Property. Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, (a) the Borrower shall not be required to provide a Mortgage or satisfy the other conditions set forth in Schedule IV-Mortgaged Property Conditions, to the extent applicable, which respect to any Real Property upon which any structure is located in a Flood Zone for so long as the Borrower maintains compliance with Section 7.01 after giving pro forma effect to the exclusion of any such Real Property from the Collateral and (b) the Borrower and the Guarantors shall not be required to provide a Mortgage on, satisfy the other conditions set forth in Schedule IV-Mortgaged Property Conditions with respect to, grant a security interest to the Agent in or satisfy the other conditions set forth in any Security Document with respect to, any property that is not wholly-owned by the Borrower and the Guarantors to the extent that the Borrower or any applicable Guarantor is prohibited from doing so by the terms of any joint venture or similar agreement applicable to such property. Notwithstanding anything in this Section 5.17 to the contrary, the entry into and maintenance of the Servicing Arrangement shall be deemed to satisfy the obligations of the Agent with respect to any Mortgages or Flood Certificates required to be delivered pursuant to this Section 5.17. If there is any conflict or inconsistency between any terms or provisions of the Servicing Arrangement and any terms or provisions of this Section 5.17, then the applicable terms and provisions of the Servicing Arrangement shall govern and control.
Section 5.18    Further Assurances.
(a)    Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages, deeds of trust and deeds to secure debt) that may be required under applicable law, or that the Lenders or the Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents and the Intercreditor Agreement. Such security interests and Liens will be created under the Security Documents and other security agreements, Mortgages and other instruments and documents in form and substance reasonably satisfactory to the Agent, and the Borrower shall deliver or cause to be delivered to the Agent all such instruments and documents (including, without limitation, each instrument and document set forth in Schedule IV Mortgaged Property Conditions) as the Agent shall reasonably request to evidence compliance with this covenant. In addition, at the sole cost and expense of the Borrower (including, without limitation (and in addition to any reimbursement obligations under Section 10.04), reasonable and documented fees, disbursements and other charges of counsel to the Agent and recording, filing and title company charges, taxes and fees), promptly following the Closing Date, but in any event no later than 90 days following the Closing Date (or such later date as the Agent may agree in its discretion), the Borrower shall, or shall cause the respective Guarantor to, satisfy each of the applicable conditions set forth in Schedule IV-Mortgaged Property Conditions with respect to each of the Mortgaged Properties listed in Exhibit II to the Perfection Certificate as of the Closing Date (together with the other documents and instruments set forth in Schedule IV-Mortgaged Property Conditions). Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, (a) the Borrower shall not be required to provide a Mortgage or satisfy the other conditions set forth in Schedule IV-Mortgaged Property Conditions, to the extent applicable, which respect to any Real Property upon which any structure is located in a Flood Zone for so long as the Borrower maintains compliance with Section 7.01 after giving pro forma effect to the exclusion of any such Real Property from the Collateral and (b) the Borrower and the Guarantors shall not be required to provide a Mortgage on, satisfy the other conditions set forth in Schedule IV-Mortgaged Property Conditions with respect to, grant a security interest to the Agent in or satisfy the other conditions set forth in any Security Document with respect to, any property that is not wholly-owned by the Borrower and the Guarantors to the extent that the Borrower or any applicable Guarantor is prohibited from doing so by the terms of any joint venture or similar agreement applicable to such property.
(b)    Promptly following the Closing Date, and in no event later than 30 days following the Closing Date, deliver a list to the Agent of all Mortgages delivered to Citibank, N.A. under the Existing Credit Agreement with respect to the Mortgaged Properties, accompanied by an officer’s certificate certifying that such list is true, correct and complete. Such certification shall be deemed a representation and warranty under this Agreement for all purposes.

ARTICLE VI
NEGATIVE COVENANTS
So long as any Loan shall remain unpaid or any Facility Letter of Credit Obligations shall remain outstanding or any Lender shall have any Commitment under this Agreement, the Borrower and each Restricted Subsidiary will not (unless otherwise agreed to by the Required Lenders in writing):

Section 6.01    Liens. Create, incur, assume, or suffer to exist, or permit any Restricted Subsidiary to create, incur, assume, or suffer to exist, any Lien, upon or with respect to any of its properties, now owned or hereafter acquired, except the following:
(1)    Liens for taxes or assessments or other government charges or levies (x) if not yet past due or which remain payable without penalty or (y) which are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;
(2)    Liens imposed by law, such as mechanics’, materialmen’s, landlords’, warehousemen’s, customs authorities’ and carriers’ Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not yet delinquent or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;
(3)    Liens under workers’ compensation, unemployment insurance, Social Security, or similar legislation (other than Liens imposed by ERISA);
(4)    Liens, deposits, or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), public or statutory obligations, surety, stay, appeal, indemnity, performance, or other similar bonds, or other similar obligations arising in the ordinary course of business;
(5)    judgment, attachment and other similar Liens arising in connection with any court proceeding, provided (a) the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings or (b) such Liens do not otherwise secure amounts exceeding $25,000,000 in the aggregate;
(6)    Subject to Section 5.14, easements, rights-of-way, restrictions (including zoning, building and land use restrictions), restrictive covenants, conditions and condominium regimes (including, without limitation, any Lien rights granted pursuant to any recorded declaration of covenants, conditions, restrictions or condominium regime to any property owners’ association or similar Person that has authority to impose and collect dues or assessments), minor irregularities in title and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use, and enjoyment by the Borrower or any Restricted Subsidiary of the property or assets encumbered thereby in the ordinary course of business or materially impair the value of the property subject thereto;
(7)    Liens securing payment obligations as described in Section 6.02(10), provided that such Liens extend only to the land or lots to which such payment obligations relate and the proceeds thereof;
(8)    rights of repurchase and/or rights of first refusal in favor of sellers of any Real Property;

(9)    leases or subleases granted to others not materially interfering with the ordinary course of business of the Borrower and its Restricted Subsidiaries or the use of the Real Property to which they relate;
(10)    Liens securing Debt permitted under clause (3), (4), (5) or (9) of Section 6.02;
(11)    Liens securing letter of credit obligations and loans to the extent such Liens are limited to property not constituting Collateral;
(12)    Liens created pursuant to the Security Documents;
(13)    Liens securing Debt (including the Second Lien Notes and any Exchange Notes in respect thereof, and any guarantees in respect thereof, and together with any Refinancing Debt in respect of the Debt described in this clause (13)) in an amount not to exceed the greater of (i) $700,000,000 and (ii) 40% of Consolidated Tangible Assets, in each case less the amount of the Aggregate Commitments, which Liens incurred under this clause (13) shall, to the extent encumbering Collateral, be on a junior lien priority basis compared to the Liens securing the Facility on the same basis as the Liens securing Second Priority Obligations (as defined in the Intercreditor Agreement) are treated under the Intercreditor Agreement with respect to the Liens securing First Priority Obligations (as defined in the Intercreditor Agreement), pursuant to the Intercreditor Agreement or another intercreditor agreement in form and substance substantially similar to the Intercreditor Agreement or otherwise reasonably satisfactory to the Agent, provided that the Liens securing the Second Lien Notes, any Exchange Notes (as defined in the Base Indenture 2012) in respect thereof, any guarantee in respect thereof and any Refinancing Debt in respect thereof may encumber only assets that also secure the Obligations;
(14)    any interest in or title of a lessor or sublessor to property subject to (i) any Capital Lease otherwise permitted by this Agreement and (ii) any other lease or sublease or any UCC financing statement filed in respect thereof;
(15)    other Liens existing on the date of this Agreement and set forth on Schedule 6.01;
(16)    any option, contract or other agreement to sell any property or asset, to the extent limited to such property or asset, provided such sale is not otherwise prohibited by this Agreement;
(17)    Liens on property or assets of any Restricted Subsidiary securing obligations owing to the Borrower or one or more other Restricted Subsidiaries which, with respect to any such Liens on property or assets constituting Collateral, are subordinated to the Liens created pursuant to the Security Documents in a manner reasonably satisfactory to the Agent;
(18)    any right of a lender or lenders to which the Borrower or a Restricted Subsidiary may be indebted to offset against, or appropriate and apply to the payment of, such Debt any and all balances, credits, deposits, accounts or monies of the Borrower or a Restricted Subsidiary with or held by such lender or lenders;
(19)    Liens encumbering customary initial deposits and margin deposits, and other Liens that are customary in the Borrower’s industry and incurred in the ordinary course of business securing any obligations or liabilities arising under interest and currency exchange rate swap agreements, forward contracts, options, futures contracts, futures options or similar hedging agreements or arrangements designed to protect the Borrower or any of its Restricted Subsidiaries from fluctuations in interest rates, currency exchange rates, or the price of commodities;
(20)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;
(21)    Liens on property acquired by the Borrower or a Restricted Subsidiary and Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Borrower or any Restricted Subsidiary or becomes a Restricted Subsidiary; provided that in each case such Liens (A) were in existence prior to the contemplation of such acquisition, merger or consolidation, (B) do not extend to any asset other than those of the Person merged with or into or consolidated with the Borrower or the Restricted Subsidiary or the property acquired by the Borrower or the Restricted Subsidiary and (C) secure only those obligations which they secured on the date of such merger or consolidation or designation as a Restricted Subsidiary and any Refinancing Debt in respect of such obligations;
(22)    Liens replacing any of the Liens described in clauses (10), (15) and (21) above; provided that (A) the principal amount of the Debt secured by such Liens shall not be increased (except to the extent of reasonable premiums or other payments required to be paid in connection with the repayment of the previously secured Indebtedness or Incurrence of related Refinancing Debt and expenses incurred in connection therewith) and (B) the new Liens shall be limited to the property or part thereof which secured the Lien so replaced or property substituted therefor as a result of the destruction, condemnation or damage of such property; and
(23)    other Liens securing obligations or liabilities not prohibited by this Agreement in an aggregate amount not to exceed $20,000,000.
Section 6.02    Debt. Create, incur, assume or suffer to exist, or permit any Restricted Subsidiary to create, incur, assume or suffer to exist, any Debt, except for:
(1)    Debt created hereunder and under the other Loan Documents;
(2)    the Senior Notes, together with any Exchange Notes issued with respect to any such Senior Notes, and any other outstanding Debt described on Schedule 6.02;
(3)    Non-Recourse Debt;

(4)    Debt of the Borrower or any Restricted Subsidiary in respect of Capital Leases or otherwise incurred to finance the acquisition, construction or improvement of any fixed or capital assets, and extensions, renewals and replacements of any such Debt that do not increase the outstanding principal amount thereof; provided that (i) such Debt is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (ii) the aggregate principal amount of Debt permitted by this clause (4) shall not exceed $50,000,000 at any time outstanding and (iii) any Liens securing such Debt extend only to the assets financed by such Debt and the proceeds thereof;
(5)    Debt secured by cash or Cash Equivalents (a) in respect of letters of credit in an aggregate face amount not to exceed $100,000,000 and (b) in respect of loans incurred as a means of preserving refinancing capacity under the Senior Notes and this Agreement, the proceeds of which are used to repay, repurchase or redeem, or to replenish cash previously used to repay, purchase or redeem, any of the Senior Notes or any Refinancing Debt in respect thereof;
(6)    Debt under any deposits made in the ordinary course of business to secure performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, progress payments, government contracts and other obligations of like nature (exclusive of the obligation for the payment of borrowed money);
(7)    Debt of the Borrower or any Guarantor arising from its guarantee of Debt of the Borrower or any Restricted Subsidiary, in each case to the extent such guaranteed Debt is otherwise permitted under this Agreement (other than Non-Recourse Debt);
(8)     (a) Debt of a Restricted Subsidiary owing to the Borrower or any Guarantor that is both a Wholly-Owned Subsidiary and a Restricted Subsidiary; provided that (I) such Debt is subordinated to any guarantee of such Restricted Subsidiary under the Loan Documents in a manner reasonably satisfactory to the Agent, and (II) such Debt shall only be permitted pursuant to this clause (8) for so long as the Person to whom such Debt is owing is the Borrower or a Guarantor that is both a Wholly-Owned Subsidiary and a Restricted Subsidiary; and (b) Debt of the Borrower owing to any Guarantor that is both a Wholly-Owned Subsidiary and a Restricted Subsidiary; provided that (I) such Debt is subordinated to the Borrower’s obligations under this Agreement in a manner reasonably satisfactory to the Agent, and (II) such Debt shall only be permitted pursuant to this clause (8) for so long as the Person to whom such Debt is owing is a Guarantor that is both a Wholly-Owned Subsidiary and a Restricted Subsidiary;
(9)    obligations for bond financings of political subdivisions or enterprises thereof in the ordinary course of business;
(10)    Debt owed to a seller of entitled land, lots under development or finished lots under the terms of which the Borrower or such Restricted Subsidiary, as obligor, is required to make a payment upon the future sale of such land or lots; and

(11)    additional Debt in an aggregate principal amount at any time outstanding not to exceed $100,000,000;
(12)    Refinancing Debt;
(13)    other unsecured Debt or Secured Debt (if otherwise permitted by Section 6.01) if, after giving pro forma effect thereto and the application of the proceeds therefrom, the ratio of Borrower’s Adjusted Indebtedness to its Adjusted Consolidated Tangible Net Worth is not greater than 7.5 to 1.0; and
(14)    other unsecured Debt of the Borrower or any Restricted Subsidiary incurred on or prior to June 30, 2015 to finance one or more Permitted Acquisitions; provided that the aggregate principal amount of Debt permitted by this clause (14) shall not exceed $150,000,000.
Section 6.03    Mergers, Etc. Wind up, liquidate or dissolve itself, reorganize, merge or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or acquire all or substantially all the assets or the business of any Person, or permit any Restricted Subsidiary to do so, except (1) for any Permitted Acquisition, (2) that any Restricted Subsidiary may merge into or transfer assets (including by way of dissolution or liquidation) to the Borrower or any Guarantor as a result of an Internal Reorganization or otherwise, and (3) that any Restricted Subsidiary that is not a Guarantor may merge into or consolidate with or transfer assets (including by way of dissolution or liquidation) to any other Restricted Subsidiary that is not a Guarantor as a result of an Internal Reorganization or otherwise.
Section 6.04    Leases. Create, incur, assume, or suffer to exist, or permit any Restricted Subsidiary to create, incur, assume, or suffer to exist, any obligation as lessee or sublessee for the rental or hire of any real or personal property, except (1) Capital Leases not otherwise prohibited by the terms of this Agreement; (2) leases or subleases existing on the date of this Agreement and any extension or renewals thereof; (3) leases or subleases between the Borrower and any Restricted Subsidiary or between any Restricted Subsidiaries; (4) operating leases entered into in the ordinary course of business; and (5) any lease of property having annual lease payments not to exceed $2,500,000, provided that all such leases permitted under this clause (5) shall not, in the aggregate, have annual lease payments greater than $10,000,000.
Section 6.05    Sale and Leaseback. Sell, transfer or otherwise dispose of, or permit any Restricted Subsidiary to sell, transfer, or otherwise dispose of, any real or personal property to any Person and thereafter directly or indirectly lease back the same or similar property, except for the sale and leaseback of model homes.
Section 6.06    Sale of Assets. Sell, lease, sublease, assign, transfer, or otherwise dispose of, or permit any Restricted Subsidiary to sell, lease, sublease, assign, transfer, or otherwise dispose of, any of its now owned or hereafter acquired assets (including, without limitation, shares of stock and Debt of Subsidiaries, receivables, and leasehold interests), except, provided that no Event of Default has occurred or is continuing, and the Agent has not provided written notice to the Borrower that it is prohibiting the transactions otherwise permitted under this Section 6.06, (a) for (1) sales of homes or land (and, including sales of real estate assets in bulk, regardless of value, in the ordinary course of business (as reasonably determined by the Borrower)); (2) sales, leases, conveyances or other dispositions, including, without limitation, exchanges or swaps, of real estate or other assets, in each case in the ordinary course of business (as reasonably determined by the Borrower), for development or disposition of the Borrower’s or any of its Restricted Subsidiaries’ projects; (3) sales, leases, sale-leasebacks or other dispositions of amenities, model homes and other improvements at the Borrower’s or its Restricted Subsidiaries’ projects in the ordinary course of business (as reasonably determined by the Borrower); (4) any sale or other disposition of Cash Equivalents or obsolete or worn out equipment, in each case, in the ordinary course of business (as reasonably determined by the Borrower); (5) the sale or other disposition of assets, including Real Property, no longer used or useful in the conduct of business of the Borrower or any of its Restricted Subsidiaries; (6) the making of any Investment or Restricted Payment that is permitted to be made, and is made, in accordance with Section 6.07 or 6.13, as applicable; (7) a transaction involving the sale of Capital Stock of, or the disposition of assets in, an Unrestricted Subsidiary; and (8) any other sales or other dispositions that, in the aggregate, do not exceed $20,000,000 in any fiscal year of the Borrower; (b) that any Restricted Subsidiary may sell, lease, assign, or otherwise transfer its assets to the Borrower or any Guarantor, or if such Restricted Subsidiary is not a Guarantor, then to any other Restricted Subsidiary in connection with an Internal Reorganization or otherwise; and (c) that the provisions of this Section 6.06 shall not affect or limit the Borrower’s obligations under Section 6.03.
Section 6.07    Investments. Make, or permit any Restricted Subsidiary to make, any loan or advance to any Person, or purchase or otherwise acquire, or permit any Restricted Subsidiary to purchase or otherwise acquire, any Capital Stock, assets (other than assets acquired in the ordinary course of business), obligations, or other securities of, make any capital contribution to, or otherwise invest in or acquire any interest in any Person including, without limitation, any hostile takeover, hostile tender offer or similar hostile transaction (collectively, “Investments”), except:
(1)    Cash Equivalents;
(2)    [intentionally omitted];
(3)    stock, obligation, or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower or any Subsidiary provided such issuance is approved by the board of directors of the issuer thereof;
(4)    a loan or advance from the Borrower to a Subsidiary, or from a Subsidiary to a Subsidiary, or from a Subsidiary to the Borrower (subject, however, to the limitations set forth below in the case of Investments in Subsidiaries that are not Guarantors);
(5)    any Permitted Acquisition;
(6)    an Investment in a Wholly-Owned Subsidiary, which Investment is, or constitutes a part of, an Internal Reorganization (subject, however, to the limitations set forth below in the case of Investments in Subsidiaries that are not Guarantors);
(7)    any purchase, redemption, repurchase, exchange or refinancing of the Debt of the Borrower or any Restricted Subsidiary (A) in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, equity interests (other than Disqualified Stock), or (B) in exchange for, or in connection with, the substantially concurrent incurrence of, Refinancing Debt;
(8)    any purchase, redemption, exchange or other acquisition or retirement of shares of the Borrower’s Capital Stock in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, equity interests (other than Disqualified Stock);
(9)    Investments in Subsidiaries that are not Guarantors or in Joint Ventures (including guarantees of Debt and other obligations of Joint Ventures or Subsidiaries that are not Guarantors) in an aggregate amount at any time outstanding not to exceed 5% of Consolidated Tangible Assets;
(10)    any purchase or other acquisition of Debt secured by Real Property and related personal property that is of a type that is developed and sold by the Loan Parties in the ordinary course of business; and
(11)    any other Investments not described in clauses (1) though (10) above from time to time outstanding in an aggregate amount not to exceed $100,000,000;
provided, the Borrower is in compliance with the covenants in Sections 7.01 and 7.02 after giving pro forma effect to any Investment permitted under clauses (9), (10) and (11).
Section 6.08    Guaranties, Etc. Assume, guarantee, endorse, or otherwise be or become directly or contingently responsible or liable, or permit any Restricted Subsidiary to assume, guarantee, endorse, or otherwise be or become directly or contingently responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods, or services, or to supply or advance any funds, assets, goods, or services, or an agreement to maintain or cause such Person to maintain a minimum working capital or net worth or otherwise to assure the creditors of any Person against loss), for obligations of any Person, except: (1) guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; (2) guaranties of performance obligations in the ordinary course of business; (3) guaranties of the Debt or other obligations of any Joint Venture or any Subsidiary that is not a Guarantor (subject to the limitation in the proviso to Section 6.07), (4) guaranties by guarantors of the Senior Notes and other Debt permitted pursuant to Section 6.02 (other than Non-Recourse Debt), and all Refinancing Debt in respect thereof and (5) that the Borrower or any Restricted Subsidiary or any Guarantor may, whether as a result of an Internal Reorganization or otherwise, guarantee the Debt of any other Loan Party or Restricted Subsidiary permitted under this Agreement.
Section 6.09    Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, or permit any Restricted Subsidiary to enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower’s or such Restricted Subsidiary’s business and upon fair and reasonable terms no less favorable to the Borrower or such Restricted Subsidiary than would obtain in a comparable arm’s-length transaction with a Person not an Affiliate (which exception shall include the payment of insurance premiums to UHIC for the purchase of construction warranties and builder default protection for buyers of Housing Units from the Borrower or any of its Restricted Subsidiaries and to the Title Companies for title insurance and other title services);

provided, however, that, the following transactions shall not be prohibited by this Section 6.09: (i) transactions involving the purchase, sale or exchange of property having an aggregate value of $10,000,000 or less in any fiscal year; (ii) transactions otherwise permitted by this Agreement; (iii) the issuance of any equity interests (whether common or preferred), other than Disqualified Stock, to Affiliates that are not officers or directors of Borrower or Restricted Subsidiary; and (iv) the execution of customary agreements entered into with shareholders relating to (x) registration rights and, related to such registration rights, reasonable indemnification rights and reasonable cost reimbursements, (y) board observation rights and (z) other provisions reasonably acceptable to the Agent.
Section 6.10    Other Indebtedness and Agreements. (a) Permit (i) any waiver, supplement, modification or amendment of any indenture, instrument or agreement pursuant to which any Material Debt of the Borrower or any of its Subsidiaries is outstanding if the effect of such waiver, supplement, modification or amendment would be materially adverse to the Lenders or (ii) any waiver, supplement, modification or amendment of its certificate of incorporation, by-laws, operating, management or partnership agreement or other organizational documents to the extent any such waiver, supplement, modification or amendment would be materially adverse to the Lenders.
(b)    (i) Make any distribution, whether in cash, property, securities or a combination thereof, other than regular scheduled payments or other mandatory payments of principal and interest as and when due (to the extent not prohibited by applicable subordination provisions), in respect of, or pay, or commit to pay, or directly or indirectly (including pursuant to any Synthetic Purchase Agreement) redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any Debt of the Borrower or its Restricted Subsidiaries, other than any such action taken by the Borrower or any Restricted Subsidiary in respect of (A) the Debt created hereunder, (B) Refinancing Debt issued with respect to such Debt and/or proceeds of the issuance of Capital Stock (other than Disqualified Stock) or (C) secured Debt that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Debt or (ii) pay in cash any amount in respect of any Debt of the Borrower or its Restricted Subsidiaries that may be at the obligor’s option be paid in kind or in other securities (any such distribution, payment, redemption, repurchase, retirement or other acquisition of Debt limited by the preceding clauses (i) and (ii) referred to herein as a “Debt Repurchase”), unless, in each instance: (x) no Default or Event of Default exists or shall exist immediately after giving effect to such Debt Repurchase, (y) the Borrower shall continue to be in compliance with the covenants in Sections 7.01 and 7.02 immediately after giving effect to such Debt Repurchase and (z) either (1) any Borrowings under the Facility required to effectuate such Debt Repurchase shall be made and repaid substantially contemporaneously with such Debt Repurchase (and, in any event, repaid within one Business Day after the effectuation of such Debt Repurchase) or (2) for Debt Repurchases other than mandatory payments of principal and interest that are not regular scheduled payments, before and immediately after giving effect to such Debt Repurchase, no greater than $50,000,000 in aggregate principal amount of Loans under the Facility are outstanding.
Section 6.11    Non-Guarantors. Permit UHIC to engage in any business other than the issuance of construction warranties and builder default protection for buyers of Housing Units from the Borrower or any of its Subsidiaries, or permit any of the Title Companies to engage in any businesses other than title insurance and other title services, in each case together with such businesses as may be reasonably related or otherwise incidental thereto.
Section 6.12    Negative Pledge. Directly or indirectly enter into any agreement with any Person that (a) prohibits or restricts or limits the ability of the Borrower or any Guarantor to create, incur, pledge or suffer to exist any Lien upon any assets of the Borrower or any Guarantor in favor of or for the benefit of the Agent for the benefit of the Secured Parties, as contemplated by clause (1) of Section 6.02 or with respect to any Facility Letter of Credit or (b) prohibits, restricts or imposes any condition upon the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Restricted Subsidiary or to guarantee Debt of the Borrower or any other Restricted Subsidiary; provided that (A) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (B) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets pending such sale, provided such restrictions and conditions apply only to the Subsidiary or the assets that are to be sold and the proceeds thereof, and such sale is permitted hereunder, (C) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to Secured Debt permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Debt and the proceeds thereof, (D) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof and (E) clause (b) of the foregoing shall not apply to provisions in the Senior Notes or any Material Debt, in each case outstanding on the Closing Date, and any subsequent Material Debt permitted to be Incurred by this Agreement and any Refinancing Debt with respect to the foregoing, to the extent such provisions in such Material Debt or such Refinancing Debt, taken as a whole, are not materially more restrictive than such provisions, taken as a whole, in (i) with respect to such Material Debt, the Senior Notes, and (ii) with respect to such Refinancing Debt, the Refinanced Debt relating thereto.
Section 6.13    Restricted Payments. Declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment (including pursuant to any Synthetic Purchase Agreement), or incur any obligation (contingent or otherwise) to do so; provided, however, that:
(i)      the Borrower and its Restricted Subsidiaries may purchase, redeem, retire or otherwise acquire for value the Capital Stock of the Borrower or any Subsidiary held by officers or employees or former officers or employees of the Borrower or any Subsidiary (or their estates or beneficiaries under their estates) not to exceed $500,000 in any calendar year;
(ii)     the Borrower may repurchase Capital Stock to the extent deemed to occur upon the exercise of stock options, warrants or similar instruments if such Capital Stock represents a portion of the exercise price of such options, warrants or similar instruments;
(iii)    the Borrower may pay cash in lieu of the issuance of fractional shares upon the exercise of options, warrants or similar instruments or upon the conversion or exchange of Capital Stock of the Borrower;
(iv)    the Borrower may make payment of dividends on Preferred Stock and Disqualified Stock up to an aggregate amount of $10,000,000 in any fiscal year; provided that immediately after giving effect to any declaration of such dividend, the Consolidated Fixed Charge Coverage Ratio of the Borrower would be at least 2.0 to 1.0; and
(v)    the Borrower and its Restricted Subsidiaries may make other Restricted Payments after the date of this Agreement in an amount not to exceed $50,000,000 in the aggregate during the term of this Agreement; provided that immediately after giving effect to any such Restricted Payment, the Consolidated Fixed Charge Coverage Ratio of the Borrower would be at least 2.0 to 1.0.
Section 6.14    Business of the Borrower and Subsidiaries. Engage at any time in any material businesses or business activities other than the businesses and business activities conducted by the Borrower and its Restricted Subsidiaries on the Closing Date and any other businesses and business activities reasonably related or otherwise incidental thereto.

ARTICLE VII
FINANCIAL COVENANTS
So long as any Loan shall remain unpaid or any Facility Letter of Credit shall remain outstanding or any Lender shall have any Commitment under this Agreement (unless otherwise agreed to by the Required Lenders in writing):
Section 7.01    Minimum Collateral Coverage. Beginning on the earlier of (i) the date on which the Specified Drawing Condition is satisfied and (ii) 120 days after the Closing Date (which 120-day period may be extended up to an additional 120 days by the Agent in its sole discretion), the Borrower shall maintain (a) a ratio of the aggregate book value of Housing Collateral to the Aggregate Commitments (such ratio, the “Housing Collateral Ratio”) of at least 1.50 to 1.00 and (b) a ratio of the aggregate book value of all Collateral to the Aggregate Commitments (such ratio, the “Aggregate Collateral Ratio”) of 5.00 to 1.00. The ratios set forth in this Section 7.01 shall be calculated as of the last Business Day of each calendar month, and such calculations shall be set forth in the Financial Covenant Certificate to be delivered to the Agent as described in Section 5.08(3); provided, however, that if the Borrower shall fail to maintain either ratio set forth in this Section 7.01, then notwithstanding anything to the contrary set forth herein, no Default or Event of Default shall be deemed to exist or have occurred under this Agreement due to the failure of such ratio to be maintained so long as the Borrower shall, not later than ten (10) days after delivery of such Financial Covenant Certificate reflecting such failure, (i) pledge additional assets (including, if needed, assets qualifying as Housing Collateral) as Collateral (on terms to be agreed with the Agent), including by providing cash collateral, and/or (ii) permanently reduce the Commitments, such that, after giving effect to such pledge and/or reduction, Borrower would be in compliance with this covenant. At any time after the Borrower has pledged any such additional assets as additional Collateral (whether pursuant to this Section 7.01 or otherwise), the Borrower may request in writing that the Agent release its Lien on such additional assets or a portion thereof, and the Agent shall release such Lien as so requested within five (5) Business Days of its receipt of such request, so long as at the time of such release and after giving pro forma effect thereto, (i) the Borrower shall be in compliance with Section 7.01 and the Borrower shall have delivered to the Agent a duly completed Financial Covenant Certificate demonstrating such compliance, and (ii) no Event of Default shall then have occurred and be continuing or would result therefrom.

Section 7.02    Minimum Liquidity. The Borrower shall maintain at all times Minimum Liquidity as follows, in the case of clause (a) and clause (b) with reference to the Interest Coverage Ratio for the most recently reported quarterly period and the Housing Collateral Ratio for the most recently reported monthly period:
(a)    If the Interest Coverage Ratio is greater than or equal to 1.50 to 1.00 and the Housing Collateral Ratio is greater than or equal to 1.75 to 1.00, the Borrower shall maintain Minimum Liquidity in an amount of not less than $25,000,000;
(b)    If the Interest Coverage Ratio is greater than or equal to 1.00 to 1.00, but less than 1.50 to 1.00, and the Housing Collateral Ratio is greater than or equal to 1.75 to 1.00, the Borrower shall maintain Minimum Liquidity in an amount of not less than $50,000,000; and

(c)    In all other cases not covered by clause (a) or clause (b) above, the Borrower shall maintain Minimum Liquidity in an amount of not less than $100,000,000.
ARTICLE VIII
EVENTS OF DEFAULT
Section 8.01    Events of Default. If any of the following events shall occur:
(1)    The Borrower shall fail to pay (a) the principal of any Loan, or any amount of a commitment or other fee, as and when due and payable or (b) interest on any Loan within five (5) Business Days after the same is due and payable;
(2)    Any representation or warranty made or deemed made by the Borrower or by any Guarantor in any Loan Document or which is contained in any certificate, document, opinion, or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect, incomplete, or misleading (i) in any material respect or (ii) in any respect to the extent such representation or warranty is qualified as to “materiality” or “material adverse effect”, in each case, on or as of the date made or deemed made;
(3)    The Borrower or any Guarantor shall fail to perform or observe any term, covenant, or agreement contained in Articles V, VI or VII hereof, and, in the case of Article V only, such failure shall continue for a period of thirty (30) consecutive days after delivery of written notice thereof from the Agent to the Borrower or such Guarantor;
(4)    The Borrower or any Restricted Subsidiary shall (a) fail to pay (within the applicable cure period, if any) any amount in respect of indebtedness for borrowed money equal to or in excess of $25,000,000 in the aggregate (excluding the Obligations and any Non-Recourse Debt, but including any recourse obligations of the Borrower or such Restricted Subsidiary arising under Non-Recourse Debt of any Loan Party pursuant to any of the characteristics listed in clauses (a) and (b) of the definition thereof) of the Borrower or such Restricted Subsidiary, as the case may be, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise); or (b) fail to perform or observe any term, covenant, or condition on its part to be performed or observed (within the applicable cure period, if any) under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate the maturity of such indebtedness, or to permit the acceleration of the maturity of such indebtedness after the giving of notice or passage of time, or both, and after giving effect to any amendment or waiver; or (c) any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), repurchased (or an offer to repurchase to be made) or redeemed prior to the stated maturity thereof (other than as otherwise permitted under the terms of this Agreement);

(5)    The Borrower or any Significant Subsidiary or any Significant Guarantor (a) shall generally not pay, or shall be unable to pay, or shall admit in writing its inability to pay its debts as such debts become due; or (b) shall make an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets; or (c) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (d) shall have had any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or an adjudication or appointment is made and which remains undismissed for a period of sixty (60) days or more; or (e) shall take any corporate partnership, limited liability company or similar organizational action indicating its consent to, approval of, or acquiescence in any such petition, application, proceeding, or order for relief or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties; or (f) shall suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of sixty (60) days or more. If the Borrower is required to provide an amount of cash collateral pursuant to Section 2.19.12, such amount shall be returned to the Borrower from the Facility Letter of Credit Collateral Account from time to time to the extent that no Event of Default is continuing and either the amount deposited shall exceed the Defaulting Lender’s Facility Letter of Credit Obligations or if such Lender ceases to be a Defaulting Lender;
(6)    One or more judgments, decrees, or orders for the payment of money in excess of $25,000,000 in the aggregate shall be rendered against the Borrower and/or any Subsidiary and/or any Guarantor, and such judgments, decrees, or orders shall continue unsatisfied and in effect for a period of twenty (20) consecutive days without being vacated, discharged, satisfied, or stayed or bonded pending appeal;
(7)    Any Guaranty hereunder shall at any time after its execution and delivery and for any reason cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the Guarantor or the Guarantor shall deny it has any further liability or obligation under, or shall fail to perform its obligations under, the Guaranty (except to the extent that the foregoing occurs solely by reason of the liquidation or dissolution of a Guarantor as a result of an Internal Reorganization);
(8)    Any Change of Control shall occur;
(9)    Any of the following events shall occur or exist with respect to the Borrower, any Subsidiary or any Commonly Controlled Entity under ERISA: any Reportable Event shall occur; complete or partial withdrawal from any Multiemployer Plan shall take place; any Prohibited Transaction shall occur; a notice of intent to terminate a Plan shall be filed, or a Plan shall be terminated; or circumstances shall exist which constitute grounds entitling the PBGC to institute proceedings to terminate a Plan, or the PBGC shall institute such proceedings; and in each case above, such event or condition, together with all other events or conditions described in this Section 8.01(9), if any, could subject the Borrower or any Significant Guarantor or

Significant Subsidiary to any tax, penalty, or other liability which in the aggregate may exceed $5,000,000;
(10)    Except with respect to releases of Liens permitted under this Agreement, any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents on any material portion of the Collateral shall cease to be enforceable and of the same effect and priority purported to be created thereby;
(11)    The Intercreditor Agreement shall cease, for any reason, to be in full force and effect (other than in accordance with its terms) or the security interest of the Agent in any portion of the Collateral shall for any reason cease to be senior to the security interest of any Second Priority Agent (as defined in the Intercreditor Agreement) in the Collateral, or, in either case, any Loan Party shall so assert; or
(12)    Any Loan Party shall default in the observance or performance of any term, covenant or agreement contained in the Collateral Agreement or any Mortgage, and such default shall continue unremedied for 30 consecutive days after the delivery of notice thereof from the Agent to such Loan Party;
then the following provisions shall apply:
(i)    if any Event of Default described in Section 8.01(5) occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of the Issuers to issue Facility Letters of Credit shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent, any Issuer or any Lender, and the Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Agent an amount in immediately available funds, which funds shall be held in the Facility Letter of Credit Collateral Account, equal to the difference of (x) 105% of the amount of Facility Letter of Credit Obligations at such time, less (y) the amount on deposit in the Facility Letter of Credit Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the “Collateral Shortfall Amount”). If any other Event of Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the Issuers to issue Facility Letters of Credit, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives, and (b) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited and maintained in the Facility Letter of Credit Collateral Account in accordance with Section 2.19.12 and this Section 8.01.
(ii)    If at any time while any Event of Default is continuing, the Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Agent may make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited and maintained in the Facility Letter of Credit Collateral Account in accordance with Section 2.19.12 and this Section 8.01.
(iii)    The Agent may, at any time or from time to time after funds are deposited in the Facility Letter of Credit Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders or the Issuer under the Loan Documents.
(iv)    At any time while any Event of Default is continuing, neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Facility Letter of Credit Collateral Account. After all of the Obligations have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in Facility Letter of Credit Collateral Account shall be returned by the Agent to the Borrower or paid to whomever may be legally entitled thereto at such time.
(v)    If within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the Issuer to issue Facility Letters of Credit hereunder as a result of any Event of Default (other than any Event of Default as described in Section 8.01(5) with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.
(vi)    Upon the occurrence and during the continuance of any Event of Default, the Agent may exercise any and all remedies provided under any of the Security Documents or otherwise provided by law.
Section 8.02    Set Off. Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, subject to the prior written consent of the Agent, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any Note or Notes held by such Lender or any other Loan Document, irrespective of whether or not the Agent or such Lender shall have made any demand under this Agreement or any Note or Notes held by such Lender or such other Loan Document and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower (with a copy to the Agent) after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 8.02 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which each Lender may have.

ARTICLE IX
AGENCY PROVISIONS
Section 9.01    Authorization and Action. Each Lender hereby irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. The duties of the Agent shall be mechanical and administrative in nature and the Agent shall not by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any Lender or Issuer. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents. As to any matters not expressly provided for by this Agreement or any other Loan Document (including, without limitation, enforcement or collection of the Loans and the Notes), the Agent shall not be required to act or to refrain from acting except upon the instructions of the Required Lenders or, to the extent required under Section 10.01, all Lenders (and shall be fully protected in so acting or so refraining from acting), and such instructions shall be binding upon all Lenders, all Issuers and all holders of Notes; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law. The Agent shall administer the Loan in the same manner that it would administer a comparable loan held 100% for its own account. The Agent may perform any of its duties under this Agreement and any other Loan Document by and through its agents (which shall include any third party sub-agent or mortgage servicer).
Section 9.02    Liability of Agent. Neither the Agent nor any of its Affiliates or any of their respective directors, officers, agents, employees or advisors shall be liable for any action taken or omitted to be taken by it or them in good faith under or in connection with this Agreement or any other Loan Document in the absence of its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent (1) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (2) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; (3) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties, or representations made in or in connection with this Agreement; (4) shall not have any duty to ascertain or to inquire as to the performance or observance of any terms, covenants, or conditions of this Agreement on the part of the Borrower (other than the payment of principal, interest and fees due hereunder), or to inspect the property (including the books and records) of the Borrower; (5) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, perfection, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto or the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; (6) shall be deemed to have no knowledge of any Default unless and until written notice thereof is given to the Agent by the Borrower or a Lender; and (7) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be sent by any telecommunication device capable of creating a written record (including electronic mail)) reasonably believed by it to be genuine and signed or sent by the proper party or parties.
Section 9.03    Rights of Agent Individually. (a) The Person serving as the Agent shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any of its Subsidiaries or other Affiliate thereof as if such Person were not the Agent and without any duty to account therefor to the Lenders.
(b)    Each Lender and each Issuer understands that the Person serving as Agent, acting in its individual capacity, and its Affiliates (collectively, the “Agent’s Group”) are engaged in a wide range of financial services and businesses (including investment management, financing, securities trading, corporate and investment banking and research) (such services and businesses are collectively referred to in this Section 9.03 as “Activities”) and may engage in the Activities with or on behalf of one or more of the Loan Parties or their respective Affiliates. Furthermore, the Agent’s Group may, in undertaking the Activities, engage in trading in financial products or undertake other investment businesses for its own account or on behalf of others (including the Loan Parties and their Affiliates and including holding, for its own account or on behalf of others, equity, debt and similar positions in any of the Borrower, another Loan Party or their respective Affiliates), including trading in or holding long, short or derivative positions in securities, loans or other financial products of one or more of the Loan Parties or their Affiliates. Each Lender and each Issuer understands and agrees that in engaging in the Activities, the Agent’s Group may receive or otherwise obtain information concerning the Loan Parties or their Affiliates (including information concerning the ability of the Loan Parties to perform their respective Obligations hereunder and under the other Loan Documents) which information may not be available to any of the Lenders that are not members of the Agent’s Group. None of the Agent nor any member of the Agent’s Group shall have any duty to disclose to any Lender or use on behalf of the Lenders, and shall not be liable for the failure to so disclose or use, any information whatsoever about or derived from the Activities or otherwise (including any information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party or any Affiliate of any Loan Party) or to account for any revenue or profits obtained in connection with the Activities, except that the Agent shall deliver or otherwise make available to each Lender such documents as are expressly required by any Loan Document to be transmitted by the Agent to the Lenders.
(c)    Each Lender and each Issuer further understands that there may be situations where members of the Agent’s Group or their respective customers (including the Loan Parties and their Affiliates) either now have or may in the future have interests or take actions that may conflict with the interests of any one or more of the Lenders (including the interests of the Lenders hereunder and under the other Loan Documents). Each Lender and each Issuer agrees that no member of the Agent’s Group is or shall be required to restrict its activities as a result of the Person serving as Agent being a member of the Agent’s Group, and that each member of the Agent’s Group may undertake any Activities without further consultation with or notification to any Lender or any Issuer. None of (i) this Agreement or any other Loan Document, (ii) the receipt by the Agent’s Group of information concerning the Loan Parties or their Affiliates (including information concerning the ability of the Loan Parties to perform their respective Obligations hereunder and under the other Loan Documents) or (iii) any other matter shall give rise to any fiduciary, equitable or contractual duties (including without limitation any duty of trust or confidence) owing by the Agent or any member of the Agent’s Group to any Lender including any such duty that would prevent or restrict the Agent’s Group from acting on behalf of customers (including the Loan Parties or their Affiliates) or for its own account.
Section 9.04    Independent Credit Decisions. Each Lender and each Issuer acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuer also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. The Agent shall promptly provide the Lenders and Issuers with copies of all notices of default and other formal notices sent or received by the Agent in accordance with Section 10.02, any written notice relating to changes in the Borrower’s debt ratings received by the Agent from the Borrower or a ratings agency, any documents received by the Agent pursuant to Section 5.08 (except to the extent that the Borrower has furnished the same directly to the Lenders) and any other documents or notices received by the Agent with respect to this Agreement and requested in writing by any Lender.
Section 9.05    Indemnification. The Lenders severally agree to indemnify the Agent and each of its Affiliates, and each of their respective successors, assigns, directors, officers, employees, agents, controlling persons, members and advisors (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), in the proportion of their Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent or any of its Affiliates, or any of their respective directors, officers, employees, agents and advisors, in any way relating to or arising out of this Agreement, the other Loan Documents or the Second Successor Agency and Amendment Agreement or any action taken or omitted by the Agent under this Agreement, the other Loan Documents or the Second Successor Agency and Amendment Agreement, provided that no Lender shall be liable for any portion of any of the foregoing if determined by a court of competent jurisdiction in a final, non-appealable judgment to (i) have resulted from the gross negligence or willful misconduct of the Agent or such Affiliate, successor, assign, director, officer, employee, agent, controlling person, member or advisor, (ii) have been on account of a strictly internal or regulatory matter relating to the Agent (such as relating to legal lending limit violation by the Agent), or (iii) have been in connection with a breach of an agreement made by the Agent to a Lender under this Agreement. Without limitation of the foregoing, each Lender severally agrees to reimburse the Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) promptly upon demand for such Lender’s Pro Rata Share of any reasonable and documented out-of-pocket expenses (including fees and reasonable fees disbursements and other charges of counsel) incurred by the Agent in connection with the preparation, administration, or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement, the other Loan Documents or the Second Successor Agency and Amendment Agreement; provided, however, that no Lender shall be required to reimburse the Agent for any such expenses determined by a court of competent jurisdiction in a final, non-appealable judgment to have resulted primarily (i) from the Agent’s gross negligence or willful misconduct, or (ii) in connection with a breach of an agreement made by the Agent to a Lender under this Agreement. Each Lender shall severally indemnify the Agent, within 10 days after demand therefor, for (i) any Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Agent for such Taxes and without limiting the obligation of the Borrower to do so), (ii) any taxes, deductions or withholdings attributable to such Lender’s failure to comply with the provisions of Section 11.03 relating to the maintenance of a Participant Register and (iii) any taxes, deductions or withholdings excluded from the definition of “Taxes” attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such amounts were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this paragraph.
Section 9.06    Successor Agent. (a) The Agent may resign at any time by giving prior written notice thereof to the Lenders and the Borrower. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent, subject to Section 9.06(b). If no successor Agent has been appointed pursuant to the immediately preceding sentence by the thirtieth (30th) day after the date such notice of resignation was given by the retiring Agent, such Agent’s resignation shall nonetheless become effective and the Required Lenders shall thereafter perform all the duties of such Agent hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.
(b)    The appointment of any successor Agent that is not a Lender shall, as long as no Event of Default shall have occurred and be continuing, be subject to the prior written approval of the Borrower, which approval shall not be unreasonably withheld or delayed.
Section 9.07    Sharing of Payments, Etc. If any Lender shall obtain any payments (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in respect of any principal or interest on any of its Loans in excess of its Pro Rata Share of payments on account of the Loans of all Lenders, such Lender shall purchase from the other Lenders such participations in the Loans held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of the other Lenders, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each applicable Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (1) the amount of such Lender’s required repayment to (2) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 9.07 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.
Section 9.08    Withholding Tax Matters. (a) For purposes of this Section 9.08, the term “Lender” shall be deemed to include any Issuer. For purposes of this Section 9.08 and Section 10.04, the term “applicable law” shall be deemed to include FATCA.
(b)    Each Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, each Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in subsections (c), (d) and (f) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(c)    Without limiting the generality of subsection (b) above, each Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax.
(d)    Without limiting the generality of subsection (b) above, each Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:
(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) executed originals of IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(iv) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner.

(e)    Without limiting the generality of subsection (b) above, any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Agent to determine the withholding or deduction required to be made.

(f)    If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law, and at such time or times reasonably requested by the Borrower or the Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this subsection (f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g)    Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.

Section 9.09    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Joint Bookrunners or the Arranger listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Agent, a Lender or an Issuer hereunder.
Section 9.10    Releases of Guarantees and Liens. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Agent is hereby irrevocably authorized by each Secured Party, for itself and behalf of each of its Affiliates that may hereafter become a Secured Party (without requirement of notice to or consent of any Secured Party) to take any action reasonably requested by the Borrower (including, without limitation, authorizing and instructing any sub-agent or collateral service provider to take such action) having the effect of releasing any Collateral or guarantee obligations of the Guarantors (i) to the extent necessary to permit consummation of any transaction permitted by this Agreement or that has been consented to in accordance with Section 10.01 or (ii) under the circumstances described in paragraph (b) below.
(b)    At such time as the Loans, the Facility Letter of Credit Obligations and the other Obligations under the Loan Documents shall have been paid in full, the Commitments have been terminated, and no Facility Letters of Credit shall be outstanding or any outstanding Facility Letters of Credit shall have been cash collateralized or otherwise secured by a collateral arrangement satisfactory to the respective Issuers, the Agent is hereby authorized to release its security interest in all of the Collateral and terminate the Security Documents and all Obligations (other than those expressly stated to survive such termination) owing to the Agent and each Loan Party under the Security Documents; provided that, upon written request, and at the expense of, the Borrower, the Agent shall take any action reasonably requested by the Borrower (including, without limitation, authorizing and instructing any sub-agent or collateral service provider to take such action) having the effect of releasing the Collateral and the guarantee obligations of the Guarantors. Any release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

ARTICLE X
MISCELLANEOUS
Section 10.01    Amendments, Etc. (a) This Agreement, the other Loan Documents and any provision hereof or thereof may not be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan or any date for reimbursement of a Facility Letter of Credit Obligation, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or Facility Letter of Credit Obligation, in each case without the prior written consent of each Lender to which such Loan or Facility Letter of Credit Obligation is owing, (ii) increase or extend the Commitment or decrease or extend the date for payment of any fees of any Lender without the prior written consent of such Lender, (iii) amend or modify any provision requiring pro rata treatment of the Lenders, the provisions of Section 9.07, Section 11.01 or the provisions of this Section or release all or substantially all of the value of the guarantees provide by the Guarantors or all or substantially all of the Collateral, without the prior written consent of each Lender, (iv) waive, amend or modify any provision of Section 2.19 without the prior written consent of each Issuer or (v) reduce the percentage contained in the definition of the term “Required Lenders” without the prior written consent of each Lender (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Commitments on the date hereof); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent or any Issuer (in their respective capacities as such) hereunder or under any other Loan Document without the prior written consent of the Agent or such Issuer.
(b)    The Agent and the Borrower may amend any Loan Document to correct administrative errors or omissions, or to effect administrative changes that are not adverse to any Lender. Notwithstanding anything to the contrary contained herein, such amendment shall become effective without any further consent of any other party to such Loan Document.
Section 10.02    Notices, Etc. (a) All notices, demands, requests, consents and other communications provided for in this Agreement shall be given in writing, or by any telecommunication device capable of creating a written record (including electronic mail), and addressed to the party to be notified at its address for notices set forth on its signature page to this Agreement or in the case of any subsequent Lender, in its Administrative Questionnaire, or at such other address as shall be notified in writing (x) in the case of the Borrower and the Agent, to the other parties and (y) in the case of all other parties, to the Borrower and the Agent.
(b)    All notices, demands, requests, consents and other communications described in Section 10.02(a) shall be effective (i) if delivered by hand, including any overnight courier service, upon personal delivery, (ii) if delivered by mail, when deposited in the mails, (iii) if delivered by posting to an Approved Electronic Platform, an Internet website or a similar telecommunication device requiring that a user have prior access to such Approved Electronic Platform, website or other device (to the extent permitted by Section 10.02(d) to be delivered thereunder), when such notice, demand, request, consent and other communication shall have been made generally available on such Approved Electronic Platform, Internet website or similar device to the class of Person being notified (regardless of whether any such Person must accomplish, and whether or not any such Person shall have accomplished, any action prior to obtaining access to such items, including registration, disclosure of contact information, compliance with a standard user agreement or undertaking a duty of confidentiality) and such Person has been notified in respect of such posting that a communication has been posted to the Approved Electronic Platform, and (iv) if delivered by electronic mail or any other telecommunications device, when transmitted to an electronic mail address (or by another means of electronic delivery) as provided in Section 10.02(a); provided, however, that notices and communications to the Agent pursuant to Article II or Article IX shall not be effective until received by the Agent.

(c)    Notwithstanding Sections 10.02(a) and (b) (unless the Agent requests that the provisions of Sections 10.02(a) and (b) be followed) and any other provision in this Agreement or any other Loan Document providing for the delivery of any Approved Electronic Communication by any other means, the Borrower shall deliver all Approved Electronic Communications to the Agent by properly transmitting such Approved Electronic Communications in an electronic/soft medium in a format acceptable to the Agent to such electronic mail address (or similar means of electronic delivery) as the Agent may notify to the Borrower. Nothing in this clause (c) shall prejudice the right of the Agent or any Lender to deliver any Approved Electronic Communication to the Borrower in any manner authorized in this Agreement or to request that the Borrower effect delivery in such manner.
(d)    Each Lender, each Issuer and the Borrower agree that the Agent may, but shall not be obligated to, make the Approved Electronic Communications available to the Lenders and the Issuers by posting such Approved Electronic Communications on SyndTrak™, IntraLinks™ or a substantially similar electronic platform chosen by the Agent to be its electronic transmission system (the “Approved Electronic Platform”).
(e)    Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Agent from time to time (including, as of the Closing Date, a dual firewall and a User ID/Password Authorization System) and the Approved Electronic Platform is secured through a single-user-per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the Issuers and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each of the Lenders, the Issuers and the Borrower hereby approves distribution of the Approved Electronic Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.
(f)    THE APPROVED ELECTRONIC PLATFORM AND THE APPROVED ELECTRONIC COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. NONE OF THE AGENT NOR ANY OF ITS AFFILIATES WARRANT THE ACCURACY, ADEQUACY OR COMPLETENESS OF THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM AND EACH EXPRESSLY DISCLAIMS ANY LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT IN CONNECTION WITH THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM.
(g)    Each of the Lenders, the Issuers and the Borrower agrees that the Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Approved Electronic Communications on the Approved Electronic Platform in accordance with the Agent’s generally-applicable document retention procedures and policies.
Section 10.03    No Waiver. No failure or delay on the part of any Lender or the Agent or the Issuer in exercising any right, power, or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder. The making of a Loan or issuance, amendment or extension of a Facility Letter of Credit notwithstanding the existence of a Default or Event of Default shall not constitute any waiver or acquiescence of such Default or Event of Default, and the making of any Loan or issuance, amendment or extension of a Facility Letter of Credit notwithstanding any failure or inability to satisfy the conditions precedent to such Loan or issuance, amendment or extension of a Facility Letter of Credit shall not constitute any waiver or acquiescence with respect to such conditions precedent with respect to any subsequent Loans or subsequent issuance, amendment or extension of a Facility Letter of Credit. The rights and remedies provided herein are cumulative, and are not exclusive of any other rights, powers, privileges, or remedies, now or hereafter existing, at law, in equity or otherwise.
Section 10.04    Costs, Expenses, and Taxes. (a) The Borrower agrees to pay the Agent, the Arranger, the Lenders and the Issuers for all reasonable and documented out-of pocket costs (including, without limitation, reasonable fees, disbursements and other charges of counsel) in connection with the preparation, negotiation, execution, delivery, review, amendment, modification, waiver and administration of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated) and activities related thereto (such as, by way of example and not limitation, the Second Successor Agency and Amendment Agreement and any Servicing Arrangement). The Borrower also agrees to reimburse the Agent, the Lenders and the Issuers for any reasonable and documented out-of-pocket expenses (including, without limitation, fees, disbursement and other charges of counsel) of the Agent, the Lenders and the Issuers in connection with the collection of the Obligations and enforcement or protection of its rights in connection with the Loan Documents, including during any workout or restructuring in respect of the Loan Documents.
(b)    The Borrower shall pay any and all stamp, documentary, court, intangible, filing and similar taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, and recording of any of the Loan Documents and the other documents to be delivered under any such Loan Documents, and agrees to hold the Agent and each of the Lenders and Issuers harmless from and against any and all liabilities with respect to or resulting from any delay in paying or failing to pay such taxes and fees.
(c)    Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax from any such payment by any Loan Party or the Agent, then such Loan Party or the Agent, as applicable, shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law, and if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the Agent or any Lender or Issuer, as applicable, receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(d)    The Borrower shall indemnify the Agent, and each Lender and Issuer, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by the Agent or such Lender or Issuer, as applicable, or required to be withheld or deducted from a payment to the Agent or such Lender or Issuer, as applicable, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or Issuer (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender or Issuer, shall be conclusive absent manifest error.
(e)    If any party hereto determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 10.04 (including by the payment of additional amounts pursuant to this Section 10.04), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority), in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection (e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection (e) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(f)    This Section 10.04 shall survive termination of this Agreement.
Section 10.05    Integration. This Agreement (including the Borrower’s obligation to pay the fees as provided in Section 2.08(c) and in the Agent’s Fee Letter referred to therein), the Loan Documents, the Fee Letter, the Reimbursement Agreements and the Commitment Letter (to the extent surviving the effectiveness hereof as provided therein) contain the entire agreement between the parties relating to the subject matter hereof and supersede all oral statements and prior writings with respect thereto.
Section 10.06    Indemnity. (a) The Borrower agrees to indemnify the Agent, each Lender, each Issuer and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, the Second Successor Agency and Amendment Agreement and any agreement or instrument contemplated by any of the foregoing, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby (including the syndication of the Facility), (ii) the use of the proceeds of the Loans or issuance of Facility Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates), or (iv) any actual or alleged presence or release of hazardous materials on any property currently or formerly owned or operated by the Borrower or any of its Subsidiaries, or any violation of or liability under environmental, health or safety laws related in any way to the Borrower or its Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from (x) the gross negligence, willful misconduct or bad faith of such Indemnitee, or (y) a material breach by such Indemnitee of any funding obligation under this Agreement.
(b)    To the extent that the Borrower fails to pay any amount required to be paid by it to the Agent or any Issuer under Section 10.04 or 10.06(a), each Lender severally agrees to pay to the Agent or such Issuer, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent or such Issuer in its capacity as such.
(c)    To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Facility Letter of Credit or the use of the proceeds thereof.
(d)    The provisions of this Section 10.06 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Facility Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Agent or any Issuer. All amounts due under this Section 10.06 shall be payable on written demand therefor.
Section 10.07    CHOICE OF LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN FACILITY LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH FACILITY LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH FACILITY LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS MOST RECENTLY PUBLISHED AND IN EFFECT, ON THE DATE SUCH LETTER OF CREDIT WAS ISSUED, BY THE INTERNATIONAL CHAMBER OF COMMERCE (THE “UNIFORM CUSTOMS”) AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.
Section 10.08    Severability of Provisions. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.
Section 10.09    Counterparts. This Agreement may be executed in any number of counterparts and by the different parties to this Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic image shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 10.10    Headings. Article and Section headings in the Loan Documents are included in such Loan Documents for the convenience of reference only and shall not constitute a part of the applicable Loan Documents for any other purpose.
Section 10.11    CONSENT TO JURISDICTION. (a) THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO

THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE AGENT, ANY ISSUER OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(b)    THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS IN ANY NEW YORK STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT
(c)    THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN SUCH ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY LOAN DOCUMENT BY THE MAILING (BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID) OF COPIES OF SUCH PROCESS TO AN APPOINTED PROCESS AGENT OR THE BORROWER AT ITS ADDRESS SPECIFIED IN SECTION 10.02. THE BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING CONTAINED IN THIS SECTION 10.11 SHALL AFFECT THE RIGHT OF THE AGENT OR ANY LENDER OR ISSUER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER OR ANY OTHER LOAN PARTY IN ANY OTHER JURISDICTION.
Section 10.12    WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT, EACH ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL ACTION OR PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.
Section 10.13    Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

Section 10.14    No Fiduciary Duty. The relationship between the Borrower and the Issuers and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Issuer or Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent nor any Issuer or Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations. The Loan Parties acknowledge that the Agent, each Lender and their respective Affiliates may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their respective affiliates.
Section 10.15    Confidentiality. (a) Each of the Agent, the Issuers and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ officers, directors, employees and agents, including accountants, legal counsel and other advisors, and any administration or settlement service providers (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (v) subject to an agreement containing provisions substantially the same as those of this Section 10.15, to (x) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents or (y) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any Subsidiary or any of their respective obligations, (vi) with the consent of the Borrower or (vii) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.15. For the purposes of this Section, “Information” shall mean all information received from the Borrower and related to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that was available to the Agent, any Issuer or any Lender on a nonconfidential basis prior to its disclosure by the Borrower; provided that, in the case of Information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.15 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord its own confidential information.
(b)     The Borrower hereby agrees, unless directed otherwise by the Agent or unless the electronic mail address referred in this Section 10.15(b) has not been provided by the Agent to the Borrower, that it will, or will cause its Subsidiaries to, provide to the Agent all information, documents and other materials that it is obligated to furnish to the Agent pursuant to the Loan Documents or to the Lenders under Article 5, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) is or relates to a notice requesting a Borrowing pursuant to Section 2.03, a notice pursuant to Section 2.05 or a notice requesting the issuance, amendment, extension or renewal of a Letter of Credit pursuant to Section 2.19, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default under this Agreement or any other Loan Document or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Agent to an electronic mail address as directed by the Agent. In addition, the Borrower agrees, and agrees to cause its Subsidiaries, to continue to provide the Communications to the Agent or the

Lenders, as the case may be, in the manner specified in the Loan Documents but only to the extent requested by the Agent.
(c)     The Borrower hereby acknowledges that (i) the Agent will make available to the Lenders and the Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials to the Approved Electronic Platform and (ii) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.15); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Approved Electronic Platform designated as “Public Investor;” and (z) the Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, the following Borrower Materials shall be marked “PUBLIC”, unless the Borrower notifies the Agent promptly that any such document contains material non-public information: (1) the Loan Documents and (2) notification of changes in the terms of the Facilities. Notwithstanding anything in this Agreement to the contrary, the Borrower hereby acknowledges and agrees that all financial statements and certificates furnished pursuant to Sections 3.01(13), 5.08(1), 5.08(2), 5.08(4) and 5.08(6) are hereby deemed suitable for distribution, and shall be made available, to the Lender Parties as if the same had been marked “PUBLIC” in accordance with this Section 10.15.
(d)     Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Approved Electronic Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Approved Electronic Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.
Section 10.16     USA Patriot Act Notification. Each Lender, Issuer and the Agent (for itself and not on behalf of any Lender or Issuer) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender, Issuer or the Agent, as applicable, to identify the Borrower in accordance with the USA PATRIOT Act.
Section 10.17    Register. The Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and Facility Letter of Credit Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agent, the Issuers and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the

Borrower, the Issuers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
Section 10.18    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the no party hereto shall assert, and each such party hereby waives, any claim against all other parties hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof and any Facility Letter of Credit and the use thereof.

ARTICLE XI
BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
Section 11.01    Successors and Assigns. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuer that issues any Facility Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder or under the other Loan Documents without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder or under the other Loan Documents except in accordance with this Article XI. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuer that issues any Facility Letter of Credit) and Participants (to the extent provided in Section 11.03)) any legal or equitable right, remedy or claim under or by reason of this Agreement.
Section 11.02    Assignments.
(a)    Subject to the conditions set forth in Section 11.02(b), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans at the time owing to it); provided that the written consents (which consents shall not be unreasonably withheld or delayed) of the Agent, each Issuer and (unless an Event of Default has occurred and is continuing) the Borrower shall be required prior to an assignment becoming effective with respect to an assignee which, prior to such assignment, is not a Lender, an Affiliate of a Lender or an Approved Fund; provided, further, that consent of the Borrower shall be deemed to have been given if the Borrower has not responded within five (5) Business Days of a request for such consent.
(b)    Assignments shall be subject to the following additional conditions:
(i)    each assignment shall be in an integral multiple of $2,500,000 (provided that simultaneous assignments by two or more Approved Funds shall be combined for purposes of determining whether the minimum assignment requirement is met) or, if less, the entire remaining amount of such assigning Lender’s Commitments and Loans,

(ii)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement,
(iii)    the parties to each assignment shall (A) execute and deliver to the Agent an Assignment and Assumption (“Assignment and Assumption”) in substantially the form of Exhibit E hereto via an electronic settlement system acceptable to the Agent or (B) if previously agreed with the Agent, manually execute and deliver to the Agent an Assignment and Assumption, in each case together with a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Agent);
(iv)    the assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire and all applicable tax forms;
(v)    any Lender that assigns its Commitments, in whole or in part, shall assign a corresponding percentage of its Facility Letter of Credit Sublimit to the same assignee; and
(vi)    no assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).
(c)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 11.02(b)(iii), if applicable, any written consent to such assignment required by Section 11.02(a) and any applicable tax forms, the Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
Section 11.03    Participations. Any Lender may, without the consent of the Borrower, the Agent or any Issuer, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any applicable Note for all purposes under the Loan Documents, (iv) all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold participating interests and (v) the Borrower, the Agent, the Issuer and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) forgives principal, interest or fees (other than Agent’s fees) or reduces the interest rate (other than Agent’s fees) of such Lender, in each case with respect to Loans or other Obligations in which such Participant has an interest, (2) increases or extends the Commitments in which such Participant has an interest, (3) postpones the final maturity of the Facility or any date fixed for any regularly scheduled payment of principal of, or interest or fees (other than Agent’s fees) or (4) releases all or substantially all of the value of the guarantees provided by the Guarantors or all or substantially all of the Collateral. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.
Section 11.04    Pledge to Federal Reserve Bank. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender to a Federal Reserve Bank, and this Article shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
Section 11.05    Intercreditor Agreement. Each of the Lenders and the other Secured Parties (a) acknowledges that it has received a copy of the Intercreditor Agreement, (b) consents to the terms of the Intercreditor Agreement, (c) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and (d) authorizes and instructs the Agent to enter into the Intercreditor Agreement (including any and all amendments, amendments and restatements, modifications, supplements and acknowledgements thereto permitted hereby) from time to time as Agent and on behalf of such Person, and by its acceptance of the benefits of the Security Documents, hereby acknowledges and agrees to be bound by such provisions. Notwithstanding anything herein to the contrary, each Lender, each Issuer and the Agent acknowledge that the Lien and security interest granted to the Agent pursuant to the Security Documents and the exercise of any right or remedy by the Agent thereunder are subject to the provisions of the Intercreditor Agreement. In the event of a conflict or any inconsistency between the terms of the Intercreditor Agreement and the Security Documents, the terms of the Intercreditor Agreement shall prevail.
[remainder of page intentionally left blank; signature pages follow]

[Signature Page to Second Amended and Restated Credit Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written.

BEAZER HOMES USA, INC.
By: /s/ Robert L. Salomon
Name: Robert L. Salomon Title: Executive Vice President

Address for Notices for all Loan Parties

1000 Abernathy Road
Suite 260
Atlanta, Georgia 30328
Attention: President
Tel: (770) 829-3700
Fax: (770) 481-0431

APRIL CORPORATION
BEAZER ALLIED COMPANIES HOLDINGS, INC.
BEAZER GENERAL SERVICES, INC.
BEAZER HOMES CORP.
BEAZER HOMES HOLDINGS CORP.
BEAZER HOMES INDIANA HOLDINGS CORP.
BEAZER HOMES SALES, INC.
BEAZER HOMES TEXAS HOLDINGS, INC.
BEAZER REALTY, INC.
BEAZER REALTY CORP.
BEAZER REALTY LOS ANGELES, INC.
BEAZER REALTY SACRAMENTO, INC.
BEAZER/SQUIRES REALTY, INC.
HOMEBUILDERS TITLE SERVICES, INC.
HOMEBUILDERS TITLE SERVICES OF VIRGINIA, INC.

By: /s/ Robert L. Salomon
Name: Robert L. Salomon Title: Executive Vice President

BEAZER MORTGAGE CORPORATION

By: /s/ Robert L. Salomon
Name: Robert L. Salomon Title: Executive Vice President

ARDEN PARK VENTURES, LLC BEAZER CLARKSBURG, LLC BEAZER COMMERCIAL HOLDINGS, LLC BEAZER HOMES INVESTMENTS, LLC BEAZER HOMES MICHIGAN, LLC DOVE BARRINGTON DEVELOPMENT LLC ELYSIAN HEIGHTS POTOMIA, LLC
By: BEAZER HOMES CORP., its Sole Member

By: /s/ Robert L. Salomon
Name: Robert L. Salomon Title: Executive Vice President

BEAZER SPE, LLC

By: BEAZER HOMES HOLDING, CORP., its Sole Member

By: /s/ Robert L. Salomon
Name: Robert L. Salomon Title: Executive Vice President

BEAZER HOMES INDIANA LLP

By: BEAZER HOMES INVESTMENTS, LLC, its Managing Partner

By: BEAZER HOMES CORP., its Sole Member

By: /s/ Robert L. Salomon
Name: Robert L. Salomon Title: Executive Vice President

BEAZER HOMES TEXAS, L.P.
By: BEAZER HOMES TEXAS HOLDINGS, INC., its General Partner

By: /s/ Robert L. Salomon
Name: Robert L. Salomon Title: Executive Vice President

BEAZER REALTY SERVICES, LLC
By: BEAZER HOMES INVESTMENTS LLC, its Sole Member

By: BEAZER HOMES CORP., its Sole Member

By: /s/ Robert L. Salomon
Name: Robert L. Salomon Title: Executive Vice President

PARAGON TITLE, LLC

By: BEAZER HOMES INVESTMENTS, LLC, its Sole Member

By: BEAZER HOMES CORP., its Sole Member

By: /s/ Robert L. Salomon
Name: Robert L. Salomon Title: Executive Vice President

TRINITY HOMES, LLC

By: BEAZER HOMES INVESTMENTS, LLC, a Member

By: BEAZER HOMES CORP., its Sole Member

By: /s/ Robert L. Salomon
Name: Robert L. Salomon Title: Executive Vice President

BH BUILDING PRODUCTS, LP

By: BH PROCUREMENT SERVICES, LLC, its General Partner

By: BEAZER HOMES TEXAS, L.P., its Sole Member

By: BEAZER HOMES TEXAS HOLDINGS, INC. its General Partner

By: /s/ Robert L. Salomon
Name: Robert L. Salomon Title: Executive Vice President

BH PROCUREMENT SERVICES, LLC

By: BEAZER HOMES TEXAS, L.P., its Sole Member

By: BEAZER HOMES TEXAS HOLDINGS, INC., its General Partner
By: /s/ Robert L. Salomon
Name: Robert L. Salomon Title: Executive Vice President
CLARKSBURG ARORA LLC

By: BEAZER CLARKSBURG, LLC, its Sole Member

By: BEAZER HOMES CORP., its Sole Member

By: /s/ Robert L. Salomon
Name: Robert L. Salomon Title: Executive Vice President

CLARKSBURG SKYLARK, LLC

By: CLARKSBURG ARORA LLC, its Sole Member

By: BEAZER CLARKSBURG, LLC, its Sole Member

By: BEAZER HOMES CORP., its Sole Member

By: /s/ Robert L. Salomon
Name: Robert L. Salomon Title: Executive Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent, Lender and Issuer

By:
Name: Title:

[LENDER/ISSUER] as Lender and Issuer

By:
Name: Title:

[LENDER] as Lender

By:
Name: Title:

[ISSUER] as Issuer

By:
Name: Title:

ANNEX II
TO AMENDMENT

LOCAL COUNSEL

1.	Hunton & Williams LLP, Tennessee counsel to Beazer Homes Corp., a Tennessee corporation